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                                                                   Exhibit 10.10

                        $15,500,000 US REVOLVING FACILITY
                     $4,000,000 CANADIAN REVOLVING FACILITY
                            $14,000,000 US TERM LOAN
                          $6,500,000 CANADIAN TERM LOAN

               REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT

                                      AMONG

                             CORRPRO COMPANIES, INC
                                   CCFC, INC.
                            OCEAN CITY RESEARCH CORP.
                          CORRPRO INTERNATIONAL, INC.,
                                 AS US BORROWER,

                        COMMONWEALTH SEAGER HOLDINGS LTD.
                              CORRPRO CANADA, INC.
                             BORZA INSPECTIONS LTD.
                              AS CANADIAN BORROWER,

                           CAPITAL SOURCE FINANCE, LLC
                            AS AGENT AND A US LENDER

                                CSE FINANCE, INC.
                              AS A CANADIAN LENDER

                                       AND

          THE OTHER US LENDERS AND CANADIAN LENDERS SIGNATORIES HERETO

                                   DATED AS OF
                                 MARCH 30, 2004

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
I.       DEFINITIONS.............................................................................................     2

II.      LOANS; PAYMENTS; INTEREST; AND COLLATERAL..............................................................      2

         2.1      The Revolving Facilities......................................................................      2

         2.2      The Revolving Notes; Maturity.................................................................      4

         2.3      Interest on the Revolving Notes...............................................................      4

         2.4      Revolving Facility Disbursements; Requirement to Deliver Borrowing Certificate................      5

         2.5      Standby Letters of Credit.....................................................................      6

         2.6      Term Loans; Term Notes........................................................................     10

         2.7      Interest on Term Loans........................................................................     11

         2.8      Scheduled Repayment of the Term Loans; Maturity...............................................     11

         2.9      Promise to Pay; Manner of Payment.............................................................     12

         2.10     Repayment of Excess Revolving Advances........................................................     12

         2.11     Voluntary and Mandatory Prepayments...........................................................     13

         2.12     Payments by Agent.............................................................................     15

         2.13     Grant of Security Interest; Collateral........................................................     16

         2.14     Collateral Administration.....................................................................     18

         2.15     Power of Attorney.............................................................................     20

         2.16     Collections; Repayment; Borrowing and Lockbox.................................................     20

         2.17     Notes.........................................................................................     23

         2.18     Replacement of Lost Notes.....................................................................     23

         2.19     Reallocation of Commitments...................................................................     23

         2.20     Discretionary Bulge Commitment................................................................     23

         2.21     Several Obligations...........................................................................     24

         2.22     Credit Party Representation; Reliance.........................................................     24

III.     FEES AND OTHER CHARGES.................................................................................     25

         3.1      Commitment Fee................................................................................     25

         3.2      Unused Line Fees..............................................................................     25

         3.3      Collateral Management Fee.....................................................................     25

         3.4      Yield Maintenance Fee.........................................................................     26

         3.5      Standby Letter of Credit Fees.................................................................     26

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

         3.6      Computation of Fees; Lawful Limits............................................................     27

         3.7      Default Rate of Interest......................................................................     28

         3.8      Acknowledgement of Joint and Several Liability................................................     28

IV.      CONDITIONS PRECEDENT...................................................................................     29

         4.1      Conditions to Initial Advance, Funding the Term Loans and Closing.............................     29

         4.2      Conditions to Each Revolving Advance and Funding of the Term Loans............................     33

V.       REPRESENTATIONS AND WARRANTIES.........................................................................     34

         5.1      Organization and Authority....................................................................     34

         5.2      Loan Documents and Related Documents..........................................................     34

         5.3      Subsidiaries, Capitalization and Ownership Interests..........................................     35

         5.4      Properties....................................................................................     35

         5.5      Other Agreements..............................................................................     36

         5.6      Litigation....................................................................................     36

         5.7      Hazardous Materials...........................................................................     37

         5.8      Tax Returns; Governmental Reports.............................................................     37

         5.9      Financial Statements and Reports..............................................................     37

         5.10     Compliance with Law; Business.................................................................     37

         5.11     Intellectual Property.........................................................................     39

         5.12     Permits; Labor................................................................................     39

         5.13     No Default; Solvency..........................................................................     40

         5.14     Disclosure....................................................................................     40

         5.15     Existing Indebtedness; Investments, Guarantees and Certain Contracts..........................     40

         5.16     Affiliated Agreements.........................................................................     41

         5.17     Insurance.....................................................................................     41

         5.18     Foreign Assets Control Regulations and Anti-Money Laundering..................................     41

         5.19     Names; Location of Offices, Records and Collateral; Deposit Accounts and Investment
                  Property......................................................................................     41

         5.20     Non-Subordination.............................................................................     42

         5.21     Legal Investments; Use of Proceeds; Tax Regulations...........................................     42

         5.22     Broker's or Finder's Commissions..............................................................     42

         5.23     Survival......................................................................................     43

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
VI.      AFFIRMATIVE COVENANTS..................................................................................     43

         6.1      Financial Statements, Reports and Other Information...........................................     43

         6.2      Payment of Obligations........................................................................     46

         6.3      Conduct of Business and Maintenance of Existence and Assets...................................     47

         6.4      Compliance with Legal and Other Obligations...................................................     47

         6.5      Insurance.....................................................................................     47

         6.6      True Books....................................................................................     48

         6.7      Inspection; Periodic Audits...................................................................     48

         6.8      Further Assurances; Post Closing..............................................................     48

         6.9      Payment of Indebtedness.......................................................................     49

         6.10     Lien Searches.................................................................................     49

         6.11     Use of Proceeds...............................................................................     50

         6.12     Collateral Documents; Security Interest in Collateral.........................................     50

         6.13     Taxes and Other Charges.......................................................................     52

         6.14     Future Leases; Future Real Estate.............................................................     53

         6.15     Canadian Pension Plans and Benefit Plans......................................................     53

VII.     NEGATIVE COVENANTS.....................................................................................     54

         7.1      Financial Covenants...........................................................................     54

         7.2      Indebtedness..................................................................................     55

         7.3      Liens.........................................................................................     57

         7.4      Investments; Investment Property; New Facilities or Collateral; Subsidiaries..................     58

         7.5      Dividends; Redemptions; Equity................................................................     59

         7.6      Transactions with Affiliates..................................................................     60

         7.7      Charter Documents; Fiscal Year; Use of Proceeds; Insurance Policies; Disposition of
                  Collateral; Taxes; Trade Names................................................................     60

         7.8      Transfer of Assets............................................................................     61

         7.9      Contingent Obligations........................................................................     62

         7.10     Truth of Statements...........................................................................     62

         7.11     Payment on Debt...............................................................................     62

         7.12     Modifications of Agreements...................................................................     63

         7.13     Intellectual Property.........................................................................     63

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
         7.14     Certain Agreements............................................................................     63

         7.15     Applications under CCAA.......................................................................     64

VIII.    EVENTS OF DEFAULT......................................................................................     64

         8.1      Certain Agreements............................................................................     64

IX.      RIGHTS AND REMEDIES AFTER DEFAULT......................................................................     67

         9.1      Rights and Remedies...........................................................................     67

         9.2      Application of Proceeds.......................................................................     70

         9.3      Rights to Appoint Receiver....................................................................     71

         9.4      Blocked Accounts..............................................................................     71

         9.5      Rights and Remedies not Exclusive.............................................................     71

X.       WAIVERS AND JUDICIAL PROCEEDINGS.......................................................................     72

         10.1     Waivers.......................................................................................     72

         10.2     Delay; No Waiver of Defaults..................................................................     72

         10.3     Jury Waiver...................................................................................     72

         10.4     Amendment and Waivers.........................................................................     73

XI.      EFFECTIVE DATE AND TERMINATION.........................................................................     74

         11.1     Effectiveness and Termination.................................................................     74

         11.2     Survival......................................................................................     74

XII.     AGENCY PROVISIONS......................................................................................     74

         12.1     Agent.........................................................................................     75

         12.2     US Agent and Canadian Agent...................................................................     80

         12.3     Set-off and Sharing of Payments...............................................................     80

         12.4     Disbursement of Funds.........................................................................     81

         12.5     Settlements; Payments and Information.........................................................     81

         12.6     Dissemination of Information..................................................................     83

         12.7     Consents......................................................................................     83

XIII.    MISCELLANEOUS..........................................................................................     84

         13.1     Governing Law; Jurisdiction; Service of Process; Venue........................................     84

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
         13.2     Successors and Assigns; Assignments and Participations........................................     84

         13.3     Application of Payments.......................................................................     87

         13.4     Indemnity.....................................................................................     88

         13.5     Notice........................................................................................     89

         13.6     Severability; Captions; Counterparts; Facsimile Signatures....................................     89

         13.7     Expenses......................................................................................     89

         13.8     Entire Agreement..............................................................................     90

         13.9     Approvals and Duties..........................................................................     91

         13.10    Confidentiality and Publicity.................................................................     91

         13.11    Release of Collateral.........................................................................     93

         13.12    No Consequential Damages......................................................................     93

         13.13    Conflict......................................................................................     93

         13.14    Replacement of Lenders........................................................................     93

XIV.     GUARANTY...............................................................................................     94

         14.1     Guaranty......................................................................................     94

         14.2     Guaranty Absolute.............................................................................     94

         14.3     Waiver........................................................................................     95

         14.4     Continuing Guaranty; Assignments..............................................................     95

         14.5     Subrogation...................................................................................     96

         14.6     Canadian Guarantors...........................................................................     96

               REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT

         THIS REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT (this "AGREEMENT"), dated as of March 30, 2004, is entered into by and among CORRPRO COMPANIES, INC., an Ohio corporation ("PARENT"), CCFC, INC., a Nevada corporation, OCEAN CITY RESEARCH CORP., a New Jersey corporation and CORRPRO INTERNATIONAL, INC., a Delaware corporation (together, "US BORROWER"); COMMONWEALTH SEAGER HOLDINGS LTD., a corporation amalgamated under the laws of the Province of Alberta, Canada and a Foreign Wholly-Owned Subsidiary of Parent, CORRPRO CANADA, INC., a corporation amalgamated under the laws of the Province of Alberta, Canada and BORZA INSPECTIONS LTD., a corporation amalgamated under the laws of the Province of Alberta, Canada (together, "CANADIAN BORROWER") (US Borrower and Canadian Borrower sometimes hereinafter are referred to individually as a "BORROWER" and collectively as "BORROWERS"); CAPITALSOURCE FINANCE LLC, a Delaware limited liability company (in its individual capacity, "CAPITALSOURCE"), as administrative, payment and collateral agent for the Lenders (CapitalSource, in such capacities, "AGENT"); and the LENDERS from time to time parties hereto.

         WHEREAS, the Credit Parties have requested that Lenders make available to (a) US Borrower (i) a revolving credit facility (the "US REVOLVING FACILITY") in a maximum principal amount at any time outstanding of up to the US Revolving Facility Maximum Amount in effect from time to time, the amount of which, initially, shall be Fifteen Million Five Hundred Thousand Dollars ($15,500,000), and (ii) a term loan in an aggregate original principal amount of Fourteen Million Dollars ($14,000,000), and (b) Canadian Borrower (i) a revolving credit facility (the "CANADIAN REVOLVING FACILITY") in a maximum principal amount at any time outstanding of up to the Canadian Revolving Facility Maximum Amount in effect from time to time, the amount of which, initially, shall be Four Million Dollars ($4,000,000), and (ii) a term loan in an aggregate original principal amount of Six Million Five Hundred Thousand Dollars ($6,500,000), the proceeds of each of which shall be used by the Borrowers, each a service provider, to refinance existing indebtedness incurred in the purchase or generation of receivables and thereafter for the purchase or generation of receivables; and

         WHEREAS, Lenders are willing to make the Revolving Facilities and the Term Loans available to Borrowers upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt, sufficiency and adequacy of which hereby are acknowledged, the Credit Parties, Agent and Lenders hereby agree as follows:

I.       DEFINITIONS

         For purposes of the Loan Documents and all Annexes thereto, in addition to the definitions above and elsewhere in this Agreement or the other Loan Documents, the terms listed in Annex I and Appendix A hereto shall have the meanings assigned to such terms in Annex I and Appendix A, respectively, which are incorporated herein and made a part hereof. All capitalized terms used which are not specifically defined shall have meanings provided in Article 9 of the UCC or the PPSA, as the context may dictate or require, in each case as in effect on the date hereof to the extent the same are used or defined therein. Unless otherwise specified herein or in Appendix A, this Agreement and any agreement or contract referred to herein or in Appendix A shall mean such agreement or contract as modified, amended or supplemented from time to time, subject to any applicable restrictions. Unless otherwise specified, as used in the Loan Documents or in any certificate, report, instrument or other document made or delivered pursuant to any of the Loan Documents, all accounting terms not defined in Appendix A or elsewhere in this Agreement shall have the meanings assigned to such terms in and shall be interpreted in accordance with GAAP as in effect from time to time; provided that, if any change in GAAP results in a change in the calculation of the financial covenants or interpretation of the related provisions of this Agreement or any other Loan Document, then the Credit Parties and Agent agree to amend such provisions of this Agreement so as to equitably reflect such changes in GAAP with the desired result that the criteria for evaluating the Credit Parties' financial condition shall be the same after such change in GAAP as if such change had not been made. All dollars referred to in this Agreement shall be U.S. Dollars unless otherwise expressly stated.

II.      LOANS; PAYMENTS; INTEREST; AND COLLATERAL

         2.1      THE REVOLVING FACILITIES

         (a) Subject to the provisions of this Agreement, each US Revolving Lender agrees to make available its Pro Rata Share of US Revolving Advances to US Borrower under the US Revolving Facility from time to time during the Term; provided, that (i) the Pro Rata Share of the US Revolving Advances of any US Revolving Lender shall not at any time exceed its separate Commitment under the US Revolving Facility, and (ii) the aggregate amount of all US Revolving Advances at any time outstanding under the US Revolving Facility shall not exceed the US Revolving Facility Maximum Amount then in effect. The "US REVOLVING FACILITY MAXIMUM AMOUNT" at any time shall be equal to the lesser of:

                           (x) the value, in U.S. Dollars, of eighty-five percent (85%) of US Borrower's Eligible Receivables in the US Borrowing Base, minus (i) amounts reserved pursuant to this Agreement and (ii) the undrawn face amount of US Standby Letters of Credit to the extent they have not been cash collaterilized, plus the Additional Amount (such calculated amount being referred to herein as the "US AVAILABILITY"); and

                           (y)      the US Revolving Facility Cap then in
                                    effect.

The obligations of US Revolving Lenders under the US Revolving Facility shall be several, and not joint or joint and several, up to the amount of the Commitments under the US Revolving Facility. The US Revolving Facility is a revolving credit facility which may be drawn, repaid and redrawn from time to time as permitted under this Agreement. Any determination as to whether there is US Availability within the US Borrowing Base for requested US Revolving Advances shall be made by Agent in its Permitted Discretion and is final and binding upon US Borrower. Unless otherwise permitted by Agent, each US Revolving Advance shall be in an amount of at least One Hundred Thousand Dollars ($100,000). Subject to the provisions of this Agreement, US Borrower may request US Revolving Advances up to and including, and to the extent the aggregate outstanding principal amount thereof does not exceed, the US Revolving Facility Maximum Amount in effect from time to time. US Revolving Advances under the US Revolving Facility may automatically be made for the payment of interest on the US Term Loan, the US Revolving Facility and other US Obligations on the date when due to the extent available and as provided for herein if such US Obligations are not directly paid by the US Borrower when due. No Credit Party may at any time increase, reduce or otherwise adjust the US Revolving Facility Cap without the prior written consent of Agent and US Requisite Lenders. Agent shall have the right to establish and readjust from time to time, in its Permitted Discretion, reserves against the US Borrowing Base, which reserves shall have the effect of reducing the amounts otherwise eligible to be disbursed to US Borrower under the US Revolving Facility pursuant to this Agreement and, commencing September 30, 2004, in the event that and for so long as the obligations of Parent under the letter from Parent to National Westminster Bank PLC dated February 25, 2003 are not terminated in form and substance satisfactory to Agent in its Permitted Discretion, Agent shall establish a reserve against US Availability equal to the liabilities of Parent and its subsidiaries under the Facilities referred to in such letter, as determined from time to time by Agent in its Permitted Discretion.

         (b) Subject to the provisions of this Agreement, each Canadian Revolving Lender agrees to make available its Pro Rata Share of Canadian Revolving Advances to Canadian Borrower under the Canadian Revolving Facility from time to time during the Term; provided, that (i) the Pro Rata Share of the Canadian Revolving Advances of any Canadian Revolving Lender shall not at any time exceed its separate Commitment under the Canadian Revolving Facility, and
(ii) the aggregate amount of all Canadian Revolving Advances at any time outstanding under the Canadian Revolving Facility shall not exceed the Canadian Revolving Facility Maximum Amount then in effect. The "CANADIAN REVOLVING FACILITY MAXIMUM AMOUNT" at any time shall be equal to the lesser of:

                           (x) the value in U.S. Dollars of eighty-five percent (85%) of Canadian Borrower's Eligible Receivables in the Canadian Borrowing Base, minus (i) amounts reserved pursuant to this Agreement and (ii) the undrawn face amount of Canadian Standby Letters of Credit to the extent they have not been cash collaterilized (such calculated amount being referred to herein as the "CANADIAN AVAILABILITY"); and

                           (y) the Canadian Revolving Facility Cap then in effect.

The obligations of Canadian Revolving Lenders under the Canadian Revolving Facility shall be several, and not joint or joint and several, up to the amount of the Commitments under the Canadian Revolving Facility. The Canadian Revolving Facility is a revolving credit facility which may be drawn, repaid and redrawn from time to time as permitted under this Agreement. Any determination as to whether there is Canadian Availability within the Canadian Borrowing Base for requested Canadian Revolving Advances shall be made by Agent in its Permitted Discretion and is final and binding upon Canadian Borrower. Unless otherwise permitted by Agent, each Canadian Revolving Advance shall be in an amount of at least Fifty Thousand Dollars ($50,000). Subject to the provisions of this Agreement, Canadian Borrower may request Canadian Revolving Advances up to and including, and to the extent the aggregate outstanding principal amount thereof does not exceed, the Canadian Revolving Facility Maximum Amount in effect from time to time. Canadian Revolving Advances under the Canadian Revolving Facility may automatically be made for the payment of interest on the Canadian Term Loan, the Canadian Revolving Facility, and other Canadian Obligations on the date when due to the extent available and as provided for herein if such Canadian Obligations are not directly paid by Canadian Borrower when due. No Credit Party may at any time increase, reduce or otherwise adjust the Canadian Revolving Facility Cap without the prior written consent of Agent and Canadian Requisite Lenders. Agent shall have the right to establish and readjust from time to time, in its Permitted Discretion, reserves against the Canadian Borrowing Base, which reserves shall have the effect of reducing the amounts otherwise eligible to be disbursed to Canadian Borrower under the Canadian Revolving Facility pursuant to this Agreement.

         2.2      THE REVOLVING NOTES; MATURITY

                  (a) All Revolving Advances under the Revolving Facilities shall be evidenced by the Revolving Notes, payable to the order of each Revolving Lender in the principal amount of the Commitment of such Revolving Lender under the Revolving Facilities, duly executed and delivered by US Borrower or Canadian Borrower, as applicable. The US Revolving Notes shall evidence the aggregate Indebtedness of US Borrowers to US Revolving Lenders resulting from US Revolving Advances under the US Revolving Facilities from time to time. The Canadian Revolving Notes shall evidence the aggregate Indebtedness of Canadian Borrowers to Canadian Revolving Lenders resulting from Canadian Revolving Advances under the Canadian Revolving Facilities from time to time. Each Revolving Lender hereby is authorized, but is not obligated, to enter the amount of such Revolving Lender's Pro Rata Share of each Revolving Advance under either Revolving Facility, and the amount of each payment or prepayment of principal or interest thereon in the appropriate spaces on the reverse of or on an attachment to such Revolving Lender's Revolving Note(s). Agent will account to Borrowers monthly with a statement of Revolving Advances under each Revolving Facility, and any charges and payments made pursuant to this Agreement, and in the absence of manifest error, such accounting rendered by Agent shall be deemed final, binding and conclusive unless Agent is notified by Borrowers in writing to the contrary within fifteen (15) calendar days of Receipt of each accounting, which notice shall be deemed an objection only to items specifically objected to therein.

                  (b) All amounts outstanding under the Revolving Notes and all other Obligations under the Revolving Facilities shall be due and payable in full, if not earlier in accordance with this Agreement, on the Maturity Date.

         2.3      INTEREST ON THE REVOLVING NOTES

                  Subject to Section 3.7, Interest on outstanding Revolving Advances under the Revolving Notes shall be payable monthly in arrears on the first day of each calendar month commencing May 1, 2004 at an annual rate equal to the Prime Rate plus one and three-quarters percent (1.75%) calculated on the basis of a 360-day year and for the actual number of calendar days elapsed in each interest calculation period. Interest accrued on each Revolving Advance under the Revolving Notes shall be due and payable on the first day of each calendar month, in accordance with the procedures provided for in Section 2.9, commencing May 1, 2004 and continuing until the later of the expiration of the Term and the full performance and indefeasible payment in full in cash of the Obligations and termination of this Agreement.

         2.4 REVOLVING FACILITY DISBURSEMENTS; REQUIREMENT TO DELIVER BORROWING CERTIFICATE

                  (a) So long as no Default or Event of Default shall have occurred and be continuing, US Borrower may give Agent irrevocable written notice requesting a US Revolving Advance under the US Revolving Facility by delivering to Agent not later than 12:00 noon (New York City time) at least one
(1) but not more than four (4) Business Days before the proposed Business Day on which such requested US Revolving Advance is to be made (the "US REVOLVING ADVANCE BORROWING DATE"), a completed Borrowing Certificate requesting such US Revolving Advance accompanied by relevant supporting documentation set forth in the most recent Monthly Borrowing Certificate (as adjusted pursuant to Section 2.14(d)) satisfactory to Agent in its Permitted Discretion, which shall (a) specify the proposed US Revolving Advance Borrowing Date of such US Revolving Advance, (b) specify the principal amount of such requested US Revolving Advance, (c) certify the matters contained in Section 4.2 and, to the extent applicable, provide calculations evidencing satisfaction of the conditions set forth in Section 4.2 and (d) specify the other items and information required in each Borrowing Certificate; provided, however, that with respect to any such Borrowing Certificate provided by US Borrowers to Agent during a month, US Borrowers shall not be required to update the calculation of Eligible Receivables set forth in the Borrowing Certificate provided by US Borrowers to Agent at the beginning of such month unless Agent so requests in its Permitted Discretion. On each US Revolving Advance Borrowing Date, US Borrower irrevocably authorizes Agent and Lenders to disburse the proceeds of the requested US Revolving Advance to the applicable account(s) of US Borrower specified in the applicable Borrowing Certificate, each of which accounts shall constitute one or more of the accounts set forth on Schedule 2.4 that is the subject of a Bank Agency Agreement (as such Schedule 2.4 may be supplemented or otherwise updated from time to time by written notice by US Borrower to Agent), in all cases for credit to US Borrower via Federal funds wire transfer no later than 3:00 p.m. (New York City time). Notwithstanding anything to the contrary in this Agreement, Agent and Lenders shall be entitled to rely upon the authority of any authorized officer of US Borrower for communications with and instructions from US Borrower until Agent has actually received written notice from US Borrower that such officer no longer has such authority.

                  (b) So long as no Default or Event of Default shall have occurred and be continuing, Canadian Borrower may give Agent irrevocable written notice requesting a Canadian Revolving Advance under the Canadian Revolving Facility by delivering to Agent not later than 12:00 noon (New York City time) at least one (1) but not more than four (4) Business Days before the proposed Business Day on which such requested Canadian Revolving Advance is to be made (the "CANADIAN REVOLVING ADVANCE BORROWING DATE"), a completed Borrowing Certificate requesting such Canadian Revolving Advance accompanied by relevant supporting documentation satisfactory to Agent in its Permitted Discretion, which shall (a) specify the proposed Canadian Revolving Advance Borrowing Date of such Canadian Revolving Advance, (b) specify the principal amount of such requested Canadian Revolving Advance, (c) certify the matters contained in Section 4.2 and, to the extent applicable, provide calculations evidencing satisfaction of the conditions set forth in Section 4.2 and (d) specify the other items and information required in each Borrowing Certificate; provided, however, that with respect to any such Borrowing Certificate provided by Canadian Borrowers to Agent during a month, Canadian Borrowers shall not be required to update the calculation of Eligible Receivables set forth in the Borrowing Certificate provided by Canadian Borrowers to Agent at the beginning of such month unless Agent so requests in its Permitted Discretion. On each Canadian Revolving Advance Borrowing Date, Canadian Borrower irrevocably authorizes Agent and Lenders to disburse the proceeds of the requested Canadian Revolving Advance to the applicable account(s) of Canadian Borrower specified in the applicable Borrowing Certificate, each of which accounts shall constitute one or more of the accounts set forth on Schedule 2.4 that is the subject of a Bank Agency Agreement (as such Schedule 2.4 may be supplemented or otherwise updated from time to time by written notice by Canadian Borrower to Agent), in all cases for credit to Canadian Borrower via Federal funds wire transfer no later than 3:00 p.m. (New York City time). Notwithstanding anything to the contrary in this Agreement, Agent and Lenders shall be entitled to rely upon the authority of any authorized officer of Canadian Borrower for communications with and instructions from Canadian Borrower until Agent has actually received written notice from Canadian Borrower that such officer no longer has such authority.

                  (c) On the fifteenth (15th) Business Day of each calendar month during the Term (and more frequently if Agent shall so request in its Permitted Discretion but in no event more often than one (1) time per week unless an Event of Default exists) until the Obligations are irrevocably paid in cash in full and this Agreement is terminated, (i) Canadian Borrower shall deliver to Agent a Borrowing Certificate (the "CANADIAN MONTHLY BORROWING CERTIFICATE") and (ii) US Borrower shall deliver to Agent a Borrowing Certificate (the "US MONTHLY BORROWING CERTIFICATE" and together with the Canadian Monthly Borrowing Certificate the "MONTHLY BORROWING CERTIFICATE").

         2.5      STANDBY LETTERS OF CREDIT

                  (a) Subject to the terms and conditions hereof, Agent shall

                           (i) from time to time during the Term issue or cause the US L/C Issuer to issue US Standby Letters of Credit for the account of US Borrower; provided, however, that Agent will not be required to issue or to cause to be issued any US Standby Letters of Credit to the extent that the issuance of such US Standby Letters of Credit would then cause the sum of the outstanding US Revolving Advances and all outstanding US Letter of Credit Obligations to the extent such US Letter of Credit Obligations are not cash collateralized to exceed the US Revolving Facility Maximum Amount then in effect (with the requested US Standby Letters of Credit being deemed to be outstanding for the purposes of calculating US Availability). The maximum amount of outstanding US Standby Letters of Credit under the US Revolving Facility shall not exceed Five Million Five Hundred Thousand Dollars ($5,500,000) in the aggregate at any time. Each disbursement or payment by the US L/C Issuer or Agent of an amount drawn under US Standby Letters of Credit shall be deemed to be a US Revolving Advance and shall bear interest at the Applicable Rate for US Revolving Notes. US Standby Letters of Credit that have not been drawn upon shall not bear interest.

                           (ii) from time to time during the Term issue or cause the Canadian L/C Issuer to issue Canadian Standby Letters of Credit for the account of Canadian Borrower; provided, however, that Agent will not be required to issue or to cause to be issued any Canadian Standby Letters of Credit to the extent that the issuance of such Canadian Standby Letters of Credit would then cause the sum of the outstanding Canadian Revolving Advances and all outstanding Canadian Letter of Credit Obligations to the extent such Canadian Letter of Credit Obligations are not cash collateralized to exceed the Canadian Revolving Facility Maximum Amount then in effect (with the requested Canadian Standby Letters of Credit being deemed to be outstanding for the purposes of calculating Canadian Availability). The maximum amount of outstanding Canadian Standby Letters of Credit under the Canadian Revolving Facility shall not exceed One Million Five Hundred Thousand Dollars ($1,500,000) in the aggregate at any time. Each disbursement or payment by the Canadian L/C Issuer or Agent of an amount drawn under Canadian Standby Letters of Credit shall be deemed to be a Canadian Revolving Advance and shall bear interest at the Applicable Rate for Canadian Revolving Notes. Canadian Standby Letters of Credit that have not been drawn upon shall not bear interest.

                  (b) The US Borrower and the Canadian Borrower may from time to time upon notice not later than 11:00 a.m., New York City time, at least three (3) Business Days in advance, request Agent to assist such Borrower in establishing or opening a Standby Letter of Credit by delivering to Agent, the L/C Issuer's standard form of standby letter of credit application (the "STANDBY LETTER OF CREDIT APPLICATION") completed to the satisfaction of the US L/C Issuer or Canadian L/C Issuer, respectively, and such other certificates, documents and other papers and information as Agent or US L/C Issuer or Canadian L/C Issuer, respectively may reasonably request.

                  (c) Each Standby Letter of Credit shall, among other things, (i) provide for the payment of sight drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than twelve
(12) months after such Standby Letter of Credit's date of issuance and in no event later than the last day of the Term. Each Standby Letter of Credit Application and each Standby Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any amendments or revision thereof.

                  (d) In connection with the issuance of any Standby Letter of Credit issued on behalf of US Borrower, US Borrower shall indemnify, save and hold Agent, each Lender and each US L/C Issuer harmless from any loss, cost, expense or liability, including, without limitation, payments made by Agent, any Lender or any US L/C Issuer, and reasonable expenses and reasonable attorneys' fees incurred by Agent, any Lender or any US L/C Issuer arising out of, or in connection with, any Standby Letter of Credit to be issued for the account of such Borrower, except as such loss, cost, expense or liability results from such Person's gross negligence, bad faith or willful misconduct. US Borrower shall be bound by the US L/C Issuer's regulations and good faith interpretations of any Standby Letter of Credit issued or created for US Borrower's account, although this interpretation may be different from US Borrower's own; and, neither Agent nor any Lender, any US L/C Issuer, nor any of its correspondents shall be liable for any error, negligence, or mistakes, whether of omission or commission, in following US Borrower's instructions or those contained in any Standby Letter of Credit or of any modifications, amendments or supplements thereto or in issuing or paying any Standby Letter of Credit, except for Agent's, any Lender's, such US L/C Issuer's or such correspondents' gross negligence, bad faith or willful misconduct.

                  (e) In connection with the issuance of any Standby Letter of Credit issued on behalf of Canadian Borrower, Canadian Borrower shall indemnify, save and hold Agent, each Lender and each Canadian L/C Issuer harmless from any loss, cost, expense or liability, including, without limitation, payments made by Agent, any Lender or any Canadian L/C Issuer, and reasonable expenses and reasonable attorneys' fees incurred by Agent, any Lender or any Canadian L/C Issuer arising out of, or in connection with, any Standby Letter of Credit to be issued for the account of such Borrower, except as such loss, cost, expense or liability results from such Person's gross negligence, bad faith or willful misconduct. Canadian Borrower shall be bound by the Canadian L/C Issuer's regulations and good faith interpretations of any Standby Letter of Credit issued or created for Canadian Borrower's account, although this interpretation may be different from Canadian Borrower's own; and, neither Agent nor any Lender, any Canadian L/C Issuer, nor any of its correspondents shall be liable for any error, negligence, or mistakes, whether of omission or commission, in following Canadian Borrower's instructions or those contained in any Standby Letter of Credit or of any modifications, amendments or supplements thereto or in issuing or paying any Standby Letter of Credit, except for Agent's, any Lender's, such Canadian L/C Issuer's or such correspondents' gross negligence or willful misconduct.

                  (f) US Borrower shall authorize and direct the US L/C Issuer to name US Borrower as the "Account Party" therein and to deliver to Agent all instruments, documents, and other writings and property received by the US L/C Issuer pursuant to the Standby Letters of Credit and to accept and rely upon Agent's instructions and agreements with respect to all matters arising in connection with the Standby Letters of Credit and the applications therefor. Canadian Borrower shall authorize and direct the Canadian L/C Issuer to name Canadian Borrower as the "Account Party" therein and to deliver to Agent all instruments, documents, and other writings and property received by the Canadian L/C Issuer pursuant to the Standby Letters of Credit and to accept and rely upon Agent's instructions and agreements with respect to all matters arising in connection with the Standby Letters of Credit and the applications therefor.

                  (g) Each Revolving Lender shall to the extent of its Pro Rata Share of the aggregate amount of all disbursements made with respect to the Standby Letters of Credit be deemed to have irrevocably purchased an undivided participation in each Revolving Advance made as a consequence of such disbursement. If at the time a disbursement is made the unpaid balance of Revolving Advances exceeds or would exceed, with the making of such disbursement, the maximum amounts permitted under this Agreement and if such disbursement is not reimbursed by Borrowers within two (2) Business Days, then Agent shall promptly notify each Revolving Lender, and upon Agent's demand each Revolving Lender shall pay to Agent such Revolving Lender's Pro Rata Share of such unreimbursed disbursement together with such Revolving Lender's Pro Rata Share of Agent's unreimbursed costs and expenses relating to such unreimbursed disbursement. Upon receipt by Agent of a repayment from Borrowers of any amount disbursed by Agent for which Agent had already been reimbursed by the Lenders, Agent shall deliver to each of the Revolving Lenders that Revolving Lender's Pro Rata Share of such repayment. Each Revolving Lender's participation commitment shall continue until the last to occur of any of the following events: (A) Agent ceases to be obligated to issue or to cause the issuance of Standby Letters of Credit hereunder; (B) no Standby Letter of Credit issued hereunder remains outstanding and uncancelled; or (C) all Persons (other than Borrowers) have been fully reimbursed for all payments made under or relating to Standby Letters of Credit.

                  (h) The obligations of a Revolving Lender to make payments to the Agent for the account of the Agent or any L/C Issuer with respect to a Standby Letter of Credit shall be irrevocable, without any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                           (i)      Nany lack of validity or enforceability of
this Agreement or any of the Loan Documents;

                           (ii)     the existence of any claim, setoff, defense
or other right that Borrowers may have at any time against a beneficiary named in such Standby Letter of Credit or any transferee of such Standby Letter of Credit (or any Person for which any such transferee may be acting), the Agent, L/C Issuer, any Lender, or any other person, whether in connection with this Agreement, such Standby Letter of Credit, the transactions contemplated herein or any related transactions (including any underlying transactions between Borrower or any other party and the beneficiary named in such Standby Letter of Credit);

                           (iii)    any draft, certificate or any other document
presented under such Standby Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                           (iv)     the surrender or impairment of any security
for the performance or observance of any of the terms of this Agreement or any of the Loan Documents;

                           (v)      any failure by the Agent to provide any
notices required pursuant to this Agreement relating to such Standby Letter of Credit;

                           (vi)     any payment by the L/C Issuer under any of
the Standby Letters of Credit against presentation of a draft or certificate which does not comply with the terms of such

Standby Letter of Credit (if, in the good faith opinion of the L/C Issuer, such prepayment is deemed to be appropriate); or

                           (vii)    the occurrence and continuation of any
Default or Event of Default;

provided, however, that after paying in full its reimbursement obligation hereunder, nothing herein shall adversely affect the right of Borrowers or any Lender, as the case may be, to commence any proceeding against such L/C Issuer for any wrongful disbursement made by such L/C Issuer under a Standby Letter of Credit as a result of acts or omissions constituting gross negligence, bad faith or willful misconduct on the part of such L/C issuer.

         2.6      TERM LOANS; TERM NOTES

                  (a) Subject to the terms and conditions set forth in this Agreement, each US Term Lender agrees to loan to US Borrower on the Closing Date its Pro Rata Share of the US Term Loan, which, in the aggregate, equals an original principal amount of Fourteen Million Dollars ($14,000,000); provided however that the amount of the Pro Rata Share of the US Term Loan of any US Term Lender shall not at any time exceed its separate Commitment. The US Term Loan is not a revolving credit facility and may not be drawn, repaid and redrawn. Any repayments of principal on the US Term Loan shall be applied to permanently reduce such US Term Loan. The obligations of the US Term Lenders hereunder are several and not joint or joint and several. The US Term Loan shall be evidenced by Term Notes, payable to the order of each US Term Lender in the principal amount of the related Commitment of the applicable US Term Lender, duly executed and delivered by US Borrower. Each US Term Lender hereby is authorized, but is not obligated, to enter the amount of such US Term Lender's Pro Rata Share of outstanding principal of the US Term Loan and the amount of each payment or prepayment of principal and interest thereon on the reverse of or on an attachment to such US Term Lender's Term Note. On the Closing Date, US Borrower irrevocably authorizes Agent and US Term Lenders to disburse the proceeds of the US Term Loan to the applicable account(s) of US Borrower set forth on Schedule 2.4, in all cases for credit to US Borrower, via Federal funds wire transfer.

                  (b) Subject to the terms and conditions set forth in this Agreement, each Canadian Term Lender agrees to loan to Canadian Borrower on the Closing Date its Pro Rata Share of the Canadian Term Loan, which, in the aggregate, equals an original principal amount of Six Million Five Hundred Thousand Dollars ($6,500,000); provided however that the amount of the Pro Rata Share of the Canadian Term Loan of any Canadian Term Lender shall not at any time exceed its separate Commitment. The Canadian Term Loan is not a revolving credit facility and may not be drawn, repaid and redrawn. Any repayments of principal on the Canadian Term Loan shall be applied to permanently reduce such Canadian Term Loan. The obligations of the Canadian Term Lenders hereunder are several and not joint or joint and several. The Canadian Term Loan shall be evidenced by Term Notes, payable to the order of each Canadian Term Lender in the principal amount of the related Commitment of the applicable Canadian Term Lender, duly executed and delivered by Canadian Borrower. Each Canadian Term Lender hereby is authorized, but is not obligated, to enter the amount of such Canadian Term Lender's

Pro Rata Share of outstanding principal of the Canadian Term Loan and the amount of each payment or prepayment of principal and interest thereon on the reverse of or on an attachment to such Canadian Term Lender's Term Note. On the Closing Date, Canadian Borrower irrevocably authorizes Agent and Canadian Term Lenders to disburse the proceeds of the Canadian Term Loan to the applicable account(s) of Canadian Borrower set forth on Schedule 2.4, in all cases for credit to Canadian Borrower, via Federal funds wire transfer no.

         2.7      INTEREST ON TERM LOANS

                  (a) Subject to Section 3.7, Interest on the outstanding principal balance of the Term Loans under the Term Notes shall be payable in cash monthly in arrears on the first day of each calendar month at an annual rate equal to the greater of (i) the Prime Rate, plus 3.50% and (ii) 7.5%, calculated on the basis of a 360-day year and shall be charged for the actual number of calendar days elapsed in each interest calculation period. Interest accrued on the Term Loans shall be due and payable in cash in arrears on the first day of each calendar month commencing on May 1, 2004, and continuing until the later of the expiration of the Term and the full performance and indefeasible payment in full in cash of the Term Loans and all Obligations related thereto.

                  (b) Revolving Advances under the US Revolving Facility may be made for the payment of interest and principal on the Term Loans and other Obligations on the date when due as provided for herein if such Obligations are not directly paid by a Borrower. Revolving Advances under the Canadian Revolving Facility may be made for the payment of interest and principal on the Canadian Term Loan and other Canadian Obligations on the date when due as provided for herein if such Canadian Obligations are not directly paid by Canadian Borrower.

         2.8      SCHEDULED REPAYMENT OF THE TERM LOANS; MATURITY

                  (a) Payment of the outstanding principal balance under the US Term Loan (in addition to the interest payments) and all other amounts (other than interest) outstanding under the US Term Loan shall be made by the US Borrower in cash monthly in arrears on the first day of each calendar month during the periods indicated below in the respective amounts set forth below:

            Monthly Payment Date                  Monthly Principal Payment
May 1, 2004 to and including March 1, 2005               $159,090.91
April 1, 2005 to and including March 1, 2006             $204,166.67
April 1, 2006 to and including March 1, 2007             $233,333.33
April 1, 2007 to and including March 1, 2008             $262,500.00
April 1, 2008 to and including March 1, 2009             $320,833.33

                  The unpaid principal amount of the US Term Loan and all other Obligations under the US Term Loan shall be due and payable in full, and the related Term Notes shall mature, if not earlier in accordance with this Agreement, on the Maturity Date.

                  (b) Payment of the outstanding principal balance under the Canadian Term Loan (in addition to the interest payments) and all other amounts (other than interest) outstanding under the Canadian Term Loan shall be made by Canadian Borrower in cash monthly in arrears on the first day of each calendar month during the periods indicated below in the respective amounts set forth below:

            Monthly Payment Date                 Monthly Principal Payment
May 1, 2004 to and including March 1, 2005              $ 68,181.82
April 1, 2005 to and including March 1, 2006            $ 87,500.00
April 1, 2006 to and including March 1, 2007            $100,000.00
April 1, 2007 to and including March 1, 2008            $112,500.00
April 1, 2008 to and including March 1, 2009            $137,500.00

                  The unpaid principal amount of the Canadian Term Loan and all other Obligations under the Canadian Term Loan shall be due and payable in full, and the related Term Notes shall mature, if not earlier in accordance with this Agreement, on the Maturity Date.

         2.9      PROMISE TO PAY; MANNER OF PAYMENT.

                  Each Credit Party absolutely and unconditionally promises to pay, when due and payable pursuant hereto, principal, interest and all other amounts and Obligations payable by such Credit Party hereunder and under any other Loan Document, without any right of rescission and without any deduction whatsoever (subject to Section 6.13), including any deduction for set-off, recoupment or counterclaim, notwithstanding any damage to, defects in or destruction of the Collateral or any other event, including obsolescence of any property or improvements. Any payments made by the Credit Parties (other than payments automatically paid through Revolving Advances under a Revolving Facility as provided herein) shall be made only by wire transfer on the date when due, without offset, deduction or counterclaim, in Dollars, in immediately available funds to such account as may be indicated in writing by Agent to Borrowers from time to time. Any such payment received after 2:00 p.m. New York City time on any date shall be deemed received on the following Business Day. Whenever any payment hereunder shall be stated to be due or shall become due and payable on a day other than a Business Day, the due date thereof shall be extended to, and such payment shall be made on, the next succeeding Business Day, and such extension of time in such case shall be included in the computation of payment of any interest (at the interest rate then in effect during such extension) and/or fees, as the case may be.

         2.10     REPAYMENT OF EXCESS REVOLVING ADVANCES

                  Any balance of Revolving Advances under the Revolving Facilities outstanding at any time in excess of the US Revolving Facility Maximum Amount or the Canadian Revolving Facility Maximum Amount, as applicable, shall be due and payable by the respective Borrower on the date of delivery of the Borrowing Certificate which sets forth such excess balance or within two Business Days of written notice to such Borrower from Agent of such excess balance, in each case without the necessity of any demand, at the Payment Office, whether or not a Default or Event of Default has occurred and is continuing and in the manner specified in Section 2.11(d) below and, notwithstanding any other provision of this Agreement, such over-advance shall be an Event of Default. For clarification purposes, no advance made by any Lender under Section 2.20 shall be deemed a Revolving Advance for purposes of this Section 2.10.

         2.11     VOLUNTARY AND MANDATORY PREPAYMENTS

                  (a) In addition to and without limiting any provision of any Loan Document

                           (i)      if a Change of Control or the consummation
of a Public Offering of securities by Parent, other than an offering of securities for an employee benefit plan on SEC Form S-8 or a successor form, that realizes at least $14,000,000 in net proceeds to the Parent occurs that has not been consented to in writing by Agent prior to the consummation thereof, on or prior to the date of such Change of Control or Public Offering, Borrowers shall prepay the Loans and all other Obligations in full in cash together with accrued interest thereon to the date of prepayment, the applicable Yield Maintenance Fee and all other amounts owing to Agent and Lenders under the Loan Documents.

                           (ii)     if any Credit Party or any of its
Subsidiaries, in any transaction or series of transactions: (A) sells any assets or other properties (other than (x) sales of assets permitted under Sections 7.8(a)(i), (ii), (iii) and (vi), (y) proceeds from sales of assets pending as of the date hereof and set forth on Schedule 2.11 hereto and (z) other sales of assets, the fair market value of which does not exceed $250,000 in any fiscal year of Borrowers, that are promptly (and in any event within one hundred eighty
(180) days) replaced with assets of a kind used or to be used in the Business of such Credit Party or Subsidiary purchased or otherwise acquired with the proceeds of such asset sales); (B) sells or issues any equity securities, capital stock or ownership interests in connection with or as part of a Public Offering; (C) receives any property damage insurance award or any other insurance loss proceeds (but excluding reimbursement of defense costs or other similar expenses) that are not used promptly (and in any event within one hundred eighty (180) days) after receipt to repair or replace the property or assets covered thereby; it being agreed and understood that such repair and replace rights shall apply solely if no Default or Event of Default exists and solely to such awards and proceeds to the extent not exceeding $250,000 in the aggregate during any fiscal year of Borrowers; or (D) incurs any Indebtedness other than, so long as no Default or Event of Default has occurred and is continuing or would be cause by or result therefrom, Permitted Indebtedness, then Borrowers shall apply 100% of the Net Proceeds thereof to the payment of the Obligations in accordance with Section 2.11(d); provided, that, pending any such reinvestment with respect to clause (A) or (C) above, such Net Proceeds shall be either used to repay Revolving Advances (in which case the making of all future Revolving Advances shall be subject to the terms and conditions of this

Agreement) or held by the applicable Credit Party in an account of such Credit Party subject to a Bank Agency Agreement and such Net Proceeds deposited therein shall be used by Borrowers solely for reinvestment as and to the extent permitted herein or otherwise shall be delivered promptly to Agent, for distribution to the Lenders, as a prepayment of the Obligations, to be applied in accordance with Section 2.11(d).

                  (b) In addition and notwithstanding any other provisions of this Agreement or any Loan Document, until the Term Loans and Obligations relating thereto are indefeasibly paid in full in cash and performed, fifty percent (50%) of Borrowers' Excess Cash Flow for each fiscal year (commencing with the fiscal year of Borrowers ending March 31, 2005) shall be paid by Borrowers to Agent, for the ratable benefit of Term Lenders. Such payments shall be made on the date of delivery to Agent of Borrowers' annual audited financial statements, but in any event not later than ninety (90) days after the end of the fiscal year to which such Excess Cash Flow relates. All amounts payable pursuant to this Section 2.11(b) shall be applied by Agent, for the ratable account of Term Lenders, to reduce the Obligations related to the Term Loans in accordance with Section 2.11(d).

                  (c) Subject to the terms of this Section 2.11 and Section 3.4, and without limiting the requirements under the other provisions of this
Section 2.11, Borrowers may prepay to Agent, for the ratable benefit of the applicable Term Lenders, the outstanding principal amount of the Term Loans and all other Obligations related thereto, in whole or in part at any time. In connection with any such prepayment and as a condition thereto, the Borrowers shall pay to Agent, for the ratable benefit of the applicable Term Lenders, as yield maintenance for the loss of bargain and not as a penalty, an amount equal to the applicable Yield Maintenance Fee pursuant to Section 3.4. Borrowers may make such prepayments subject to the following conditions:

                           (i) If Borrowers elect to make any prepayment of the Term Loans pursuant to this Section 2.11(c), Borrowers shall give notice of such prepayment to Agent not less than five (5) Business Days but no more than forty-five (45) Business Days prior to the date such prepayment is made, specifying (i) the date on which such prepayment is to be made, (ii) the Loans to be prepaid and the amount of such prepayment, (iii) the Yield Maintenance Fee, if any, and accrued interest and fees applicable to such prepayment and (iv) to the extent such prepayment is conditioned on the consummation of any transaction, the condition to be satisfied prior to such prepayment . Such notice shall be accompanied by a certificate of the chief financial officer, controller or chief executive officer of Borrowers, on behalf of Borrowers, that such payment is being made in compliance with this
         Section 2.11(c). Notice of prepayment having --------------- been so given, the aggregate principal amount of the Term Loans, as the case may be, so specified to the prepaid, together with accrued interest and the applicable Yield Maintenance Fee, if any, thereon, shall become due and payable on the prepayment date set forth in such notice, provided that any transaction upon which the prepayment is conditioned as set forth in such notice has been consummated.

                           (ii)     All prepayments made pursuant to this
         Section 2.11(c) shall be made in accordance with Section 2.9 and shall be designated as a prepayment pursuant to this Section 2.11(c) on such wire. Except for prepayments made pursuant hereto in accordance with Section 7.1, the amount of any particular prepayment shall not be less than $250,000 or multiples of $100,000 in excess thereof.

                           (iii) Anything herein contained to the contrary notwithstanding, the Agent, in its sole and absolute discretion, may require all or any portion of voluntary prepayments made by Borrowers of Term Loans to be applied to the principal balance of the US Term Loan and any related US Obligations prior to the application thereof to the Canadian Term Loan and related Canadian Obligations.

                  (d) Subject to Section 2.11(c)(iii) above, any prepayments made pursuant to Section 2.11(a), (b) or (c) shall be applied to the Obligations as follows: first, to all then unpaid fees and expenses of Agent and Lenders under the Loan Documents, including the Yield Maintenance Fee, if any, applicable to such prepayment; second, to all accrued and unpaid interest on the Loans; third, to the principal balance under the US Term Loan and Canadian Term Loan (pro rata based upon the outstanding principal balance thereof immediately prior to such prepayment) to be applied to remaining principal payments on a pro rata basis (provided, however, that prepayments made pursuant to Section 2.11(b) shall be applied first to the principal balance under the Canadian Term Loan until the principal balance of the Canadian Term Loan is reduced by $500,000 as a result of such prepayments made pursuant to Section 2.11(b)); and fourth to the principal amount of the Revolving Loans (in each case with a corresponding reduction in the US Revolving Facility Cap and the Canadian Revolving Facility Cap, respectively), pro rata to such Loans based on the outstanding principal balances thereof (or on such other basis as the Agent may elect, in its sole and absolute discretion); provided, however, that the reduction of the principal balance of the Loans shall not affect the timing of principal payments required under this Agreement but shall reduce such payments on a pro rata basis. Notwithstanding anything contained in this Section 2.11 to the contrary, if any balance of US Revolving Advances under the US Revolving Facility outstanding exceed the US Revolving Facility Maximum Amount or any balance of Canadian Revolving Advances under the Canadian Revolving Facility outstanding exceed the Canadian Revolving Facility Maximum Amount, at the time a payment is due under
Section 2.11(a), such payment shall be applied first to eliminate such excess Revolving Advances and then shall be applied according to the provisions set forth above.

                  (e) Anything herein contained to the contrary notwithstanding, to the extent that Canadian Borrower directly (and not by way of dividend, capital contribution, loan or otherwise) receives any of the proceeds described in Sections 2.11(a) or (b) (such proceeds, collectively, "FOREIGN DISPOSITION PROCEEDS"), and Borrowers have delivered to Agent evidence satisfactory to Agent that any material incremental tax liability would result from the application of proceeds set forth in the preceding paragraph, then, in lieu of prepaying the Obligations in the order of priority set forth in the preceding paragraph, Canadian Borrower shall be permitted to use Foreign Disposition Proceeds received by it to first prepay Canadian Obligations to the extent outstanding, provided such proceeds are otherwise applied in the order dictated by and otherwise in accordance with the terms of this Agreement.

         2.12     PAYMENTS BY AGENT

         Should any amount required to be paid under any Loan Document be unpaid beyond any applicable cure period, such amount may be paid by Agent, for the account of Lenders, which payment shall be deemed a request for a US Revolving Advance under the US Revolving Facility (or, if relating to a Canadian Obligation, at Agent's option, a request for a Canadian Revolving Advance under the Canadian Revolving Facility) as of the date such payment is due, and each Borrower irrevocably authorizes disbursement of any such funds to Agent, for the benefit of Lenders, by way of direct payment of the relevant amount, interest or Obligations without necessity of any demand in accordance with Section 2.9 whether or not a Default or an Event of Default has occurred or is continuing. No payment or prepayment of any amount by Agent, Lenders or any other Person shall entitle any Person to be subrogated to the rights of Agent and/or Lenders under any Loan Document unless and until the Obligations have been fully performed and indefeasibly paid in full in cash and this Agreement has been terminated. Any sums expended or amounts paid by Agent and/or Lenders as a result of any Credit Party's failure to pay, perform or comply with any Loan Document or any of the Obligations may be charged to US Borrower's account as a US Revolving Advance under the US Revolving Facility (or, if relating to a Canadian Obligation, at Agent's option, as a Canadian Revolving Advance under the Canadian Revolving Facility) and added to the respective Obligations.

         2.13     GRANT OF SECURITY INTEREST; COLLATERAL

                  (a) To secure the payment and performance of the Obligations of each US Credit Party, such US Credit Party hereby grants to Agent, for the benefit of itself and the Lenders, a valid, perfected and continuing first priority (subject, with respect to property or assets covered by Priority Permitted Liens, such Priority Permitted Liens) security interest in and Lien upon, and pledges to Agent, for the benefit of itself and the Lenders, all of its right, title and interest in and to and upon all of such US Credit Party's assets and property (unless the US Requisite Lenders otherwise permit in writing in their sole and absolute discretion), whether now owned or hereafter acquired, including, without limitation, all of the following property and interests in property of such US Credit Party:

                           (i) all of such Credit Party's tangible personal property, including, without limitation, all present and future Goods, Inventory and Equipment (including items of equipment which are or become Fixtures), Computer Hardware and Software, now owned or hereafter acquired;

                           (ii) all of such US Credit Party's intangible personal property, including, without limitation, all present and future Accounts, securities, Contract Rights, Permits, General Intangibles, Chattel Paper, Investment Property, Intellectual Property, Documents, Instruments, Deposit Accounts, Letter-of-Credit Rights and Supporting Obligations, rights to the payment of money or other forms of consideration of any kind, tax refunds and insurance proceeds (including, without limitation, proceeds of any life insurance policy, but excluding benefits payable to employees under employee benefit plans), now owned or hereafter acquired, and all intangible and tangible personal property relating to or arising out of any of the foregoing;

                           (iii) all of such US Credit Party's interests in owned and leased real property;

                           (iv) all of such US Credit Party's present and future Government Contracts and rights thereunder and the related Government Accounts and proceeds thereof, now or hereafter owned or acquired by such US Credit Party; provided, however, that Agent shall not have a security interest in any rights under any Government Contract of such US Credit Party or in the related Government Account where the taking of such security interest would be a violation of an express prohibition contained in such Government Contract (for purposes of this limitation, the fact that a Government Contract is subject to, or otherwise refers to, Title 31,Section 203 or Title 41,Section 15 of the United States Code shall not be deemed an express prohibition against assignment thereof) or is prohibited by applicable law; and

                           (v)      any and all additions to any of the
         foregoing, and any and all replacements, products and proceeds (including insurance proceeds but excluding benefits payable to employees under employee benefits plans) of any of the foregoing.

                  (b) In addition to the foregoing, subject to Section 2.13(e) below, to secure the payment and performance of the Obligations of each US Credit Party, such US Credit Party, has pledged, hereby pledges and shall pledge to Agent, for its benefit and the benefit of the Lenders, all of the securities it owns in any Subsidiary pursuant to the Pledge Agreement to which it is a party.

                  (c) Each Credit Party shall promptly notify Agent of any Commercial Tort Claims in which such Credit Party has an interest arising after the Closing Date and shall provide all necessary information concerning each such Commercial Tort Claim, or upon any and all Commercial Tort Claims upon request by Agent, and make all necessary filings with respect thereto to perfect Agent's (for its benefit and the benefit of the Lenders) first priority security interest therein.

                  (d) Each Credit Party has full right and power to grant to Agent, for the benefit of itself and the Lenders, a perfected, first priority (other than with respect to property or assets covered by Priority Permitted Liens) security interest and Lien in the Collateral pursuant to this Agreement. Upon the execution and delivery of this Agreement and the Canadian Security Agreement, as applicable, and upon the filing of the necessary financing statements and/or appropriate filings and/or delivery of the necessary certificates evidencing an equity interest, control and/or possession, as applicable, without any further action, Agent, for the benefit of itself and the Lenders, will have a good, valid and first priority (other than with respect to property or assets covered by Priority Permitted Liens) and perfected Lien and security interest in the Collateral, subject to no transfer or other restrictions not otherwise permitted hereunder or Liens of any kind in favor of any other Person except for Permitted Liens. No financing statement or other similar statement or instrument relating to any of the Collateral is on file in any public office except those (i) on behalf of Agent, for the benefit of itself and the Lenders, and/or (ii) in connection with Permitted Liens. Each Credit Party represents and warrants to Agent and Lenders that it is not party to any agreement, document or instrument that conflicts with this Section 2.13.

                  (e) Notwithstanding anything to the contrary contained in this Section 2.13, no Foreign Subsidiary of US Borrower constituting a "controlled foreign corporation," as defined in Section 957 of the Code, shall be required to deliver any guaranty of the US Obligations or grant a security interest in any of its Property to secure any such guaranty, and neither US Borrower nor any of its Subsidiaries shall be required to pledge voting equity securities constituting more than sixty-five percent (65%) (or other applicable greater percentage) of the total combined voting power of all classes of voting equity securities of any such Foreign Subsidiary of US Borrower as security for the US Obligations, to the extent, in any such case, such guaranty or granting, or a pledge of additional equity securities, would result in material and adverse tax consequences to US Borrower under Section 956 of the Code as determined by Agent and the Requisite Lenders in their Permitted Discretion.

                  (f) To secure the payment and performance of the Canadian Obligations by each Canadian Credit Party, Canadian Borrower and its Foreign Subsidiaries that are Canadian Guarantors have executed and delivered to and for the benefit of Agent, for the benefit of itself and the Lenders, the Canadian Security Agreement.

         2.14     COLLATERAL ADMINISTRATION

                  (a) All Collateral (except Deposit Accounts and Collateral in the possession of Agent) shall at all times be kept by the Credit Parties at the locations from time to time set forth on Schedule 5.19B hereto, and shall not, without thirty (30) calendar days' prior written notice to Agent, be moved therefrom other than to another such location (except for movement of equipment, inventory and related assets for performance of services in the ordinary course of business), and in any case, (i) with respect to Collateral owned by US Credit Parties, shall not be moved outside the United States, and
(ii) with respect to Collateral owned by Canadian Credit Parties, shall not be moved outside the United States or Canada. In addition, except for movement of equipment, inventory and related assets for performance of services in the ordinary course of business, Borrowers shall not transfer any Collateral with fair market value of more than $100,000, individually or in the aggregate, whether in one transaction or a series of transactions, to any location for which a Landlord Waiver and Consent has not been obtained, without the prior written consent of Agent. Whether or not an Event of Default has occurred, any of Agent's officers, employees, representatives or agents shall have the right, upon reasonable notice (unless an Event of Default exists) at any time during normal business hours, in the name of Agent, or any designee of Agent or any Credit Party, to verify the validity, amount or any other matter relating to the Collateral. Each Credit Party shall cooperate fully with Agent in an effort to facilitate and promptly conclude such verification process. In addition to and notwithstanding any provision of any Loan Document, Agent shall have the right at all times after the occurrence and during the continuance of an Event of Default to notify Persons owing Accounts to any Credit Party that its Accounts have been assigned to Agent and to collect such Accounts directly in its own name and to charge collection costs and expenses, including reasonable attorney's fees, to the Credit Parties. The Credit Parties shall use commercially

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

reasonable efforts to ensure collection of their respective Accounts for Agent, for the account of Lenders.

                  (b) As and when determined by Agent in its Permitted Discretion, Agent will perform the searches described in clauses (i) and (ii) below against each Credit Party, all at the Credit Parties' expense: (i) UCC, PPSA or similar foreign searches with the Secretary of State and local filing offices or other applicable Governmental Authorities' offices of each jurisdiction where any Credit Party is organized and/or maintains its respective executive offices, a place of business or assets; and (ii) judgment, federal tax lien and corporate and partnership tax lien searches, in each jurisdiction searched under clause (i) above. Notwithstanding the foregoing, Agent shall not conduct such searches more frequently than four times during any twelve (12) month period unless an Event of Default has occurred and is continuing.

                  (c) Each Credit Party shall notify Agent of the existence of, and promptly deliver to Agent upon its request, all items for which Agent must receive possession to obtain a perfected Lien and security interest and all notes, certificates, and documents of title, Chattel Paper, warehouse receipts, Instruments, and any other similar Instruments constituting Collateral, in each case to the extent not already in possession of Agent.

                  (d) Each Credit Party shall, and shall cause each of its Subsidiaries to, keep accurate and complete records of the Collateral and all payments and collections thereon and shall submit such records to Agent on such periodic bases as Agent may request in its Permitted Discretion. In addition if Accounts of Credit Parties in an aggregate face amount in excess of $500,000 become ineligible because they fall within one of the specified categories of ineligibility set forth in the definition of Eligible Receivables, Credit Parties shall notice Agent of such occurrence no later than five Business Days following such occurrence and the Borrowing Base and the applicable Monthly Borrowing Certificate shall thereupon be adjusted to reflect such occurrence. If requested by Agent upon or at any time after the occurrence and during the continuance of an Event of Default, each Credit Party shall, and shall cause each of its Subsidiaries to, execute and deliver to Agent formal written assignments of all of its respective Accounts as Agent may request, including all Accounts created since the date of the last assignment, together with copies of claims, invoices and/or other information related thereto. To the extent that collections from such assigned Accounts exceed the amount of the Obligations, such excess amount shall not accrue interest in favor of any Credit Party.

                  (e) Each Credit Party (i) upon request by Agent after the occurrence and during the continuance of an Event of Default, shall provide prompt written notice to its current bank(s) to transfer all items, collections and remittances to the Concentration Account (or any other account designated by Agent), (ii) upon request by Agent after the occurrence and during the continuance of an Event of Default, shall provide prompt written notice to each Account Debtor that Agent, for itself and the benefit of the Lenders, has been granted a lien and security interest in, upon and to all Accounts payable by such Account Debtor, (iii) shall direct or shall have directed each Account Debtor to make payments to the appropriate Blocked Account, in each case not later than ten (10) calendar days after the Person becomes an Account Debtor, and hereby authorizes Agent and/or Lenders, upon any failure to send such directions within the applicable time period, to send any and all similar notices and directions or notice to such

Account Debtors and, after the occurrence and during the continuance of an Event of Default, to collect such Accounts directly in its own name and to charge collection costs and expenses to the Credit Parties, and (iv) shall do anything further that may be lawfully required by Agent to secure Agent, for the benefit of itself and Lenders, and effectuate the intentions of the Loan Documents.

         2.15     POWER OF ATTORNEY

                  Agent is hereby irrevocably made, constituted and appointed the true and lawful attorney for each Credit Party (without requiring Agent to act as such) with full power of substitution to do the following: (i) after the occurrence and during the continuance of an Event of Default, endorse the name of such Credit Party upon any and all checks, drafts, money orders and other instruments for the payment of money that are payable to such Credit Party and constitutes collection on such Credit Party's Accounts; (ii) execute and/or file in the name of such Credit Party any financing statements, amendments to financing statements, schedules to financing statements, releases or terminations thereof or other instruments (and such Credit Party hereby waives any right to file any of the foregoing until the Obligations are indefeasibly paid in full in cash and this Agreement is terminated (unless otherwise permitted by the Requisite Lenders), (iii) execute and/or file in the name of such Credit Party assignments, instruments, documents, schedules and statements that it is obligated to give Agent under any of the Loan Documents; (iv) execute and/or file such documents as may be necessary to register and/or otherwise perfect Agent's (for the benefit of the Lenders) Lien on such Credit Party's owned motor vehicles; (v) do such other and further acts and deeds in the name of any such Credit Party that Agent may deem necessary or desirable in its Permitted Discretion to enforce, make, create, maintain, continue or enforce or perfect Agent's, for the benefit of itself and Lenders, security interest or lien or rights in any Collateral; and (vi) do such other and further acts and deeds in the name of such Credit Party that Agent may deem necessary in its Permitted Discretion to enforce Agent's, for the benefit of itself and Lenders, security interest or lien or rights in any Collateral. In addition, if any Credit Party breaches its obligations hereunder to direct payments of Accounts or the proceeds of any other Collateral to the appropriate Blocked Account, Agent, as the irrevocably made, constituted and appointed true and lawful attorney for such Person pursuant to this paragraph, may, by the signature or other act of any of Agent's officers or authorized signatories (without requiring any of them to do so), direct any foreign, federal, state or private payor or fiscal intermediary to pay proceeds of Accounts or any other Collateral to the appropriate Blocked Account. Said appointment shall create in Agent, for its benefit and the benefit of Lenders, a power coupled with an interest.

         2.16     COLLECTIONS; REPAYMENT; BORROWING AND LOCKBOX

         (a)      As to the Credit Parties other than the Canadian Credit
                  Parties,

                           (i) Each such Credit Party shall establish and maintain a lockbox together with a blocked account (individually and collectively, the "US BLOCKED ACCOUNTS") with one or more banks acceptable to Agent (each, a "LOCKBOX BANK"), and shall execute with each Lockbox Bank one or more agreements acceptable to Agent (individually and collectively, the "LOCKBOX AGREEMENT"), and such other agreements related thereto as Agent may require. In such event, each such Credit Party shall ensure that all collections of its Accounts and all other cash payments received by such Credit Party are paid and delivered directly from Account Debtors and other Persons into the US Blocked Accounts.

                           (ii) The Lockbox Agreements shall provide that the Lockbox Banks immediately will transfer all funds paid into the US Blocked Accounts into a depository account or accounts maintained by Agent or an Affiliate of Agent at such bank as Agent may communicate to each Credit Party from time to time (the "US CONCENTRATION ACCOUNT"). Notwithstanding and without limiting any other provision of any Loan Document, Agent shall apply, on a daily basis, all funds transferred into the US Concentration Account pursuant to the Lockbox Agreements and this Section 2.16 to the Obligations in such order and manner as determined by Agent. Further, under such circumstances, to the extent that any Account collections of any Credit Party or any other cash payments received by any Credit Party are not sent directly to the US Blocked Account but are received by any Credit Party or any Affiliate of any Credit Party, such collections and proceeds shall be held in trust for the benefit of Agent and Lenders and promptly remitted (and in any event within one (1) Business Day), in the form received, to the US Blocked Account for immediate transfer to the US Concentration Account. All funds transferred to the US Concentration Account for application to the Obligations under the US Revolving Facility shall be applied when available to reduce the Obligations under the US Revolving Facility, but, for purposes of calculating interest hereunder, shall be subject to a two (2) Business Day clearance period. If as the result of collections of Accounts and/or any other cash payments received by any Credit Party pursuant to this Section 2.16 a credit balance exists with respect to the US Concentration Account, such credit balance shall not accrue interest in favor of any Credit Party.

                           (iii) Without limiting the foregoing, and in addition thereto, on or prior to the Closing Date, or at any time thereafter, Agent and each such Credit Party shall enter into a bank agency agreement, in a form acceptable to Agent in its Permitted Discretion (a "BANK AGENCY AGREEMENT"), with each financial institution with which such Credit Party maintains from time to time any deposit accounts (general or special). Pursuant to the Bank Agency Agreements and pursuant hereto, the applicable Credit Party grants and shall grant to Agent a continuing lien upon, and security interest in, all such accounts and all funds at any time paid, deposited, credited or held in such accounts (whether for collection, provisionally or otherwise) or otherwise in the possession of such financial institutions, and each such financial institution shall act as Agent's agent in connection therewith. Following the Closing Date, no such Credit Party shall establish any deposit account with any financial institution unless, prior thereto, Agent and such Credit Party shall have entered into a Bank Agency Agreement with such financial institution.

                 (b)      As to the Canadian Credit Parties,

                           (i) Each Canadian Credit Party will establish blocked accounts with a bank acceptable to Agent (individually and collectively, the "CANADIAN BLOCKED

         ACCOUNTS" and together with the US Block Accounts, the "BLOCKED ACCOUNTS"). In such event, each such Credit Party shall ensure that all collections of its Accounts and all other cash payments received by such Credit Party are paid and delivered directly from Account Debtors and other Persons into the Canadian Blocked Accounts.

                           (ii) The Canadian Credit Parties will transfer all funds received into a Canadian Blocked Account. The agreements governing such accounts will provide that all funds so deposited will be transferred into a depository account or accounts maintained by Agent or an Affiliate of Agent at such bank as Agent may communicate to the Canadian Credit Parties and the bank from time to time (the "CANADIAN CONCENTRATION ACCOUNT") at any time and in the amount designated by the Agent by written notice to the Canadian Credit Parties and the bank requiring either (i) either that a sweep occur at a set amount and on a set day or (ii) that thereafter the Agent requires a daily cash sweep. Notwithstanding and without limiting any other provision of any Loan Document, Agent shall apply the funds transferred into the Canadian Concentration Account pursuant to this
         Section 2.16 to the Canadian Obligations of the Canadian Credit Parties in such order and manner as determined by Agent. Monthly or at such other period as shall the Agent request, the Canadian Borrower shall advise the Agent as to the deposits made and Agent shall track the deposits to the Canadian Blocked Account by the Canadian Credit Parties against available amounts for advance based on the Canadian Borrowing Base and will notionally consider the Canadian Revolving Loan to revolve as if applied and re-advanced based on such calculation for the purposes of this Agreement. Further, under such circumstances, to the extent that any Account collections of any Canadian Credit Party or any other cash payments received by any Canadian Credit Party are not sent directly to the Canadian Blocked Account but are received by any Canadian Credit Party or any Affiliate of any Canadian Credit Party, such collections and proceeds shall be held in trust for the benefit of Agent and Lenders and promptly remitted (and in any event within one
         (1) Business Day), in the form received, to the Canadian Blocked Account. Funds will be transferred to the Canadian Concentration Account for application to the Canadian Obligations (other than the Canadian Term Loans) upon notice given by the Agent to the Canadian Borrower and the bank. It is the intention that notice and requirement to transfer funds will be made by the Agent (A) at the times that the Canadian Borrower is not in Default and does not have advances outstanding in excess of the Canadian Borrowing Base, when such funds are not required for the immediate business needs of the Canadian Borrower and (B) at any time that the Canadian Borrower is in Default or has advances outstanding in excess of the Canadian Borrowing Base, in amounts and at such times as determined by the Agent. The Canadian Borrower will at all times make the payments of interest, fees, costs and expenses, and the repayment required if at any time the amount of the Obligations under or related to the Canadian Revolving Loans exceeds the Canadian Borrowing Base, at the times required under this Agreement and failing which the Agent will forthwith notify the bank and require sweep and transfer from the Canadian Block Accounts to cover such amounts.

                           (iii) Each Canadian Credit Party shall and hereby grants to Agent a continuing lien upon, and security interest in, all accounts and all funds at any time paid, deposited, credited or held in such accounts (whether for collection, provisionally or otherwise) or otherwise in the possession of such financial institutions, and each such financial institution shall act as Agent's agent in connection therewith. Following the Closing Date, no Canadian Credit Party shall establish any deposit account with any financial institution unless, prior thereto, Agent shall be satisfied as to its Canadian Blocked Account arrangements and security interest as to such account.

         2.17     NOTES

         Upon Agent's or any Lender's request, and in any event within three (3) Business Days of any such request, Borrowers shall execute and deliver to Agent new Notes and/or split or divide the Notes in exchange for then existing Notes in such smaller amounts or denominations as Agent or such Lender shall specify in their respective sole and absolute discretion; provided, that the aggregate principal amount of such new, split or divided Notes does not exceed the aggregate principal amount of such existing Notes to be exchanged therefor.

         2.18     REPLACEMENT OF LOST NOTES

         Upon receipt of evidence reasonably satisfactory to the relevant Borrower of the mutilation, destruction, loss or theft of any Notes and the ownership thereof, Borrowers shall, upon the written request of the holder of such Notes, execute and deliver in replacement thereof new Notes in the same form, in the same original principal amount and dated the same date as the so mutilated, destroyed, lost or stolen; and such Notes so mutilated, destroyed, lost or stolen shall then be deemed no longer outstanding hereunder. If the Notes being replaced have been mutilated, they shall be surrendered to Borrowers after Agent's receipt of the replacement Notes; and if such replaced Notes have been destroyed, lost or stolen, such holder shall furnish the applicable Borrower with an indemnity in writing reasonably acceptable to such Borrower to save them harmless in respect of such replaced Note.

         2.19     REALLOCATION OF COMMITMENTS

         The Credit Parties, Agent and the Lenders agree and acknowledge that, on terms and conditions satisfactory to Borrowers, Agent and each of the Lenders, any Commitment of any Lender hereunder for the benefit of either Borrower may be reallocated and adjusted from time to time with any other Commitment or Commitments of such Lender for the benefit of the other Borrower, and the outstanding Loans thereunder reclassified or re-categorized in connection therewith to evidence or effectuate any such reallocation and adjustment, without constituting a novation, for any purpose, including, without limitation, for purposes of accurately reflecting each Borrower's relative contribution to, or allocable amount or share of, Borrowers' Consolidated EBITDA, earnings, revenue, assets and/or liabilities. For clarification purposes, any such reallocation and adjustment shall require the written consent of each Borrower, Agent and each Lender and shall not, in any event, result in a reduction of the aggregate Commitments contained herein.

         2.20     DISCRETIONARY BULGE COMMITMENT

         Upon written request of Canadian Borrower (with or without the consent of US Borrower or any other Credit Party), each Canadian Lender from time to time may make additional advances to Canadian Borrower, in such Canadian Lender's sole and absolute discretion, the proceeds of which shall be used by Canadian Borrower for purposes approved in writing by Agent and Canadian Lenders. For clarification purposes, the commitment of each Canadian Lender evidenced by this
Section 2.20 is strictly a discretionary commitment of such Canadian Lender and no Canadian Lender shall have any obligation to make any advances hereunder (or, in the event any Canadian Lender shall have made an prior advance hereunder, any future advance hereunder). The written consent of Agent and each Canadian Lender shall be required as a condition precedent to the funding or disbursement of any such advance by any Canadian Lender. In the event any such advances is made in accordance with the terms of this paragraph, such advance shall constitute Loans and Canadian Obligations hereunder, shall be secured by the Collateral and the Security Documents, shall be due and payable on demand and shall bear interest from time to time at the highest interest rate applicable to any Canadian Obligation in accordance with the terms of this Agreement. If Agent and Canadian Lenders approve the making of any such advance in accordance with the terms hereof, Canadian Borrower, Agent and Canadian Lenders shall execute and deliver such agreements, documents and instruments as Agent and Canadian Lenders from time to time request in furtherance of the intent of this paragraph and to evidence the advances made pursuant hereto, each of which shall be in form and substance satisfactory to Agent and Canadian Lenders.

         2.21     SEVERAL OBLIGATIONS

         Anything to the contrary contained in this Agreement or any other Loan Document notwithstanding, to the extent any representation, warranty, covenant or other provision contained herein or in such Loan Document that, by its terms, is made by Borrowers on a joint and several basis would result in adverse tax consequences to US Borrower under Section 956 of the Code due to such joint and several nature with respect to any Credit Party, as determined by Agent and the Requisite Lenders in their Permitted Discretion, such representation, warranty, covenant or other provision shall be deemed to be made, without further action or notice by or on behalf of Agent, any Lender or any other Person, by each such Credit Party on a several, and not a joint basis or a joint and several basis, to and for the benefit of Agent and each Lender.

         2.22     CREDIT PARTY REPRESENTATION; RELIANCE

         Each Credit Party irrevocably appoints Parent as its agent for all purposes relevant to this Agreement and all other Loan Documents, including the giving and receipt of notices and execution and delivery of all documents, instruments, and certificates contemplated herein and therein and all modifications hereto and thereto. Any acknowledgment, consent, direction, certification, or other action which might otherwise be valid or effective only if given, taken or received by all or any Credit Party acting singly, shall be valid and effective if given, taken or received only by Parent, whether or not any of the other Borrowers joins therein, and the Agent and the Lenders shall have no duty or obligation to make further inquiry with respect to the authority of Parent under this Section 2.22, provided that nothing in this Section 2.22 shall limit the effectiveness of, or the right of the Agent and the Lenders to require and rely upon, any notice, document, instrument, certificate, acknowledgment, consent, direction, certification, or other action to be delivered by each Credit Party pursuant to this Agreement or the other Loan

Documents. With respect to any action hereunder, Agent and Lenders may conclusively rely upon, and shall incur no liability to any Credit Party in acting upon, any request or other communication that Agent or any Lender reasonably believes to have been given or made by a Person authorized on such or any Credit Party's behalf, whether or not such Person is listed on the incumbency certificate delivered pursuant to this Agreement. In each such case, each Credit Party hereby waives the right to dispute Agent's and Lenders' actions based upon such request or other communication absent manifest error.

III.     FEES AND OTHER CHARGES

         3.1      COMMITMENT FEE

         On or before the Closing Date, US Borrower and the Canadian Borrower, as applicable, shall pay to Agent (after giving effect to payments previously made by Parent to Agent) (a) for the ratable benefit of the US Revolving Lenders, a nonrefundable commitment fee equal to One Hundred Ninety-Three Thousand Seven Hundred Fifty Dollars ($193,750), (b) for the ratable benefit of the Canadian Revolving Lenders, a nonrefundable commitment fee equal to Fifty Thousand Dollars ($50,000), (c) for the ratable benefit of the US Term Lenders, a nonrefundable commitment fee equal to Two Hundred Eighty Thousand Dollars ($280,000), and (d) for the ratable benefit of the Canadian Term Lenders, a nonrefundable commitment fee equal to One Hundred Thirty Thousand Dollars ($130,000), in each case which fees shall be deemed fully earned and due and payable on the Closing Date.

         3.2      UNUSED LINE FEES

                  US Borrower shall pay to Agent, for the ratable benefit of US Revolving Lenders, an unused line fee (the "US REVOLVING UNUSED LINE FEE") in an amount equal to three-quarters of one percent (0.75%) per annum of the difference derived by subtracting (i) the daily average amount of the balances under the US Revolving Facility (including Letter of Credit Obligations) outstanding during the preceding month from (ii) the US Revolving Facility Cap as in effect from time to time. Canadian Borrower further shall pay to Agent, for the ratable benefit of the Canadian Revolving Lenders, an unused line fee (the "CANADIAN REVOLVING UNUSED LINE FEE" and together with the US Revolving Unused Line Fee, the "REVOLVING UNUSED LINE FEES") in an amount equal to three-quarters of one percent (0.75%) per annum of the difference derived by subtracting (i) the daily average amount of the balances under the Canadian Revolving Facility (including Letter of Credit Obligations) outstanding during the preceding month from (ii) the Canadian Revolving Facility Cap as in effect from time to time. The Revolving Unused Line Fees shall be payable monthly in arrears on the first day of each successive calendar month, commencing with May 1, 2004.

         3.3      COLLATERAL MANAGEMENT FEE

                  (i) US Borrower shall pay to Agent, for its own account, a monthly collateral management fee (the "US COLLATERAL MANAGEMENT FEE") in an amount equal to one-half of one percent (.50%) (per annum) of the daily average amount of the US Revolving Loans outstanding during the preceding month. The US Collateral Management Fee shall commence on the date hereof and shall be payable monthly in arrears on the first day of each calendar month commencing May 1, 2004 and on the expiration or termination of the US Revolving Loans.

                  (ii) Canadian Borrower shall pay to Agent, for its own account, a monthly collateral management fee (the "CANADIAN COLLATERAL MANAGEMENT FEE" and together with the US Collateral Management Fee, the "COLLATERAL MANAGEMENT FEE") in an amount equal to one-half of one percent (.50%) (per annum) of the daily average amount of the Canadian Revolving Loans outstanding during the preceding month. The Canadian Collateral Management Fee shall commence on the date hereof and shall be payable monthly in arrears on the first day of each calendar month commencing May 1, 2004 and on the expiration or termination of the Canadian Revolving Loans.

                  (iii) Notwithstanding the foregoing, the aggregate Collateral Management Fees due pursuant to this Section 3.3 during any 12 month period shall not exceed $30,000.

         3.4      YIELD MAINTENANCE FEE

         If on or before March 30, 2006, (a) Borrowers prepay any Term Loans, in whole or in part, under Section 2.11(c) or (b) the Obligations become due and payable in full resulting (i) from a Change of Control or (ii) from an automatic acceleration thereof, or payment or reduction of any Obligations, on account of or during any bankruptcy, reorganization or other proceeding or liquidation or pursuant to any Debtor Relief Law, then, on the effective date of any such prepayment or when due, Borrowers, jointly and severally, shall pay to Agent, for the ratable benefit of applicable Lenders, as yield maintenance for the loss of bargain and not as a penalty, an amount equal to the Yield Maintenance Fee (prior to giving effect to any payment of Obligations as a result thereof); provided that the Yield Maintenance Fee due in connection with clause (b)(ii) above shall only be due and payable upon a subsequent Change of Control.

         3.5      STANDBY LETTER OF CREDIT FEES

                  (i) US Borrower shall pay to Agent, for the ratable benefit of the US Revolving Lenders, a standby letter of credit fee equal to 3.0% per annum (the "US STANDBY LETTER OF CREDIT FEE") of the aggregate undrawn face amount of all outstanding US Standby Letters of Credit issued for the account of US Borrower, which fee shall be payable monthly in arrears on each day that interest under the US Revolving Facility is payable hereunder. Upon the occurrence and during the continuance of an Event of Default, all US Standby Letter of Credit Fees shall be payable on demand at a rate equal to the US Standby Letter of Credit Fee plus 2.0% per annum, in each case on the aggregate undrawn face amount of all outstanding US Standby Letters of Credit issued for the account of US Borrower. US Borrower shall also pay on demand the normal and customary administrative charges for issuance, amendment, negotiation, renewal or extension of any US Standby Letter of Credit imposed by the US L/C Issuer.

                  (ii) Canadian Borrower shall pay to Agent, for the ratable benefit of the Canadian Revolving Lenders, a standby letter of credit fee equal to 3.0% per annum (the "CANADIAN STANDBY LETTER OF CREDIT FEE" and together with the US Standby Letter of Credit

Fee, the "STANDBY LETTER OF CREDIT FEES") of the aggregate undrawn face amount of all outstanding Canadian Standby Letters of Credit issued for the account of Canadian Borrower, which fee shall be payable monthly in arrears on each day that interest under the Canadian Revolving Facility is payable hereunder. Upon the occurrence and during the continuance of an Event of Default, all Canadian Standby Letter of Credit Fees shall be payable on demand at a rate equal to the Canadian Standby Letter of Credit Fee plus 2% per annum, in each case as the aggregate undrawn face amount of all outstanding Canadian Standby Letters of Credit issued for the account of Canadian Borrower. Canadian Borrower shall also pay on demand the normal and customary administrative charges for issuance, amendment, negotiation, renewal or extension of any Canadian Standby Letter of Credit imposed by the Canadian L/C Issuer.

         3.6      COMPUTATION OF FEES; LAWFUL LIMITS

                  (a) All fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed in each calculation period, as applicable.

                  (b) In no contingency or event whatsoever, whether by reason of acceleration or otherwise, shall the interest and other charges paid or agreed to be paid to Agent, for the benefit of Lenders, for the use, forbearance or detention of money hereunder exceed the maximum rate permissible under applicable law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If, due to any circumstance whatsoever, fulfillment of any provision hereof, at the time performance of such provision shall be due, shall exceed any such limit, then, the obligation to be so fulfilled shall be reduced to such lawful limit, and, if Agent or Lenders shall have received interest or any other charges of any kind which might be deemed to be interest under applicable law in excess of the maximum lawful rate, then such excess shall be applied first to any unpaid fees and charges hereunder, then to unpaid principal balance owed by any Borrower hereunder, and if the then remaining excess interest is greater than the previously unpaid principal balance, Agent and Lenders shall promptly refund such excess amount to such Borrower and the provisions hereof shall be deemed amended to provide for such permissible rate. The terms and provisions of this Section 3.6 shall control to the extent any other provision of any Loan Document is inconsistent herewith.

                  (c) For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest or any fee to be paid by a Borrower hereunder or in connection herewith is to be calculated on the basis of any period of time that is less than a calendar year (the "FIRST RATE"), the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360. The rates of interest to be paid under this Agreement are nominal rates, and not effective rates or yields. The principle of deemed reinvestment of interest does not apply to any calculation of interest under this Agreement.

                  (d) Without limiting the generality of Section 3.6(b) above, with respect to the Canadian Obligations, in no event shall the aggregate "interest" (as that term is defined in Section 347 of the Criminal Code (Canada)) exceed the effective annual rate of interest on the "credit advanced" (as defined therein) lawfully permitted under Section 347 of the Criminal Code (Canada). The effective annual rate of interest shall be determined in accordance with generally accepted actuarial practices and principles over the term of the applicable Loan, and in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by Agent will be conclusive for the purposes of such determination.

         3.7      DEFAULT RATE OF INTEREST

         Upon the occurrence and during the continuance of any Event of Default, the Applicable Rate of interest in effect at such time with respect to the Obligations shall be increased by three percent (3.0%) per annum (the "DEFAULT RATE") upon written notice of such increase given by Agent to Borrowers; provided, that, from and after the occurrence of any Event of Default under
Section VIII(g) or (h), such increase shall be automatic and without any notice from Agent, any Lender or any other Person. In all such events, and notwithstanding the date on which application of the Default Rate is communicated to Borrowers, the Default Rate shall accrue from the initial date of such Event of Default until that Event of Default is cured or waived in writing in accordance with the terms hereof and shall be payable upon demand. The Lenders shall not be required to (A) accelerate the maturity of the Loans,
(B) terminate any Commitments or (C) exercise any other rights or remedies under the Loan Documents in order to charge interest hereunder at the Default Rate.

         3.8      ACKNOWLEDGEMENT OF JOINT AND SEVERAL LIABILITY

                  (a) Each US Borrower acknowledges that it is jointly and severally liable for all of the US Obligations under the Loan Documents. Each US Borrower expressly understands, agrees and acknowledges that (i) US Borrowers are all Affiliates, (ii) each US Borrower desires to have the availability of one common credit facility instead of separate credit facilities, (iii) each US Borrower has requested that the Agent and the Lenders extend such a common credit facility on the terms herein provided, (iv) the Lenders will be lending against, and relying on a Lien upon, all of US Borrowers' assets even though the proceeds of any particular loan made hereunder may not be advanced directly to a particular US Borrower, (v) each US Borrower will nonetheless benefit by the making of all such loans by each Lender and the availability of a single credit facility of a size greater than each could independently warrant, (vi) all of the representations, warranties, covenants, obligations, conditions, agreements and other terms contained in the Loan Documents to which any US Borrower is a party shall be applicable to and shall be binding upon each US Borrower, and
(vii) the US Borrowers have each executed the Notes as co-makers of the Notes and that it would not be able to obtain the credit provided by the Lenders hereunder without the financial support provided by the other US Borrowers.

                  (b) Each Canadian Borrower acknowledges that it is jointly and severally liable for all of the Canadian Obligations under the Loan Documents. Each Canadian Borrower expressly understands, agrees and acknowledges that (i) Canadian Borrowers are all Affiliates, (ii) each Canadian Borrower desires to have the availability of one common credit facility instead of separate credit facilities, (iii) each Canadian Borrower has requested that the Agent and the Lenders extend such a common credit facility on the terms herein provided, (iv) the Lenders will be lending against, and relying on a Lien upon, all of Canadian Borrowers' assets even though the proceeds of any particular loan made hereunder may not be advanced directly to a particular Canadian Borrower, (v) each Canadian Borrower will nonetheless benefit by the making of all such loans by each Lender and the availability of a single credit facility of a size greater than each could independently warrant, (vi) all of the representations, warranties, covenants, obligations, conditions, agreements and other terms contained in the Loan Documents to which any Canadian Borrower is a party shall be applicable to and shall be binding upon each Canadian Borrower, and (vii) the Canadian Borrowers have each executed the Notes as co-makers of the Notes and that it would not be able to obtain the credit provided by the Lenders hereunder without the financial support provided by the other Canadian Borrowers.

IV.      CONDITIONS PRECEDENT

         4.1      CONDITIONS TO INITIAL ADVANCE, FUNDING THE TERM LOANS AND
                  CLOSING

         The obligations of Lenders hereunder, including without limitation, to consummate the transactions contemplated herein and to make the initial Revolving Advances under the Revolving Facilities (the "INITIAL REVOLVING ADVANCES") and fund the Term Loans are subject, in each case, to the satisfaction of the following:

                  (a) each Credit Party shall have delivered to Agent (i) the Loan Documents to which it is a party, each duly executed by an authorized officer of such Credit Party and the other parties thereto and (ii) a Borrowing Certificate for the Initial Revolving Advances, executed by an authorized officer of Borrowers;

                  (b) all in form and substance satisfactory to Agent in its Permitted Discretion, Agent shall have received (i) a report of Uniform Commercial Code or PPSA financing statement, tax and judgment lien and similar searches performed with respect to each Credit Party and any other Person in each jurisdiction determined by Agent, and such report shall show no Liens on the Collateral (other than Permitted Liens and Liens to be terminated at Closing), (ii) each document (including, without limitation, any Uniform Commercial Code financing statement (or similar statements in other jurisdictions) and Bank Agency Agreements) required by any Loan Document or under law or requested by Agent to be filed, registered or recorded to create, in favor of Agent, for the benefit of Lenders, a first priority (other than with respect to property or assets covered by Priority Permitted Liens) and perfected security interest upon the Collateral, and (iii) evidence of each such filing, registration or recordation and of the payment by Borrowers of any necessary fee, tax or expense relating thereto;

                  (c) Agent shall have received (i) the Charter and Good Standing Documents, all in form and substance acceptable to Agent, (ii) a certificate of the corporate secretary or assistant secretary of each Credit Party dated the Closing Date, as to the incumbency and signature of the Persons executing the Loan Documents and the Related Documents on behalf of such Credit Party, in form and substance acceptable to Agent, (iii) the written legal opinions of counsel and/or special counsel for the Credit Parties, including, without limitation, appropriate Canadian counsel licensed in such provinces of Canada as requested by Agent, in each case in form and substance satisfactory to Agent and (iv) a certificate executed by an authorized officer of Borrowers, which shall constitute a representation and warranty by Borrowers as of the Closing Date that the conditions contained in this Agreement have been satisfied;

                  (d) Agent shall have received a certificate of the chief financial officer (or, in the absence of a chief financial officer, the chief executive officer) of the Credit Parties, in form and substance satisfactory to Agent (the "SOLVENCY CERTIFICATE"), certifying (i) the solvency of each Credit Party after giving effect to the transactions and the Indebtedness contemplated by the Loan Documents, the Subordinated Debt issued by the Credit Parties to American Capital Strategies, Ltd. on the date hereof and the transactions contemplated by the Investment Documents, and (ii) as to such Credit Party's financial resources and anticipated ability to meet its obligations and liabilities as they become due, to the effect that as of the Closing Date and the Borrowing Date for the Initial Revolving Advances and the date of funding of the Term Loans, and after giving effect to such transactions and Indebtedness:
(A) the assets and business of such Credit Party, at a Fair Valuation, exceed the total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person, and (B) no unreasonably small capital base with which to engage in its anticipated business exists with respect to such Credit Party;

                  (e) Agent shall have completed examinations, the results of which shall be satisfactory in form and substance to Agent, of the Collateral, the financial statements and the books, records, business, obligations, financial condition and operational state of each Credit Party, and each Credit Party shall have demonstrated to Agent's satisfaction in its Permitted Discretion that (i) its operations comply, in all respects, with applicable federal, state, provincial foreign and local laws, statutes and regulations, (ii) its operations are not the subject of any governmental investigation, evaluation or any remedial action which could result in any expenditure or liability deemed material by Agent, in its Permitted Discretion, and (iii) it has no liabilities or obligations (whether contingent or otherwise) not permitted hereunder that are deemed material by Agent, in its Permitted Discretion;

                  (f) Agent shall have received (or shall be satisfied that it will receive simultaneously with the funding of the Term Loans and/or Initial Revolving Advances, as applicable) all fees, charges and expenses due and payable to Agent and Lenders on or prior to the Closing Date pursuant to the Loan Documents;

                  (g) all in form and substance satisfactory to Agent in its Permitted Discretion, Agent shall have received such consents, approvals and agreements from such third parties as Agent and its counsel shall determine in their Permitted Discretion are necessary or desirable with respect to (i) the Loan Documents and/or the transactions contemplated thereby, (ii) claims against any Credit Party or any of the Collateral, and/or (iii) agreements, documents or instruments to which any Credit Party is a party or by which any of its properties or assets are bound or subject, including without limitation Landlord Waivers and Consents only with respect to each property lease by any Credit Party for the properties located in Conyers, Georgia, Belle Chase, Louisiana, Houston, Texas, Sand Springs, Oklahoma and San Leandro, California and for each other property lease, if any, for which the consent of the landlord is needed in connection with any change of control of the tenant;

                  (h) Each Borrower shall be in compliance with Section 7.7 and Section 6.5, and Agent shall have received original certificates of all such required insurance policies and confirmed that they are in effect and that the premiums then due and owing with respect thereto have been paid in full and naming only the Agent, for the benefit of itself and Lenders, as sole beneficiary or loss payee and additional insured, as appropriate;

                  (i) Agent shall have received (i) an ALTA mortgagee's policy of title insurance (ALTA Revised 1987 Form or such other form acceptable to Agent) in favor of Agent with respect to each parcel of Real Estate located in the United States, issued by a title company and in an amount satisfactory to Agent in its Permitted Discretion, showing that the applicable Credit Party is the owner of such parcel and has good and marketable title thereto and insuring that the Mortgage covering such parcel constitutes a valid Lien on such parcel, subject only to Permitted Liens and other matters approved by Agent in its Permitted Discretion, each such policy to be in such form and containing such endorsements as may be required by Agent in its Permitted Discretion and (ii) evidence that all premiums with respect to such title insurance policies shall have been paid in full by Borrowers;

                  (j) Agent shall have received a survey of each parcel of Real Estate and the real estate subject to any leasehold estate identified on
Schedule 4.1(a) in sufficient detail to permit the elimination of any survey exceptions to the title policy insuring the Lien of such Mortgage and otherwise satisfactory to Agent in its Permitted Discretion;

                  (k) all corporate and other proceedings, documents, instruments and other legal matters in connection with the transactions contemplated by the Loan Documents and the Related Documents (including, but not limited to, those relating to corporate and capital structures of each Credit Party) shall be satisfactory to Agent in its Permitted Discretion;

                  (l) neither any Credit Party nor any principal or key management personnel of any Credit Party shall have been indicted or under active investigation by an U.S. Attorney and comparable Canadian authorities for a felony crime;

                  (m) the Credit Parties shall have established the Blocked Account(s) pursuant to Section 2.16;

                  (n) Agent shall have received copies of all Permits in form and substance satisfactory to Agent in its Permitted Discretion required for Credit Parties to conduct the business in which it is currently engaged or is contemplated, pursuant to the Loan Documents, the absence of which would reasonably be excepted to be, have or result in a Material Adverse Effect;

                  (o) all in form and substance satisfactory to Agent in its Permitted Discretion, Agent shall have received evidence (i) of repayment in full and termination of all liabilities and obligations of the Credit Parties to Bank One, N.A., the Royal Bank of Canada and The Prudential Insurance Company of America and all related documents, agreements and instruments and of all Liens and Uniform Commercial Code or PPSA financing statements and similar statements relating thereto, including, without limitation, any Liens and/or Uniform Commercial Code financing statements covering or relating to any assets or properties of any equity holders of any Credit Party, (ii) of release and termination of, or Agent's authority to release and terminate, any and all Liens and/or Uniform Commercial Code or PPSA financing statements and similar statements in, on, against or with respect to any of the Collateral (other than Permitted Liens), and (iii) that any and all existing lockbox arrangements are terminated;

                  (p) there shall not have occurred any Material Adverse Change or Material Adverse Effect from that which was reflected on the financial statements provided to Agent or any liabilities or obligations of any nature with respect to any Credit Party which could reasonably be expected to be, have or result in a Material Adverse Effect;

                  (q) Agent shall have received final unaudited financial statements of the Credit Parties on a consolidated, consolidating and pro-forma basis for the nine (9)-month period ending and as of December 31, 2003, in form and substance acceptable to Agent;

                  (r) Credit Parties shall have implemented a cash collection system in form and substance acceptable to Agent in its Permitted Discretion;

                  (s) Credit Parties shall have entered into the Employment Agreements they are a party to;

                  (t) Agent shall have received from each Credit Party a completed IRS Form 8821;

                  (u) Agent shall have received (i) executed Subordination Agreements from all parties thereto (other than Agent) and (ii) certified copies of each of the following; each of which shall be satisfactory to Agent: (a) the Management Services Agreement; and (b) the leases of real property to which a Credit Party is a party;

                  (v) Agent shall have received evidence satisfactory to Agent that Adjusted EBITDA (as set forth in Exhibit C) of Borrowers, on a consolidated basis, for the twelve (12)-month period ending on February 28, 2004 is at least Twelve Million Two Hundred Fifty Thousand Dollars ($12,250,000);

                  (w) Agent shall have completed a pre-closing audit to determine the liquidity of Borrowers accounts receivable and a bring-down of the procedures performed in connection with the September 30, 2003 financial statements of Borrowers, and the results of that audit will be satisfactory to Agent in its Permitted Discretion;

                  (x) Agent shall have received evidence satisfactory to Agent that Parent has received proceeds in connection with the pending divestiture of Parent's Middle East operations such that the Net Proceeds are at least $2,500,000;

                  (y) Agent shall have received evidence satisfactory to Agent of the issuance of no more than $14,000,000 of Indebtedness permitted under Section 7.2(e), on terms reasonably acceptable to Agent;

                  (z) upon making the Initial Advance of the Revolving Loans on the Closing Date, the Borrowers shall have US Availability and Canadian Availability of at least $5,000,000 in the aggregate;

                  (aa) Credit Parties shall have obtained credit insurance for foreign receivables, on terms satisfactory to Agent in its Permitted Discretion, in the amount of not less than $1,500,000; and

                  (bb) Regarding the Investment and the transactions contemplated thereby:

                           (i) Agent shall have received from Parent certified copies of the applicable Investment Documents and such Investment Documents shall be satisfactory to Agent in its Permitted Discretion, and all other information, agreements, instruments, certificates or evidence requested by Agent that all conditions precedent to the completion of the Investment shall have been satisfied, and as additional security for the Obligations, Parent shall have assigned to Agent all of their respective rights and remedies under the applicable Investment Documents; and

                           (ii) Agent shall have received evidence that the Investment of at least $13,000,000 (at least a majority of which was provided by the Sponsor) shall have been consummated (or will be consummated simultaneously with the Initial Revolving Advances).

         4.2      CONDITIONS TO EACH REVOLVING ADVANCE AND FUNDING OF THE TERM
                  LOANS

         The obligations of Lenders to make any Revolving Advance (including, without limitation, the Initial Revolving Advances) and/or to fund the Term Loans are subject to the satisfaction, in the sole judgment of Agent, of the following additional conditions precedent:

                  (a) the Credit Parties shall have delivered to Agent, in the case of any Revolving Advance, a Borrowing Certificate for such Advance with necessary supporting documentation and executed by an authorized officer of Borrowers, which shall constitute a representation and warranty by the Credit Parties as of the US Revolving Advance Borrowing Date or the Canadian Revolving Advance Borrowing Date, which shall constitute a representation and warranty by all Credit Parties as of such Borrowing Date that the conditions contained in this Section 4.2 and in Section 4.1 have been satisfied;

                  (b) each of the representations and warranties made by each Credit Party and each other Person party thereto (other than Agent and Lenders) in or pursuant to the Loan Documents shall be accurate in all material respects before and after giving effect to funding of the Term Loans and/or the making of such Revolving Advance (except for those representations and warranties made as of a specific date, and no Default or Event of Default shall have occurred and be continuing or otherwise would exist or arise after giving effect to the requested Advance and/or Term Loans on such date;

                  (c) immediately after giving effect to the requested Revolving Advance, the aggregate outstanding principal amount of US Revolving Advances and Canadian Revolving Advances shall not exceed the US Revolving Facility Maximum Amount or the Canadian Revolving Facility Maximum Amount, respectively, then in effect and Agent shall have received a duly completed Borrowing Certificate in accordance with the terms hereof setting forth availability under the respective Revolving Facility as of a date not more than five (5) days prior to the respective US Revolving Advance Borrowing Date or Canadian Revolving Advance Borrowing Date and, after giving effect to such Revolving Advance, the outstanding principal balance of the US Revolving Advances and Canadian Revolving Advances does not exceed the US Revolving Facility Maximum Amount or the Canadian Revolving Facility Maximum Amount, respectively; and

                  (d) Agent shall have received all fees, charges and expenses payable to Agent and/or Lenders on or prior to such date pursuant to the Loan Documents.

V.       REPRESENTATIONS AND WARRANTIES

         Each Credit Party, jointly and severally, represents and warrants as of the Closing Date, each Revolving Facility Borrowing Date and the date of funding of the Term Loans as follows:

         5.1      ORGANIZATION AND AUTHORITY

         Each Credit Party is a corporation, partnership or limited liability company, as the case may be, duly organized or formed, validly existing and in good standing under the laws of its state or province of formation. Each Credit Party (a) has all requisite corporate, partnership or limited liability company power and authority to own its properties and assets (including, without limitation, the Collateral) and to carry on its business as now being conducted and as contemplated in the Loan Documents, (b) as of the Closing Date, is duly qualified to do business in the jurisdictions set forth on Schedule 5.1, which are all of the jurisdictions in which failure so to qualify could reasonably be expected to be, have or result in a Material Adverse Effect, and (c) has all requisite corporate, partnership or limited liability company power and authority (i) to execute, deliver and perform the Loan Documents to which it is a party, (ii) with respect to Borrowers, to borrow hereunder, (iii) to consummate the transactions contemplated under the Loan Documents, and (iv) to grant the Liens with regard to the Collateral pursuant to the Security Documents to which it is a party. No Credit Party is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or is controlled by such an "investment company."

         5.2      LOAN DOCUMENTS AND RELATED DOCUMENTS

         The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party, and the consummation of the transactions contemplated thereby, (a) have been duly authorized by all requisite corporate, partnership or limited liability company action of such Credit Party and have been duly executed and delivered by or on behalf of such Credit Party; (b) do not violate any provisions of (i) any applicable law, statute, rule, regulation, ordinance or tariff, (ii) any order of any Governmental Authority binding on such Credit Party or any of its properties, or (iii) the certificate or articles of incorporation, amalgamation or continuance or bylaws (or any other equivalent governing agreement or document) of such Credit Party, or any agreement between such Credit Party and its shareholders, members, partners or equity owners or among any such shareholders, members, partners or equity owners; (c) except as set forth in Schedule 5.2, are not in conflict with, and do not result in a breach or default of or constitute an event of default, or an event, fact, condition or circumstance which, with notice or passage of time, or both, would constitute or result in a conflict, breach, default or event of default under, any indenture, agreement or other instrument to which such Credit Party is a party, or by which the properties or assets of such Credit Party are bound, the effect of which could reasonably be expected to be, have or result in a Material Adverse Effect;
(d) except as set forth in the Loan Documents will not result in the creation or imposition of any Lien of any nature upon any of the properties or assets of any Credit Party; and (e) except for filings in connection with the perfection of Agent's Liens, do not require the consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person. When executed and delivered, each of the Loan Documents to which such Credit Party is a party will constitute the legal, valid and binding obligation of each Credit Party, enforceable against such Credit Party in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity which may limit the availability of equitable remedies (whether in a proceeding at law or in equity).

         5.3      SUBSIDIARIES, CAPITALIZATION AND OWNERSHIP INTERESTS

         No Credit Party has any Subsidiaries other than those Persons listed as Subsidiaries on Schedule 5.3. Schedule 5.3 sets forth the authorized and issued capitalization of each Credit Party, and the number and class of equity securities and/or ownership, voting or partnership interests issued and outstanding of such Credit Party and the beneficial and record owners thereof (including options, warrants, convertible notes and other rights to acquire any of the foregoing) as of the Closing Date. The outstanding equity securities and/or ownership, voting or partnership interests of each Credit Party have been duly authorized and validly issued and is fully paid and nonassessable and each Person listed on Schedule 5.3 as of the Closing Date owns beneficially and of record all of the equity securities it is listed as owning free and clear of any Liens other than Liens created by the Loan Documents. Schedule 5.3 also lists the directors, members, managers and/or partners of each Credit Party as of the Closing Date. Except as listed on Schedule 5.3 as of the Closing Date, no Credit Party (a) owns any Investment Property, (b) owns any interest or participates or engages in any joint venture, partnership or similar arrangements with any Person, (c) is a party to or has knowledge of any agreements restricting the transfer of its equity securities, (d) has issued any rights which can be convertible into or exchangeable or exercisable for any of its equity securities, or any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, any of its equity securities or any securities convertible into or exchangeable or exercisable for any of its equity securities or (e) is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its equity securities or other convertible rights or options or debt securities.

         5.4      PROPERTIES

         Except as set forth on Schedule 5.4, each Credit Party is the sole owner and has good, valid and marketable title to, or a valid leasehold interest in, license of, or right to use, all of its properties and assets, including the Collateral, whether personal or real, free and clear of all

Liens other than Permitted Liens. Schedule 5.4 lists as of the Closing Date (i) the locations of the chief executive office of each Credit Party and all other locations of Collateral and all books and records in connection therewith or in any way relating thereto or evidencing the Collateral, (ii) identifies the common address and use of each such location, (iii) indicates whether such location is owned or leased by such Credit Party or whether such Credit Party is entitled to occupy or use such location by virtue of a license or easement, (iv) if such location is leased, describes the parties to and date of such lease and the name and current address of the landlord under the lease, (v) if such location is owned, sets forth a complete and accurate legal description for such location and (vi) if such Credit Party occupies or uses such location by virtue of a license or easement agreement, describes such license or easement agreement with reasonable specificity. Each Credit Party enjoys peaceful and undisturbed possession under all such leases as of the Closing Date and such leases are valid and subsisting and are in full force and effect. As of the Closing Date all tangible personal property and tangible assets of each Credit Party are in good repair, working order and condition (normal wear and tear excepted) and are suitable and adequate for the uses for which they are being used or are intended.

         5.5      OTHER AGREEMENTS

         No Credit Party is (a) a party to any judgment, order or decree or any agreement, document or instrument, or subject to any restriction, which would materially adversely affect its ability to execute and deliver, or perform under, any Loan Document or to pay the Obligations, (b) in default in the performance, observance or fulfillment of any obligation, covenant or condition contained in any agreement, document or instrument to which it is a party or to which any of its properties or assets are subject, which default would reasonably be expected to be, have or result in a Material Adverse Effect, nor is there any event, fact, condition or circumstance which, with notice or passage of time or both, would constitute or result in a conflict, breach, default or event of default under, any of the foregoing which would reasonably be expected to be, have or result in a Material Adverse Effect, or (c) a party or subject to any agreement, document or instrument with respect to, or obligation to pay any, service or management fee with respect to, the ownership, operation, leasing or performance of any of its business other than the Management Services Agreement and service and licensing agreements in the ordinary course of business.

         5.6      LITIGATION

         Except as set forth on Schedule 5.6, there is no action, suit, proceeding or investigation pending or, to its knowledge, threatened against any Credit Party that (a) questions or could reasonably be expected to prevent or affect the validity of any of the Loan Documents or the right of such Credit Party to enter into any Loan Document or to consummate the transactions contemplated thereby or (b) could reasonably be expected to be, have or result in, either individually or in the aggregate, any Material Adverse Change or Material Adverse Effect. No Credit Party is aware that there is any basis for the foregoing. No Credit Party is a party or subject to any order, writ, injunction, judgment or decree of any Governmental Authority. As of the Closing Date, there is no action, suit, proceeding or investigation initiated by any Credit Party currently pending. Except as disclosed in the financial statements most recently delivered

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

to Agent hereunder, no Credit Party has any existing accrued and/or unpaid Indebtedness to any Governmental Authority or any other governmental payor.

         5.7      HAZARDOUS MATERIALS

         Except as set forth on Schedule 5.7, each Credit Party is in compliance in all material respects with all applicable Environmental Laws. Except as set forth on Schedule 5.7, no Credit Party has been notified of any action, suit, proceeding or investigation (a) relating in any way to compliance by or liability of such Credit Party under any Environmental Laws, (b) which otherwise deals with any Hazardous Substance or any Environmental Law, or (c) which seeks to suspend, revoke or terminate any license, permit or approval necessary for the generation, handling, storage, treatment or disposal of any Hazardous Substance.

         5.8      TAX RETURNS; GOVERNMENTAL REPORTS

         Each Credit Party (a) has filed all federal, state, foreign , provincial and local tax returns and other reports which are required by law to be filed by such Credit Party, and (b) except as set forth on Schedule 5.8, has paid all taxes, assessments, fees and other governmental charges, including, without limitation, payroll and other employment related taxes, in each case that are due and payable, except only for items that such Credit Party is currently contesting in good faith and for which adequate reserves have been established.

         5.9      FINANCIAL STATEMENTS AND REPORTS

                  All financial statements and financial information relating to any Credit Party that have been or may hereafter be delivered to Agent by any Credit Party (a) except as set forth on Schedule 5.9, are and will be accurate and complete in accordance with GAAP, (b) consistent with the books of account and records of Credit Parties, (c) have been and will be prepared in accordance with GAAP on a consistent basis throughout the indicated periods, except that the unaudited financial statements contain no footnotes or year-end adjustments, and (d) present fairly in all material respects the consolidated financial condition, assets and liabilities and results of operations of the Borrowers and their Consolidated Subsidiaries at the dates and for the relevant periods indicated in accordance with GAAP on a basis consistently applied. Except as set forth on Schedule 5.9, the Credit Parties have no material obligations or liabilities of any kind not disclosed in such financial information or statements, and since the date of the most recent financial statements submitted to Agent, there has not occurred any Material Adverse Change or Material Adverse Effect or, to Credit Parties' knowledge, any other event or condition that could reasonably be expected to be, have or result in a Material Adverse Effect.

         5.10     COMPLIANCE WITH LAW; BUSINESS

                  Each Credit Party (a) except as set forth on Schedule 5.10, is in compliance with all laws, statutes, rules, regulations, ordinances and tariffs of any Governmental Authority applicable to such Credit Party, the Business and/or such Credit Party's assets or operations, including, without limitation, ERISA and any laws or regulations pertaining to the Business, and
(b) is not in violation of any order of any Governmental Authority or other board or tribunal, except, in the case of both (a) and (b), where noncompliance or violation could not reasonably be expected to be, have or result in a Material Adverse Effect. To the Credit Parties' knowledge, there is no event, fact, condition or circumstance which, with notice or passage of time, or both, would constitute or result in any noncompliance with, or any violation of, any of the foregoing, in each case except where noncompliance or violation could not reasonably be expected to be, have or result in a Material Adverse Effect. No Credit Party has received any notice that any Credit Party is not in material compliance in any respect with any of the requirements of any of the foregoing. No Credit Party has (i) engaged in any Prohibited Transactions as defined in Section 406 of ERISA and Section 4975 of the Code, (ii) failed to meet any applicable minimum funding requirements under Section 302 of ERISA in respect of its plans and no funding requirements have been postponed or delayed, (iii) knowledge of any event or occurrence which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Title IV of ERISA to terminate any of the employee benefit plans, (iv) any fiduciary responsibility under ERISA for investments with respect to any plan existing for the benefit of Persons other than its employees or former employees, or (v) withdrawn, completely or partially, from any multi-employer pension plans so as to incur liability under the MultiEmployer Pension Plan Amendments of 1980. With respect to each Credit Party, there exists no event described in Section 4043 of ERISA, excluding Subsections 4043(b)(2) and 4043(b)(3) thereof, for which the thirty (30)-day notice period contained in 12 C.F.R. Section 2615.3 has not been waived. With respect to each scheme or arrangement mandated by a government other than the United States providing for post-employment benefits (each, a "FOREIGN GOVERNMENT SCHEME OR ARRANGEMENT") and with respect to each employee benefit plan maintained or contributed to by any Credit Party that is not subject to United States law providing for post-employment benefits (each, a "FOREIGN PLAN"): (i) all employer and employee contributions required by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the liability of each Credit Party with respect to a Foreign Plan is reflected in accordance with normal accounting practices on the financial statements of such Credit Party, as the case may be; (iii) each Foreign Plan is funded in accordance with applicable law; and (iv) each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities. Each Credit Party has maintained in all material respects all records required to be maintained by any applicable Governmental Authority. No Credit Party has engaged, or does engage, directly or indirectly, in any business other than the Business.

         As of the Closing Date, Schedule 5.10A lists all Canadian Benefit Plans and Canadian Pension Plans currently maintained or contributed to by each Credit Party. The Canadian Pension Plans are duly registered under the Income Tax Act and all other applicable laws which require registration. Each Credit Party has complied with and performed all of its obligations in all material respects under and in respect of the Canadian Pension Plans and Canadian Benefit Plans under the terms thereof, any funding agreements and all applicable laws (including any fiduciary, funding, investment and administration obligations). All employer and employee payments, contributions or premiums to be remitted, paid to or in respect of each Canadian Pension Plan or Canadian Benefit Plan have been paid in a timely fashion in accordance with the terms thereof, any funding agreement and all applicable laws. There have been no improper withdrawals or applications of the assets of the Canadian Pension Plans or the Canadian Benefit Plans. Except as set forth on Schedule 5.10A, there are no outstanding disputes concerning the assets of the Canadian Pension Plans or the Canadian Benefit Plans. Except as set forth on

Schedule 5.10A, each of the Canadian Pension Plans is fully funded on a solvency basis (using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable Governmental Authorities and which are consistent with generally accepted actuarial principles).

         5.11     INTELLECTUAL PROPERTY

         Except as set forth on Schedule 5.11, as of the Closing Date or as thereafter otherwise disclosed in writing to Agent from time to time, no Credit Party owns, licenses or utilizes any registered patents, patent applications, registered trademarks, trademark applications, registered service marks, service mark applications, registered copyrights or copyright applications, or any material trade names, software or licenses. Each Credit Party owns directly, or is entitled to use by license or otherwise, all Intellectual Property of any Person used in, necessary for or material to the conduct of such Credit Party's businesses. All such items listed on Schedule 5.11 as of the Closing Date are and, at all times after the Closing Date (except to the extent no longer deemed necessary for or material to the conduct of the businesses of the Credit Parties in the good faith business judgment of the Credit Parties) will be: (a) subsisting and have not been adjudged invalid or unenforceable, in whole or part, (b) valid and enforceable, and (c) in full force and effect and not in known conflict with the rights of any Person. Each Credit Party has made all filings and recordations necessary in the exercise of reasonable and prudent business judgment to protect its interest in the material components of the Intellectual Property of such Credit Party in the United States Patent and Trademark Office, the United States Copyright Office and in corresponding offices throughout the world, as appropriate in the exercise of reasonable and prudent business judgment by the Credit Parties based on the Credit Parties' operations. Each Credit Party has performed and will continue to perform all acts and has paid and will continue to pay all required fees and taxes to maintain each and every item of the Intellectual Property of such Credit Party in full force and effect throughout the world, as applicable, except such items of Intellectual Property as are no longer deemed necessary for or material to the conduct of the businesses of the Credit Parties in the reasonable business judgment of the Credit Parties. No litigation is pending or, to the knowledge of each Credit Party, threatened which contains allegations respecting the validity, enforceability, infringement or ownership of any of the Intellectual Property of such Credit Party. No Credit Party is in breach of or default under the provisions of any of the foregoing, nor is there any event, fact, condition or circumstance which, with notice or passage of time or both, would constitute or result in a conflict, breach, default or event of default under, any of the foregoing which would reasonably be expected to be, have or result in a Material Adverse Effect.

         5.12     PERMITS; LABOR

         Except as set forth on Schedule 5.12, each Credit Party is in compliance with and has all Permits necessary or required by applicable law or Governmental Authority for the operation of its Business as presently conducted and as proposed to be conducted except where noncompliance, violation or lack thereof could not reasonably be expected to be, have or result in a Material Adverse Effect. All Permits necessary or required by applicable law or Governmental Authority for the operation of Credit Parties' businesses are in full force and effect and not in known conflict with the rights of others, except where such conflict or lack of being in full force and effect could not reasonably be expected to be, have or result in a Material Adverse Effect. No Credit Party (a) is in breach of or default under the provisions of any of the foregoing, nor is there any event, fact, condition or circumstance which, with notice or passage of time or both, would constitute or result in a conflict, breach, default or event of default under, any of the foregoing which could reasonably be expected to be, have or result in a Material Adverse Effect, and (b) is nor has been involved in any labor dispute, strike, walkout or union organization.

         5.13     NO DEFAULT; SOLVENCY

         There does not exist any Default or Event of Default. Each Credit Party is and, after giving effect to the transactions and the Indebtedness contemplated by the Loan Documents, the Indebtedness permitted under Section 7.2(e) issued by the Credit Parties to American Capital Strategies, Ltd. on the date hereof and the transactions contemplated by the Investment Documents, and after the funding of each Revolving Advance and the Term Loans, will be solvent and able to meet its obligations and liabilities as they become due, and the assets and business (as a going concern) of such Credit Party, at a Fair Valuation, exceed the total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Credit Party, and no unreasonably small capital base with which to engage in its anticipated business exists with respect to such Credit Party.

         5.14     DISCLOSURE

         No Loan Document nor any other written agreement, document, certificate, or statement furnished to Agent or any Lender by or on behalf of any Credit Party or any Sponsor in connection with the transactions contemplated by or pursuant to the Loan Documents, nor any representation or warranty made by any Credit Party or any Sponsor in any Loan Document, contains any untrue statement of material fact or omits to state any fact necessary to make the factual statements therein taken as a whole not materially misleading in light of the circumstances under which it was furnished. There is no fact known to any Credit Party or, to the best knowledge of the Credit Parties, any Sponsor which has not been disclosed to Agent in writing which could reasonably be expected to be, have or result in a Material Adverse Effect.

         5.15     EXISTING INDEBTEDNESS; INVESTMENTS, GUARANTEES AND CERTAIN
                  CONTRACTS

         Except for Permitted Indebtedness or as otherwise expressly permitted under this Agreement, no Credit Party (a) has outstanding Indebtedness, (b) is subject or party to any mortgage, note, indenture, indemnity or guarantee of, with respect to or evidencing any Indebtedness of any other Person, and/or (c) owns or holds any equity or long-term debt investments in, nor has any outstanding advances to or any outstanding guarantees for, the obligations of, or any outstanding borrowings from, any other Person. Each Credit Party has performed all material obligations required to be performed by such Credit Party pursuant to or in connection with any Permitted Indebtedness and there has occurred no breach, default or event of default under any document evidencing any such items or any fact, circumstance, condition or event which, with the giving of notice or passage of time or both, would constitute or result in a breach, default or event of default thereunder. Except for Permitted Indebtedness and actions permitted under Section 7.4, no Credit Party, directly or indirectly, has made, and there does not exist, any loans, advances or guarantees to or for the benefit of any Person or agreements to assume, guarantee, endorse, contingently agree to purchase or otherwise become liable for or upon or incur any obligation of any Person.

         5.16     AFFILIATED AGREEMENTS

         Except as set forth on Schedule 5.16, (i) as of the Closing Date there are no, and after the Closing Date except as permitted by Section 7.6 there will be no, existing or proposed agreements, arrangements, understandings or transactions between any Credit Party and any of such Credit Party's current or former officers, members, managers, directors, stockholders, partners, other interest holders, employees, or Affiliates or any members of their respective families, and (ii) to each Credit Party's knowledge, none of the foregoing Persons as of the Closing Date were, or after the Closing Date except as permitted by Section 7.6 will be, directly or indirectly, indebted to or have any direct or indirect ownership, partnership or voting interest in, any Affiliate of any Credit Party or any Person with which any Credit Party has a business relationship or which competes with any Credit Party (except that any such Persons may own stock in (but not exceeding two percent (2%) of the outstanding capital stock of) any publicly traded company that may compete with any Credit Party.

         5.17     INSURANCE

         Each Credit Party has in full force and effect such insurance policies as may be required pursuant to Section 6.5 hereof. All such insurance policies as of the Closing Date are listed and described on Schedule 5.17.

          5.18     FOREIGN ASSETS CONTROL REGULATIONS AND ANTI-MONEY LAUNDERING

                  (a) OFAC. No Credit Party (i) is a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2, or (iii) is a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury's Office of Foreign Assets Control regulation or executive order.

                  (b) Patriot Act. Each Credit Party is in compliance, in all material respects, with the Patriot Act. No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

         5.19 NAMES; LOCATION OF OFFICES, RECORDS AND COLLATERAL; DEPOSIT ACCOUNTS AND INVESTMENT PROPERTY

         During the preceding five (5) years, no Credit Party has nor, to the Credit Party's knowledge, any of its predecessors, have conducted business under or used any name (whether corporate, partnership or assumed) other than as shown on Schedule 5.19A. The Credit Parties maintain their respective places of business and chief executive offices only at the locations set forth on Schedule 5.19B or, after the Closing Date, as additionally disclosed to Agent in writing in accordance with Section 7.4, and all Accounts of such Credit Party arise, originate and are located, and all of the Collateral and all books and records in connection therewith or in any way relating thereto or evidencing the Collateral are located and shall be only, in and at such locations. All of the Collateral is located only in the United States or in Canada. Schedule 5.19B lists all of each Credit Party's Deposit Accounts and Investment Property as of the Closing Date.

         5.20     NON-SUBORDINATION

         Except to the extent due to actions by the Lenders, the Obligations are not subordinated in any way to any other obligations of any Credit Party or to the rights of any other Person.

         5.21     LEGAL INVESTMENTS; USE OF PROCEEDS; TAX REGULATIONS

         (a) The Credit Parties are not engaged in the business of extending credit for the purpose of purchasing or carrying any "margin stock" or "margin security" (within the meaning of Regulations T, U or X issued by the Board of Governors of the Federal Reserve System), and no proceeds of the Loans will be used to purchase or carry any margin stock or margin security or to extend credit to others for the purpose of purchasing or carrying any margin stock or margin security.

         (b) No Credit Party intends to treat the Loans, the Commitments and/or any letters of credit and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event any Credit Party determines to take any action inconsistent with such intention, it will promptly notify Agent thereof. If any Credit Party so notifies Agent, such Credit Party acknowledges that one or more of the Lenders may treat its Loans, Commitments and/or its interest in letters of credit as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation.

         5.22     BROKER'S OR FINDER'S COMMISSIONS

         Except for the one-time closing fee payable pursuant to the terms of the Preferred Stock Purchase Agreement not to exceed $500,000, fees payable under the Management Services Agreement to the extent permitted by this Agreement and fees payable at Closing to Brown, Gibbons, Lang and Company not to exceed $1,470,000, which are the sole responsibility of Parent to pay, no broker's or finder's or placement fee or commission will be payable to any broker or agent engaged by any Credit Party or any of its officers, directors or agents with respect to the issue of the Notes or the transactions contemplated by this Agreement or the Investment Documents other than fees payable to Agent and the Lenders. Each Credit Party, jointly and severally, agrees to indemnify Agent and Lenders and hold them harmless from against any claim, demand or liability for broker's or finder's or placement fees or similar commissions, whether or not payable by the Credit Parties, alleged to have been incurred in connection with such transactions, other than any broker's or finder's fees payable to Persons engaged by Agent or Lenders without the knowledge of the Credit Parties.

         5.23     SURVIVAL

         Each Credit Party agrees that the representations and warranties contained herein and the other Loan Documents are made with the knowledge and intention that Agent and Lenders are relying and will rely thereon. All such representations and warranties will survive the execution and delivery of this Agreement, the Closing and the making of any and all Revolving Advances and/or the funding of the Term Loans.

VI.      AFFIRMATIVE COVENANTS

                  Each Credit Party, jointly and severally, covenants and agrees that, until full performance and satisfaction, and indefeasible payment in full in cash, of all the Obligations and termination of this Agreement:

         6.1      FINANCIAL STATEMENTS, REPORTS AND OTHER INFORMATION

                  (a) FINANCIAL REPORTS. The Credit Parties shall furnish to Agent (i) as soon as available and in any event within ninety (90) calendar days after the end of each fiscal year of Borrowers, audited annual consolidated financial statements and unaudited annual consolidating financial statements of Borrowers and their Consolidated Subsidiaries, including the notes thereto, consisting of consolidated and consolidating balance sheets at the end of such completed fiscal year and the related consolidated and consolidating statements of income, retained earnings, cash flows and owners' equity for such completed fiscal year, which financial statements shall be prepared and certified without qualification by KPMG, LLP or any other independent certified public accounting firm satisfactory to Agent in its Permitted Discretion and accompanied by related management letters, if available, (ii) as soon as available and in any event within forty-five (45) calendar days after the end of each fiscal quarter of Borrowers (other than the last fiscal quarter of each fiscal year), unaudited consolidated and consolidating financial statements of Borrowers and their Consolidated Subsidiaries consisting of a balance sheet and statements of income, retained earnings and cash flows and owners' equity as of the end of the immediately preceding fiscal quarter, (iii) together with each Monthly Borrowing Certificate, a separate detailed aging and categorization of the Borrowers' accounts receivable and accounts payable and such other supporting documentation with respect to the figures and information in the Borrowing Certificate as Agent shall request in its Permitted Discretion, and (iv) as soon as available and in any event within thirty (30) calendar days after the end of each calendar month (other than the last calendar month of a fiscal quarter), unaudited consolidated and consolidating financial statements of Borrowers and their Consolidated Subsidiaries consisting of a balance sheet and statements of income, retained earnings, cash flows and owners' equity as of the end of the immediately preceding calendar month. All such financial statements shall be prepared in accordance with GAAP consistently applied with prior periods

(subject, as to interim statements, to lack of footnotes and year-end adjustments). With each quarterly and annual financial statement, Borrowers shall also deliver a compliance certificate of its chief financial officer on behalf of Borrowers in the form of Exhibit B hereto (each, a "COMPLIANCE CERTIFICATE"). Such certificate shall be accompanied by the calculations necessary to show compliance with the financial covenants set forth in Section
7.1 and Annex I in a form satisfactory to the Agent in its Permitted Discretion.

                  (b) OTHER MATERIALS. The Credit Parties shall furnish to Agent as soon as available, and in any event within ten (10) calendar days after the preparation or issuance thereof or such other time as set forth below, as applicable: (i) within thirty (30) calendar days after the end of each calendar month, a monthly operating report for each Credit Party, which report shall include a detailed comparison of the actual year-to-date operating results against (A) the projected operating budget for the current fiscal year, if any, and (B) the actual operating results for the same period during the prior calendar year, in each case inclusive of profit and loss statements, (ii) copies of any reports submitted to the Credit Parties by their independent accountants in connection with any interim audit of the books of such Person or any of its Affiliates and copies of each management control letter provided by such independent accountants, and (iii) such additional information, documents, statements, reports and other materials as Agent may request in its Permitted Discretion from time to time. The Credit Parties shall furnish to Agent not less than thirty (30) calendar days prior to the commencement of each fiscal year in the Term, a list setting forth the location of the Collateral.

                  (c) NOTICES. The Credit Parties shall promptly, and in any event upon the earlier to occur of (y) five (5) Business Days after any Credit Party or any authorized officer of any Credit Party obtains knowledge thereof and (z) ten (10) Business Days after the occurrence thereof, notify Agent in writing of (i) any pending or threatened litigation, suit, investigation, arbitration, dispute resolution proceeding or administrative or regulatory proceeding brought or initiated by or against any Credit Party or otherwise affecting or involving or relating to any Credit Party or any Credit Party's property or assets to the extent (A) the amount in controversy exceeds $250,000 individually or $500,000 in the aggregate for all such events, or (B) to the extent any of the foregoing seeks injunctive relief against a Credit Party which could reasonably be expected to be, have or result in a Material Adverse Effect, (ii) any Default or Event of Default, which notice shall specify the nature and status thereof, the period of existence thereof and what action is proposed to be taken with respect thereto, (iii) any other development, event, fact, circumstance or condition that could reasonably be expected to be, have or result in a Material Adverse Effect, in each case describing the nature and status thereof and the action proposed to be taken with respect thereto,
(iv) any matter(s) in the amount of $250,000, individually or $500,000 in the aggregate, in existence at any one time adversely affecting the value, enforceability or collectibility of any of the Collateral, (v) any notice given or received by any Credit Party to or from any other lenders of Indebtedness of any such Credit Party in the amount of not less than $100,000 individually or $250,000 in the aggregate, and shall furnish to Agent a copy of such notice,
(vi) receipt of any notice or request from any Governmental Authority regarding any liability or claim of liability in the amount equal to or exceeding $250,000 individually or $500,000 in the aggregate, (vii) receipt of any notice by any Credit Party regarding termination of any lease of real property (other than by expiration of the term) or any senior executive, (viii) if any Account or other Collateral becomes evidenced or secured by

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

an Instrument or Chattel Paper, (ix) the filing, recording or assessment of any federal, state, local or foreign tax liens securing an amount of not less than $250,000 individually or $500,000 in the aggregate against the Collateral or any Credit Party, (x) any action taken or threatened to be taken by any Governmental Authority (or any notice of any of the foregoing) with respect to any Credit Party which could reasonably be expected to be, have or result in a Material Adverse Effect or with respect to any Collateral, (xi) any change in the corporate or legal name or the organization identification number of any Credit Party, (xii) the loss, termination or expiration of any contract to which any Credit Party is a party or by which its properties or assets are subject or bound, which could reasonably be expected to be, have or result in a Material Adverse Effect, (xiii) any event or occurrence materially affecting any Foreign Government Scheme or Arrangement or Foreign Plan, (xiv) as soon as possible, and in any event within thirty (30) days after the Credit Parties know or have reason to know thereof, notice of (A) the establishment by the Credit Parties of any Plan, (B) the commencement by the Credit Parties of contributions to a Multiemployer Plan, (C) any failure by the Loan Parties or any of their ERISA Affiliates to make contributions required by Section 302 of ERISA (whether or not such requirement is waived pursuant to Section 303 of ERISA), or (D) the occurrence of any Reportable Event with respect to any Plan or Multiemployer Plan for which the reporting requirement is not waived, together with a statement of an officer setting forth details as to such Reportable Event and the action which the Loan Parties propose to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC if any such notice was provided by the Loan Parties, and (ii) promptly after receipt thereof, a copy of any notice the Loan Parties may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Multiemployer Plan, or to appoint a trustee to administer any Plan or Multiemployer Plan, and/or (xv) promptly after receipt thereof, a copy of any notice of withdrawal liability from any Multiemployer Plan.

                  (d) CONSENTS. The Credit Parties shall obtain and deliver to Agent from time to time all required consents, approvals and agreements from such third parties as Agent shall determine are necessary or desirable in its Permitted Discretion and that are satisfactory to Agent in its Permitted Discretion with respect to (i) the Loan Documents and the transactions contemplated thereby, (ii) claims against any Credit Party or the Collateral, and/or (iii) any agreements, consents, documents or instruments to which any Credit Party is a party or by which any properties or assets of any Credit Party or any of the Collateral is or are bound or subject, including, without limitation, Landlord Waivers and Consents with respect to leases.

                  (e) OPERATING BUDGET. Borrowers shall furnish to Agent on or prior to the Closing Date and for each fiscal year of Borrowers thereafter not less than thirty (30) calendar days prior to the commencement of such fiscal year, consolidated and consolidating month by month projected operating budgets, projections, profit and loss statements, income statements, balance sheets and cash flow reports of and for the Credit Parties for such upcoming fiscal year (including an income statement for and a balance sheet as at the end of each month), and annual projections for the fiscal years remaining in the Term, in each case prepared in accordance with GAAP consistently applied with prior periods (subject to lack of footnotes and year-end adjustments); and within ten
(10) days after any material update or amendment of any such plan or forecast, a copy of such update or amendment, including a description of and reasons for such update or amendment. Each such projection, update or amendment shall be accompanied by a written certificate signed by the Credit Parties' chief financial officer to the effect that it has been prepared on the basis of the Credit Parties' historical financial statements and records, together with the assumptions set forth in such projection and that it reflects expectations, after reasonable analysis, of the Credit Parties' management as to the matters set forth therein.

                  (f) SHAREHOLDER / PARTNER REPORTS AND GOVERNMENT FILINGS. Parent shall furnish to Agent, concurrently with the sending or filing thereof, a copy of any proxy statements, financial statements or reports which Parent has made available to its shareholders in their capacity as shareholders and a copy of any material regular, periodic and special reports or registration statements which any Credit Party files with the Securities and Exchange Commission, any stock exchange or any Governmental Authority.

                  (g) DEPOSIT ACCOUNTS, OTHER ACCOUNTS AND INVESTMENT PROPERTY. The Credit Parties shall (i) promptly, and in any event no later than five (5) Business Days before any Credit Party (A) establishes any Deposit Account, securities account, money market account or any similar account, or (B) becomes the owner of any Investment Property, in each case, on and with respect to which Agent, for itself and the benefit of the Lenders, does not have a perfected, first priority Lien, notify Agent of such, and (ii) prior to such establishment, or, with respect to any such Investment Property, promptly after such ownership, deliver to Agent a fully executed Bank Agency Agreement or other documentation to perfect Agent's, for its benefit and the benefit of the Lenders, Lien thereon, in each case in form and substance acceptable to Agent in its Permitted Discretion.

                  (h) INTELLECTUAL PROPERTY. The Credit Parties shall furnish to Agent within thirty (30) calendar days after June 30 and December 31 of each year, a report specifying any material Intellectual Property interests acquired by, obtained by, or licensed to any Credit Party during the six
(6)-month period then ended, and shall deliver to Agent, within ten (10) Business Days, documentation to perfect Agent's, for its benefit and the benefit of the Lenders, Lien in such Intellectual Property, in each case in form and substance acceptable to Agent in its Permitted Discretion.

                  (i) PAYROLL TAXES. Without limiting or being limited by any other provision of any Loan Document, the Credit Parties shall retain and use a third-party acceptable to Agent in its Permitted Discretion to process, manage and pay the payroll taxes of the Credit Parties and shall cause to be delivered to Agent within fifteen (15) calendar days after the end of each calendar month, a report of such payroll taxes of the Credit Parties for the immediately preceding calendar month and evidence of payment thereof. Agent acknowledges and agrees that ADP Payroll Services, Inc., the current provider of such services to the Credit Parties, is acceptable as of the date hereof.

                  (j) LANDLORD WAIVERS AND CONSENTS. The Credit Parties shall furnish to Agent within five (5) calendar days after the end of each calendar month, commencing for the month ended May 31, 2004, a report specifying the aggregate fair market value of the Collateral located at any leased location for which a Landlord Waiver and Consent has not been obtained, in form and substance acceptable to Agent in its Permitted Discretion.

         6.2      PAYMENT OF OBLIGATIONS

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

         The US Credit Parties shall make full and timely indefeasible payment in cash of the principal of and interest on the Loans, Revolving Advances and all other Obligations when due and payable. The Canadian Credit Parties shall make full and timely indefeasible payment in cash of the principal of and interest on the Canadian Loans, Canadian Revolving Advances and all other Obligations relating to the Canadian Loans when due and payable.

         6.3      CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE AND ASSETS

         Each Credit Party shall (a) conduct its business in accordance with good business practices customary to its industry, (b) engage principally in the same or similar lines of business substantially as heretofore conducted, (c) collect its Accounts in the ordinary course of business, (d) maintain all of its material properties, assets and equipment used or useful in its business in good repair, working order and condition (normal wear and tear excepted and except as may be disposed of in the ordinary course of business and in accordance with the terms of the Loan Documents), (e) from time to time make all necessary repairs, renewals and replacements thereof, (f) maintain and keep, or cause to be maintained and kept, in full force and effect its existence and all material Permits and qualifications to do business and good standing in its jurisdiction of formation and each other jurisdiction in which the ownership or lease of property or the nature of its business makes such Permits or qualification necessary, and in which failure to maintain such Permits or qualification could reasonably be expected to be, have or result in a Material Adverse Effect; (g) remain in good standing and maintain operations in all jurisdictions in which currently located, except where the failure to remain in good standing or maintain operations would not reasonably be expected to be, have or result in a Material Adverse Effect, and (h) maintain, comply with and keep in full force and effect its existence and all Intellectual Property necessary to conduct the Business the loss of which or failure to maintain could reasonably be expected to be, have or result in a Material Adverse Effect.

         6.4      COMPLIANCE WITH LEGAL AND OTHER OBLIGATIONS

         Each Credit Party shall (a) comply with all laws, statutes, rules, regulations, ordinances and tariffs of all Governmental Authorities applicable to it or its business, assets or operations, (b) pay all taxes, assessments, fees, governmental charges, claims for labor, supplies, rent and all other obligations or liabilities of any kind, except liabilities being contested in good faith and against which adequate reserves have been established, (c) subject to its right to contest in good faith by appropriate proceedings, perform in accordance with its terms each contract, agreement or other arrangement to which it is a party or by which it or any of the Collateral is bound, and (d) properly file all reports required to be filed with any Governmental Authority, except under clauses (a), (b), (c), and/or (d) where the failure to comply, pay, file or perform would not reasonably be expected to be, have or result in a Material Adverse Effect.

         6.5      INSURANCE

                  Each Credit Party shall (a) keep all of its insurable properties and assets adequately insured in all material respects against losses, damages and hazards as are customarily insured against by businesses engaging in similar activities or lines of business or owning similar assets or properties and at least the minimum amount required by this

Agreement, applicable law and any agreement to which such Credit Party is a party or pursuant to which such Credit Party provides any services, including, without limitation, liability, property and business interruption insurance, as applicable; and (b) maintain general liability insurance at all times against liability on account of damage to persons and property having such limits, deductibles, exclusions and co-insurance and other provisions as are customary for a business engaged in activities similar to those of such Credit Party; and
(c) maintain insurance under all applicable workers' compensation laws; all of the foregoing insurance policies and coverage levels to (i) be satisfactory in form and substance to Agent in its Permitted Discretion, (ii) name Agent, for the benefit of itself and Lenders, as loss payee or additional insured thereunder, as applicable, and (iii) expressly provide that they cannot be altered, amended, modified, canceled or terminated without thirty (30) calendar days' prior written notice to Agent, and that they inure to the benefit of Agent, for the benefit of itself and Lenders, notwithstanding any action or omission or negligence of or by such Credit Party, or any insured thereunder.

         6.6      TRUE BOOKS

         Each Credit Party shall (a) keep true, complete and accurate (in accordance with GAAP) books of record and account in accordance with commercially reasonable business practices in which true and correct entries are made of all of its dealings and transactions in all material respects; and (b) set up and maintain on its books such reserves as may be required by GAAP with respect to doubtful Accounts and all taxes, assessments, charges, levies and claims and with respect to its business, and include such reserves in its quarterly as well as year end financial statements.

         6.7 INSPECTION; PERIODIC AUDITS

         Each Credit Party shall permit the representatives of Agent from time to time during normal business hours upon reasonable notice, to (a) visit and inspect any of such Credit Party's offices or properties or any other place where Collateral is located to inspect the Collateral and/or to examine and/or audit all of such Credit Party's books of account, records, reports and other papers, (b) make copies and extracts therefrom, and (c) discuss such Credit Party's business, operations, prospects, properties, assets, liabilities, condition and/or Accounts with its officers and independent public accountants (and by this provision such officers and accountants are authorized to discuss the foregoing), provided, however, that no such notice shall be required to do any of the foregoing if an Event of Default has occurred and is continuing. The Credit Parties will pay, on demand, all out-of-pocket expenses and other reasonable costs and expenses incurred by or on behalf of Agent, including, without limitation, reasonable fees, costs, client charges and expenses of counsel for Agent, accounting due diligence periodic field audits, physical counts, valuations, investigations, searches and filings, monitoring of assets, appraisals of Collateral, title searches and reviewing environmental assessments, miscellaneous disbursements, examination, travel, lodging and meals, arising from or related to these inspections. Such inspections shall not take place more than three times per calendar year unless an Event of Default exists and is continuing.

         6.8      FURTHER ASSURANCES; POST CLOSING

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

                  At the Credit Parties' cost and expense, each Credit Party shall (a) take such further actions, obtain such consents and approvals and duly execute and deliver such further agreements, assignments, instructions or documents as Agent may request in its Permitted Discretion in order to carry out the purposes, terms and conditions of the Loan Documents and the consummation of the transactions contemplated thereby, whether before, at or after the performance and/or consummation of the transactions contemplated hereby or the occurrence of a Default or Event of Default, (b) without limiting and notwithstanding any other provision of any Loan Document, execute and deliver, or cause to be executed and delivered, such agreements and documents, and take or cause to be taken such actions, and otherwise perform, observe and comply with such obligations and covenants, as are set forth on Schedule 6.8, and (c) upon the exercise by Agent, any Lender or any of their Affiliates of any power, right, privilege or remedy pursuant to any Loan Document or under applicable law or at equity which requires any consent, approval, registration, qualification or authorization of any Person (including, without limitation, any Governmental Authority), execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments and other documents that may be so required for such consent, approval, registration, qualification or authorization. Without limiting the foregoing, upon the exercise by Agent, any Lender or any of their Affiliates of any right or remedy under any Loan Document which requires any consent, approval or registration with, consent, qualification or authorization by, any Governmental Authority or other Person (including, without limitation, transfers of Licenses), each Credit Party shall execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments and other documents that Agent, any Lender or such Affiliate may be required to obtain for itself or on its behalf for such consent, approval, registration, qualification or authorization. Agent may, and upon the request of US Requisite Lenders or Canadian Requisite Lenders, as applicable, shall, at any time and from time to time, request a certificate from an officer of each Credit Party representing that all conditions precedent to the making of Loans contained herein are satisfied (provided, that, if any such conditions precedent are not satisfied, such certificate shall state the conditions precedent that are not so satisfied). Lenders may, at their respective option, cease to make any further Loans until Agent has received such certificate, and, in addition, Agent has determined that such conditions are satisfied, in its Permitted Discretion.

         6.9      PAYMENT OF INDEBTEDNESS

         Except as otherwise prescribed in the Loan Documents and, with respect to Subordinated Debt, subject to any applicable Subordination Agreement or subordination provisions, the Credit Parties shall pay, discharge or otherwise satisfy at or before maturity (subject to applicable grace periods and, in the case of trade payables, to ordinary course payment practices) all of its obligations and liabilities, except (i) when the amount or validity thereof is being contested in good faith by appropriate proceedings and such reserves as Agent may deem proper and necessary in its Permitted Discretion shall have been made or (ii) where the failure could not reasonably be expected to be, have or result in a Material Adverse Effect.

         6.10     LIEN SEARCHES

         If Liens other than Permitted Liens exist at any time, the Credit Parties promptly shall take all commercially reasonable actions and execute and deliver all agreements, documents and

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

instruments necessary to release and terminate such Liens and upon request of Agent, shall provide evidence to Agent of such release and termination.

         6.11     USE OF PROCEEDS

         Borrowers shall use the proceeds from Revolving Advances under the Revolving Facilities and the Term Loans solely for the purposes set forth in the recitals of this Agreement.

         6.12     COLLATERAL DOCUMENTS; SECURITY INTEREST IN COLLATERAL

                  (a) On demand by Agent in its Permitted Discretion, each Credit Party shall make available to Agent copies of any and all documents, instruments, materials and other items that relate to, secure, evidence, give rise to or generate or otherwise involve Collateral, including, without limitation, Accounts and Inventory of such Credit Party. Each Credit Party shall
(i) execute, obtain, deliver, file, register and/or record any and all financing statements, continuation statements, similar statements and instruments, stock powers, instruments and other documents, or cause the execution, filing, registration, recording or delivery of any and all of the foregoing, including, without limitation, Bank Agency Agreements, that are necessary or required under law or otherwise or reasonably requested by Agent to be executed, filed, registered, obtained, delivered or recorded to create, maintain, perfect, preserve, validate or otherwise protect the pledge of the Collateral to Agent and Agent's, for its benefit and the benefit of the Lenders, perfected first priority (other than with respect to property or assets covered by Priority Permitted Liens) Lien on the Collateral (and each Credit Party irrevocably grants Agent the right, at Agent's option, to file any or all of the foregoing),
(ii) maintain, or cause to be maintained, at all times, the pledge of the Collateral to Agent and Agent's, for its benefit and the benefit of the Lenders, first priority (other than with respect to property or assets covered by Priority Permitted Liens) and perfected Lien on the Collateral, and (iii) defend the Collateral and Agent's, for its benefit and the benefit of the Lenders, first priority (other than with respect to property or assets covered by Priority Permitted Liens) and perfected Lien thereon against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to Agent, and pay all costs and expenses (including, without limitation, in-house documentation and diligence fees and legal expenses and reasonable attorneys' fees and expenses) in connection with such defense, which shall be added to the Obligations.

                  (b) If, after the date hereof, any Credit Party shall (i) obtain any registered Trademark, Patent or Copyright, or apply for any such registration in the United States Patent and Trademark Office, the United States Copyright Office or in the Canadian Intellectual Property Office, as applicable, or in any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country, including, without limitation, Canada, or any province or other political subdivision thereof, or
(ii) becomes the owner of any Trademark, Patent or Copyright registrations or applications for Trademark, Patent or Copyright registration used in the United States or any State thereof, political subdivision thereof or in any other country, including, without limitation, Canada, the provisions of Section 2.13 hereof shall automatically apply thereto. Upon the request of Agent, the Credit Parties shall promptly execute and deliver to Agent any and all assignments, agreements, instruments, documents and such other papers as may be requested by Agent in its Permitted Discretion to evidence the security interest in and conditional assignment of such Trademark, Patent or Copyright, as the case may be, in favor of Agent (for the benefit of itself and the Lenders). The Credit Parties shall: (i) prosecute diligently any Trademark, Patent or Copyright application at any time pending; (ii) make application for registration or issuance of all new Trademarks, Patents and Copyrights as reasonably deemed appropriate by such Credit Party; (iii) preserve and maintain all rights in the Intellectual Property (except such items of Intellectual Property as are no longer deemed necessary for or material to the conduct of the businesses of the Credit Parties in the reasonable business judgment of the Credit Parties); and (iv) use their best efforts to obtain any consents, waivers or agreements necessary to enable Agent to exercise its remedies with respect to such Intellectual Property. The Credit Parties shall not abandon any right to file a material Trademark, Patent or Copyright application nor shall the Credit Parties abandon any material pending Trademark, Patent or Copyright application, or material Trademark, Patent or Copyright without the prior written consent of Agent.

                  (c) Upon Agent's request, the Credit Parties shall (i) make available to Agent the original certificates of title for the Credit Parties' owned motor vehicles for which a certificate of title has been issued and (ii) promptly execute such forms as required by Agent to register Agent's (for the benefit of itself and the Lenders) liens on such certificates of title.

                  (d) Without limiting the generality of the foregoing and except as otherwise approved in writing by Agent, but subject to Section 6.12(e), (i) each Credit Party shall cause its Subsidiaries (other than Foreign Subsidiaries which are not Canadian Credit Parties) to guaranty the Obligations of Borrowers and to cause each such Subsidiary to grant to Agent, for the benefit of itself and Lenders, a security interest in all of such Subsidiary's Property to secure such guaranty, (ii) Parent shall pledge the equity interests in US Borrower to Agent, for the benefit of itself and Lenders, to secure the Obligations, (iii) Parent shall pledge, or cause to be pledged, the equity interests in Canadian Borrower to Agent, for the benefit of itself and Lenders, to secure the Canadian Obligations, and (iv) each Credit Party shall pledge the stock and other equity interest and securities of each of its Consolidated Subsidiaries (other than Foreign Subsidiaries which are not Canadian Credit Parties) to Agent, for the benefit of itself and Lenders, to secure the Obligations. In furtherance thereof, each such Subsidiary of a Borrower shall execute a Joinder Agreement and become a party to such of the Loan Documents, including this Agreement, as Agent shall determine.

                  (e) Notwithstanding anything to the contrary contained in this Section 6.12, no Foreign Subsidiary of US Borrower constituting a "controlled foreign corporation," as defined in Section 957 of the Code, shall be required to deliver any guaranty of the US Obligations or grant a security interest in any of its Property to secure any such guaranty, and neither US Borrower nor any of its Subsidiaries shall be required to pledge voting equity securities constituting more than sixty-five percent (65%) (or other applicable greater percentage) of the total combined voting power of all classes of voting equity securities of any such Foreign Subsidiary of US Borrower as security for the US Obligations, to the extent, in any such case, such guaranty or granting, or a pledge of additional equity securities, would result in material and adverse tax consequences to US Borrower under Section 956 of the Code as determined by Agent and the Requisite Lenders in their Permitted Discretion.

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

         6.13     TAXES AND OTHER CHARGES

                  (a) All payments and reimbursements to Agent, for its own account and/or for the benefit of Lenders, or any Lender made under any Loan Document shall be free and clear of and without deduction for all taxes, levies, imposts, deductions, assessments, charges or withholdings, and all liabilities with respect thereto of any nature whatsoever, excluding (i) taxes to the extent imposed on a Lender's net income, (ii) any withholding taxes imposed on amounts payable to a Lender at the time such Lender becomes a party to this Agreement, except to the extent such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from Borrowers with respect to such Non-Excluded Taxes pursuant to this Section 6.13, and (iii) any withholding taxes imposed on amounts payable by Canadian Borrower to CapitalSource, in its capacities as a Canadian Revolving Lender and a Canadian Term Lender (provided, that, this clause (iii) shall not exclude any amounts that may be payable by Borrowers to CapitalSource Canada from time to time due to the operation of paragraph (b) below). If any Credit Party shall be required by law to deduct any such non-excluded taxes, levies, imposts, deductions, assessments, charges or withholdings and all other liabilities with respect thereto (collectively, "NON-EXCLUDED TAXES") from or in respect of any sum payable under any Loan Document to Agent, for its own account and/or for the benefit of Lenders, or any Lender, then the sum payable to Agent, for its own account and/or for the benefit of Lenders, or such Lender shall be increased as may be necessary so that, after making all such required deductions, Agent and each Lender receives an amount equal to the sum it would have received had no such deductions been made.

                  (b) Notwithstanding any other provision of any Loan Document, if at any time after the Closing or the making of any Revolving Advance or funding of the Term Loans (x) any change in any existing law, regulation, treaty (including, without limitation, the Convention between Canada and the United States of America with respect to Taxes on Income and on Capital or directive or in the interpretation or application thereof, (y) any new law, regulation, treaty or directive enacted or any interpretation or application thereof, or (z) compliance by Agent or any Lender with any request or directive (whether or not having the force of law) from any Governmental Authority (which request or directive, with respect to CapitalSource Canada or any of its successors, assigns and participants, was made or issued after the Closing
Date): (i) subjects Agent or such Lender to any tax, levy, impost, deduction, assessment, charge or withholding of any kind whatsoever with respect to any Loan Document, or changes the basis of taxation of payments to Agent, for its own account and/or for the benefit of Lenders, of any amount payable thereunder (except for net income taxes imposed generally by federal, state or local taxing authorities with respect to interest or commitment fees or other fees payable hereunder or changes in the rate of tax on the overall net income of Agent and/or each Lender), or (ii) imposes on Agent or Lenders any other condition or increased cost in connection with the transactions contemplated thereby or participations therein; and the result of any of the foregoing is to increase the cost to Agent or Lenders of making or continuing or maintaining any Loan hereunder or to reduce any amount receivable hereunder, then, in any such case, the Credit Parties shall promptly pay to Agent, for its own account and/or for the benefit of Lenders, any additional amounts necessary to compensate Agent and each Lender, on an after-tax basis, for such additional cost or reduced amount as determined by Agent and/or such Lender. If Agent or any Lender becomes entitled to claim any additional amounts pursuant to this Section 6.13 it shall reasonably promptly after obtaining knowledge thereof notify Borrowers of the event by reason of which Agent or such Lender has become so entitled, and each such notice of additional amounts payable pursuant to this Section 6.13 submitted by Agent or such Lender to the Credit Parties shall, absent manifest error, be final, conclusive and binding for all purposes.

         6.14     FUTURE LEASES; FUTURE REAL ESTATE

                  (a) Concurrently with the execution or assumption by any Credit Party, as lessee, of any material lease pertaining to real property, such Credit Party shall deliver to Agent (i) an executed copy thereof, (ii) at the option of Agent, either a leasehold mortgage upon or a collateral assignment of such lease in favor of Agent, in either case in form and substance reasonably acceptable to Agent, (iii) a Landlord Waiver and Consent from the Landlord under such lease, (iv) at the option of Agent, a lender's policy of title insurance, in such form and amount and containing such endorsements as shall be reasonably satisfactory to Agent, insuring the Lien of such leasehold mortgage or collateral assignment of lease, together with a survey of such real property, which survey shall be of a recent enough date and in sufficient detail so as to permit the title company issuing such policy to eliminate any survey exceptions to such policy and (v) such other documents and assurances with respect to such real property as Agent may require in its Permitted Discretion.

                  (b) The applicable Credit Party shall deliver to Agent concurrently with the (i) execution by any Credit Party of any contract relating to the purchase by such Credit Party of real property, an executed copy of such contract and (ii) closing of the purchase of such real property, (A) a first mortgage or deed of trust in favor of Agent on such real property, in form and substance reasonably acceptable to Agent, (B) a lender's policy of title insurance, in such form and amount and containing such endorsements as shall be satisfactory to Agent in its Permitted Discretion, (C) a survey of such real property, which survey shall be of a recent enough date and in sufficient detail so as to permit the title company issuing such policy to eliminate any survey exceptions to such policy and (D) such other documents and assurances with respect to such real property as Agent may require in its Permitted Discretion.

         6.15     CANADIAN PENSION PLANS AND BENEFIT PLANS

                  (a) For each existing, or hereafter adopted, Canadian Pension Plan and Canadian Benefit Plan, each Credit Party shall in a timely fashion comply with and perform in all material respects all of its obligations under and in respect of such Canadian Pension Plan or Canadian Benefit Plan, including under any funding agreements and all applicable laws (including any fiduciary, funding, investment and administration obligations)

                  (b) All employer or employee payments, contributions or premiums required to be remitted, paid to or in respect of each Canadian Pension Plan or Canadian Benefit Plan shall be paid or remitted by each Credit Party in a timely fashion in accordance with the terms thereof, any funding agreements and all applicable laws.

                  (c) The Credit Parties shall deliver to Agent (1) if requested by Agent, copies of each annual and other return, report or valuation with respect to each Canadian Pension Plan as filed with any applicable Governmental Authority; (2) promptly after receipt thereof, a copy of any direction, order, notice, ruling or opinion that any Credit Party may receive from any applicable Governmental Authority with respect to any Canadian Pension Plan; and (3) notification within 30 days of any increases having a cost to one or more of the Credit Parties in excess of $100,000 per annum in the aggregate, in the benefits of any existing Canadian Pension Plan or Canadian Benefit Plan, or the establishment of any new Canadian Pension Plan or Canadian Benefit Plan, or the commencement of contributions to any such plan to which any Credit Party was not previously contributing.

VII.     NEGATIVE COVENANTS

         Each Credit Party, jointly and severally, covenants and agrees that, until full performance and satisfaction, and indefeasible payment in full in cash, of all the Obligations and termination of this Agreement:

         7.1      FINANCIAL COVENANTS

         No Credit Party shall violate, and each Credit Party shall fully comply with, the financial covenants set forth on Annex I to this Agreement, which annex is incorporated herein and made a part hereof. Notwithstanding the foregoing, to the extent that the Credit Parties would otherwise violate any of the financial covenants set forth on Annex I, Borrower may use the proceeds of Permitted Securities or Subordinated Debt permitted under Section 7.2 to prepay the Term Loans (such amounts to be applied to the Term Loans in accordance with Section 2.11(c)) to avoid such a violation, in which case the proceeds received by Borrower from such Permitted Securities or Subordinated Debt may be added to Net Income in the calculation of EBITDA (as defined on Annex I) for the applicable month to the extent necessary to avoid such violation and shall continue to apply with respect to such month for so long as such month is included in the applicable test period under Annex I; provided the following conditions precedent have been satisfied as determined by Agent in the Agent's Permitted Discretion: (i) upon issuance of such Permitted Securities or Subordinated Debt, Borrower notifies Agent in writing that the proceeds of such Permitted Securities or Subordinated Debt constitute amounts to be applied under and in accordance with this Section 7.1; (ii) such Permitted Securities or Subordinated Debt shall be made or incurred, as applicable, at any time during the applicable test period or thereafter but no later than ten (10) Business Days from the earlier to occur of (x) the date that Credit Parties delivered to Agent the applicable quarterly compliance certificate required pursuant to
Section 6.1(a) or (y) the date that such compliance certificates are required to be delivered under Section 6.1(a); (iii) the proceeds of such Permitted Securities or Subordinated Debt are applied upon receipt to prepay the Term Loans in accordance with Section 2.11(c), but without premium or penalty unless such Term Loan is being fully repaid in connection therewith or such proceeds are in excess of the deficiency in which case the excess shall be subject to the Yield Maintenance Fee and shall be due and payable within five (5) Business Days of the date it is determined that such proceeds are in excess of the deficiency;
(iv) the amount of the proceeds of such Permitted Securities and Subordinated Debt does not exceed $1,000,000 in any fiscal year or $3,000,000 in the aggregate during the Term, (v) Parent has not exercised its rights under this
Section 7.1 to cure a breach of any covenant in Annex I due to a shortfall in EBITDA with respect to any such

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covenant for the immediately preceding fiscal quarter; (vi) no other Event of
Default has occurred and is continuing; (vii) the utilization by Credit Parties of such Permitted Securities or Subordinated Debt for purposes of avoiding a violation of any of the financial covenants may not be used if Agent determines, in its Permitted Discretion, that the breach being cured by such Permitted Securities or Subordinated Debt has resulted in a Material Adverse Change.

         7.2      INDEBTEDNESS

         No Credit Party shall, and no Credit Party shall permit or cause any of its Consolidated Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except the following (collectively, "PERMITTED INDEBTEDNESS"):

                  (a)      Indebtedness under the Loan Documents;

                  (b)      any Indebtedness of the Credit Parties set forth on
Schedule 7.2 and replacements thereof; provided, that, the principal amount, interest rate or fees thereon are not increased and the maturity and weighted average life thereof are not shortened;

                  (c) Indebtedness of the Credit Parties not to exceed $250,000 in the aggregate at any time outstanding consisting of Capitalized Lease Obligations;

                  (d) Indebtedness of the Credit Parties incurred after the Closing Date pursuant to purchase money Liens permitted by Section 7.3(e); provided, that the aggregate amount thereof outstanding at any time shall not exceed $250,000;

                  (e) Indebtedness issued by the Credit Parties to American Capital Strategies, Ltd. on the date hereof in the original principal amount not to exceed $14,000,000 and replacements thereof; provided, that, such replacement Indebtedness remains subject to the subordination provisions as contained in the ACAS Subordination Agreement and the terms of such replacement Indebtedness do not violate the terms of the ACAS Subordination Agreement;

                  (f) Subordinated Debt to the Sponsor or any of its Affiliates to the extent permitted under Section 7.1;

                  (g) other Subordinated Debt consented to in writing by the Requisite Lenders;

                  (h) Intercompany Indebtedness arising from loans made by a US Borrower or any of its Domestic Wholly-Owned Subsidiaries to another US Borrower or any Domestic Wholly-Owned Subsidiaries of a US Borrower; provided that the obligations of each obligor shall be evidenced by notes, the sole originally executed counterparts of which shall be pledged and delivered to Agent, for the benefit of Agent and Lenders, as security for the Obligations and have such other terms as the Agent may require and any such notes shall be secured by a first priority (subject only to Liens in favor of Agent, for the benefit of itself and the Lenders) Lien in all Property of the relevant Borrower or Subsidiary, as the case may be, on terms and conditions satisfactory to Agent, and such Lien shall have been assigned to Agent, for the benefit of itself and the Lenders, in form and substance satisfactory to Agent, and Agent shall have received such

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

agreements, documents, instruments and opinions requested by Agent in its Permitted Discretion in respect thereof;

                  (i) Indebtedness arising from loans made by a Canadian Borrower or any of its Wholly-Owned Subsidiaries to any other Credit Party; provided that the obligations of each obligor shall be evidenced by notes, the sole originally executed counterparts of which shall be pledged and delivered to Agent, for the benefit of Agent and Lenders, as security for the Obligations and have such other terms as the Agent may require and any such notes shall be secured by a first priority (subject only to Liens in favor of Agent, for the benefit of itself and the Lenders) Lien in all Property of the relevant Borrower or Subsidiary, as the case may be, on terms and conditions satisfactory to Agent, and such Lien shall have been assigned to Agent, for the benefit of itself and the Lenders, in form and substance satisfactory to Agent, and Agent shall have received such agreements, documents, instruments and opinions requested by Agent in its Permitted Discretion in respect thereof;

                  (j)      Contingent Obligations permitted under Section 7.9;

                  (k) Indebtedness for the deferred purchase price of property due less than six months from the incurrence of such Indebtedness;

                  (l) Indebtedness incurred in connection with the financing of insurance premiums in the ordinary course of business; provided that the agreement evidencing such Indebtedness (a "PREMIUM FINANCING AGREEMENT") must be in form and substance satisfactory to Agent in its Permitted Discretion and must provide that (A) the lender providing such financing (the "PREMIUM LENDER") shall give 30 days written notice to Agent prior to effecting any cancellation of the financed policies (which notice must specify the nature of the default and actions necessary to cure), (B) Agent and Lenders shall have the right, but not the obligation, to cure such default and the Premium Lender shall accept such payments to cure such default, (C) the Premium Lender shall notify Agent prior to any assignment of the Premium Financing Agreement and any such assignee must agree to the provisions required hereby and (D) Agent and Lenders are deemed to be third party beneficiaries under the Premium Financing Agreement;

                  (m) trade accounts payable and accrued obligations (other than for borrowed money) which are not aged more than one hundred twenty (120) calendar days from the billing date or thirty (30) days from the due date, in each case incurred in the ordinary course of business and paid within such time period, unless the same are being contested in good faith and by appropriate and lawful proceedings and such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by such Borrower's independent accountants shall have been reserved to the satisfaction of Agent in its Permitted Discretion;

                  (n) Indebtedness in respect of taxes, assessments, governmental charges or levies, claims of customs authorities and claims for labor, worker's compensation, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 7.3;

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

                  (o) Indebtedness in respect of judgments or awards under circumstances not giving rise to a Default or Event of Default;

                  (p) other Indebtedness not to exceed $500,000 in the aggregate at any time outstanding.

         7.3      LIENS

         No Credit Party shall, and no Credit Party shall permit or cause any of its Consolidated Subsidiaries to, create, incur, assume or suffer to exist any Lien upon, in or against, or pledge of, any of the Collateral or any of its properties or assets or any of its shares, securities or other equity or ownership or partnership interests, whether now owned or hereafter acquired, except the following (collectively, "PERMITTED LIENS"):

                  (a) Liens under the Loan Documents or otherwise arising in favor of Agent, for the benefit of itself and Lenders;

                  (b) Liens imposed by law for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained by such Person in accordance with GAAP to the satisfaction of Agent in its Permitted Discretion;

                  (c) (i) statutory Liens of landlords, and of carriers, warehousemen, mechanics and/or materialmen, and (ii) other Liens imposed by law or that arise by operation of law in the ordinary course of business from the date of creation thereof, in each case of the foregoing clauses (i) and (ii) only for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained by such Person in accordance with GAAP to the satisfaction of Agent in its Permitted Discretion;

                  (d) Liens incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations which are not delinquent for more than 90 days or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained by such Person to the satisfaction of Agent in its Permitted Discretion;

                  (e) purchase money Liens securing Indebtedness permitted under Section 7.2(d) and Liens arising under Capital Leases permitted under
Section 7.2(c), in each case to the extent such Liens attach only to the subject Property;

                  (f)      Liens securing Indebtedness permitted under Section
7.2(e);

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                  (g)      any attachment or judgment Lien not otherwise
constituting an Event of Default;

                  (h) easements, rights of way, restrictions, zoning ordinances, reservations, covenants and other similar charges, title exceptions or encumbrances relating to real property of the Credit Parties that do not interfere in any material respect with the ordinary conduct of the Business of the Credit Parties or result in material diminution in value of the Collateral; and

                  (i)      Liens disclosed on Schedule 7.3 as of the Closing
Date.

         7.4 INVESTMENTS; INVESTMENT PROPERTY; NEW FACILITIES OR COLLATERAL; SUBSIDIARIES

         No Credit Party shall, and no Credit Party shall permit or cause any of its Consolidated Subsidiaries to, directly or indirectly, (a) merge or amalgamate with, purchase, own, hold, invest in or otherwise acquire any obligations or stock or securities of, or any other interest in, or all or substantially all of the assets of, any Person or any joint venture or otherwise consummate any Acquisition, (b) purchase, own, hold, invest in or otherwise acquire any Investment Property (except Cash Equivalents with respect to which Agent, for itself and the benefit of the Lenders, has a perfected, first priority Lien), or (c) make or permit to exist any loans, advances, capital contribution or guarantees to or for the benefit of any Person (including any existing Subsidiary) or assume, guarantee, endorse, contingently agree to purchase or otherwise become liable for or upon or incur any obligation of any Person (including any existing Subsidiary), other than:

                           (i)      loans and guarantees created by the Loan
         Documents;

                           (ii) Permitted Indebtedness to the extent permitted under Section 7.2(h) or Section 7.2(i);

                           (iii) loans to employees for the purpose of purchasing equity in Parent not to exceed $100,000 in the aggregate at any time outstanding and advances for business travel and similar temporary advances made in the ordinary course of business to officers, directors and employees, not to exceed $250,000 in the aggregate at any time outstanding;

                           (iv) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

                           (v) any US Borrower or any of its Domestic Wholly-Owned Subsidiaries may merge or amalgamate with, purchase, own, hold, invest in or otherwise acquire any obligations or stock or securities of, or any other interest in, or all or substantially all of the assets of, any other US Borrower or any Domestic Wholly-Owned Subsidiaries of a US Borrower;

                           (vi)     any Canadian Borrower or any of its
         Wholly-Owned Subsidiaries may merge or amalgamate with, purchase, own, hold, invest in or otherwise acquire any obligations or stock or securities of, or any other interest in, or all or substantially all of the assets of, any other Canadian Borrower or any of its Canadian Subsidiaries; and

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

                           (vii) Contingent Obligations to the extent permitted under Section 7.9.

         No Credit Party shall, and no Credit Party shall permit or cause any of its Consolidated Subsidiaries to, directly or indirectly, purchase, lease, own, operate, hold, invest in or otherwise acquire (A) with respect to US Borrower or any Domestic Subsidiary of US Borrower, any Property or any Collateral that is located outside the United States or with respect to Canadian Borrower or any Foreign Subsidiary of Canadian Borrower, any Property or any Collateral that is located outside the United States or Canada, or (B) any Collateral that is located at locations other than those from time to time set forth on Schedule 5.19B or transported to job sites in the ordinary course of business, unless, in the case of this clause (B), such Credit Party or Subsidiary shall have provided to Agent at least twenty (20) Business Days' prior written notice thereof. No Credit Party shall have any Subsidiaries other than (i) the Subsidiaries listed on Schedule 5.3 as of the Closing Date and (ii) such Subsidiaries of a Borrower which have complied with the terms and provisions of this Agreement, including, without limitation, Section 6.12, promptly, and in no event later than five (5) days, after being formed or created.

         7.5      DIVIDENDS; REDEMPTIONS; EQUITY

         No Credit Party shall, and no Credit Party shall permit or cause any of its Consolidated Subsidiaries to, (a) declare, pay or make any dividend or distribution on any shares of capital stock or other securities or ownership interests, (b) apply any of its funds, property or assets to the acquisition, redemption or other retirement of any capital stock or other securities or interests or of any options to purchase or acquire any of the foregoing, (c) otherwise make any payments, dividends or Distributions to any stockholder, director, member, partner or other equity owner in such Person's capacity as such, or (d) issue, sell or create any capital stock or other equity securities. Notwithstanding the foregoing:

                           (i) any Borrower or a Wholly-Owned Subsidiary of any Borrower may declare and pay dividends or other distributions to a US Borrower or any Domestic Wholly-Owned Subsidiary of a US Borrower;

                           (ii) any Canadian Borrower or a Wholly-Owned Subsidiary of Canadian Borrower may declare and pay dividends or other distributions to any Borrower or any Wholly-Owned Subsidiary of any Borrower;

                           (iii) Borrowers may declare and make dividends or other distributions payable solely in its equity securities (to the extent constituting Permitted Securities and the same (other than equity securities of Parent) are subject to a first priority Lien in favor of Agent, for the benefit of itself and the Lenders, as security for the Obligations);

                           (iv) Parent may issue shares or options to purchase shares of capital stock under existing warrants and Option Plans; and

                           (v) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, any Borrower may make, upon termination of an employee of any Credit Party or in accordance with any repurchase provision set forth in the Option Plan or in accordance with any existing option grants, Distributions to such

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

         employee to redeem for cash equity securities or warrants or options to acquire any equity securities of such Borrower owned by such employee not to exceed $100,000 annually and $250,000 in the aggregate; provided that after giving effect to such Distribution, the Borrowers are in compliance on a pro forma basis with the financial covenants set forth in Section 7.1 (recalculated for the most recent period for which financial statements have been delivered).

         7.6      TRANSACTIONS WITH AFFILIATES

         Except as otherwise expressly provided by this Agreement, no Credit Party shall, and no Credit Party shall permit or cause any of its Consolidated Subsidiaries to, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise enter into or consummate any transaction of any kind with any of its Affiliates other than: (a) salary, bonus, employee stock option and other compensation and employment arrangements with directors or employees in the ordinary course of business in amounts which are reasonable and customary for directors or employees with similar responsibility and experience of other comparable companies in the same industry as the Credit Parties, (b) distributions and dividends permitted pursuant to
Section 7.5, (c) the Annual Corporate Charge, (d) so long as no Event of Default has occurred and remains in effect or would be caused by or result therefrom, management fees paid pursuant to, and in accordance with the terms of, the Management Services Agreement and the Management Fee Subordination Agreement not to exceed $400,000 for any fiscal year plus the amount of any accrued management fees in prior fiscal years that were not previously paid in cash, (e) the payment of a one-time closing fee pursuant to the terms of the Preferred Stock Purchase Agreement in an amount not to exceed $500,000 and (f) other transactions under and pursuant to written agreements entered into by and between a Credit Party and one or more of its Affiliates that both (i) reflect and constitute transactions and payments on overall terms at least as favorable to such Credit Party as would be the case in an arm's length transaction between unrelated parties of equal bargaining power and (ii) if Agent requests, are subject to such subordination terms and conditions acceptable to Agent in its Permitted Discretion.

         7.7 CHARTER DOCUMENTS; FISCAL YEAR; USE OF PROCEEDS; INSURANCE POLICIES; DISPOSITION OF COLLATERAL; TAXES; TRADE NAMES

                  No Credit Party shall, and no Credit Party shall permit or cause any of its Consolidated Subsidiaries to, (a) amend, modify, restate or change its certificate of incorporation or organization, its partnership agreement, its bylaws or operating agreement or any other similar charter document if such amendment, modification, restatement or change would reasonably be expected to adversely affect the rights of Agent or the Lenders hereunder,
(b) change its state of organization or change its corporate or legal name without thirty (30) Business Days' prior written notice to Agent, (c) change its fiscal year or method of accounting (other than immaterial changes in methods) except as required by GAAP, (d) use any proceeds of any Loans for "purchasing" or "carrying" "margin stock" as defined in Regulations T, U or X of the Board of Governors of the Federal Reserve System for any use not contemplated or permitted by this Agreement, (e) amend, modify, restate or change any insurance policy in any material respect (including, without limitation, any increase in the amount of any deductibles payable by the Credit Parties under any such insurance policy or any change in the coverage, coverage amount,

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beneficiaries, loss payees and/or additional insureds), except in the ordinary course of business consistent with past practices and which otherwise comply with Section 6.5, (f) engage, directly or indirectly, in any business other than the Business, (g) change its federal tax employer identification number, organizational identification number, if any, or establish new or additional trade names without providing at least thirty (30) days' advance written notice to Agent, or (h) revoke, alter or amend any Tax Information Authorization (on IRS Form 8821 or otherwise) given to Agent.

         7.8      TRANSFER OF ASSETS

                  (a) No Credit Party shall, and no Credit Party shall permit or cause any of its Consolidated Subsidiaries to, sell, lease, transfer, pledge, assign or otherwise dispose of any Collateral or other Property or any interest therein, or agree to do any of the foregoing, except that:

                           (i) any Credit Party may sell obsolete, worn out or replaced equipment or excess equipment no longer needed in the ordinary course of business and having a net book value not exceeding $200,000 in the aggregate in any fiscal year;

                           (ii) any Credit Party may sell Inventory in the ordinary course of business for fair market value and on an arm's length basis;

                           (iii) any US Borrower or a Wholly-Owned Subsidiary of US Borrower may transfer assets to a US Borrower or any Domestic Wholly-Owned Subsidiary of a US Borrower;

                           (iv) any Canadian Borrower or a Wholly-Owned Subsidiary of Canadian Borrower may transfer assets to any Borrower or any Wholly-Owned Subsidiary of any Borrower; and

                           (v) any Credit Party may sell other assets or properties not specifically permitted otherwise in this Section 7.8 (other than equity interests in Subsidiaries) only so long as (a) such Credit Party complies with the mandatory prepayment provisions of
         Section 2.11 in connection therewith (to the extent the proceeds thereof are not reinvested in accordance with the terms of such Section 2.11), (b) the net book value of assets so sold by the Credit Parties does not exceed $100,000 in the aggregate in any fiscal year, (c) no Default or Event of Default exists or otherwise would result therefrom and (d) the sole consideration thereof, which shall be at least equal to fair market value, is cash; and

                           (vi)     any Credit Party may complete the
         dispositions set forth on Schedule 2.11.

                  (b) No Credit Party shall (i) transfer any material portion of the Collateral, whether in one transaction or a series of transactions, to any leased location for which a Landlord Waiver and Consent has not been obtained or (ii) at any time after May 31, 2004, (A) maintain any books or records of any Credit Party at all leased locations for which a Landlord Waiver and Consent has not been obtained or (B) except for movement of equipment, inventory and related

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

assets for performance of services in the ordinary course of business, maintain any Collateral in excess of $100,000 in the aggregate at all leased locations for which a Landlord Waiver and Consent has not been obtained.

                  (c) At no point shall the sum of the aggregate amount of annualized payments on operating leases during any Fiscal Year exceed $6,000,000.

         7.9      CONTINGENT OBLIGATIONS

         No Credit Party shall, and no Credit Party shall permit or cause any of its Consolidated Subsidiaries to, directly or indirectly, create or become or be liable with respect to any Contingent Obligation except (a) those resulting from endorsement of negotiable instruments for collection in the ordinary course of business; (b) those arising under indemnity agreements to title insurers to cause such title insurers to issue to Agent mortgagee title insurance policies;
(c) those arising with respect to customary indemnification obligations incurred in connection with asset sales; (d) those incurred in the ordinary course of business and consistent with past practices with respect to surety and appeal bonds, performance and return-of-money bonds and other similar obligations; (e) guarantees of performance by a Consolidated Subsidiary incurred in the ordinary course of business and consistent with past practices; (f) those incurred with respect to Indebtedness permitted by Section 7.2 provided that any such Contingent Obligation is subordinated to the Obligations to the same extent as the Indebtedness to which it relates is subordinated to the Obligations and (g) those arising under indemnification obligations under sale agreements in effect as of the date hereof and set forth on Schedule 7.9. No Credit Party shall assume or become subject to any risks or liabilities other than those relating to its respective Business.

         7.10     TRUTH OF STATEMENTS

         No Credit Party shall, and no Credit Party shall permit or cause any of its Subsidiaries to, furnish to Agent or any Lender any certificate, document or other information that contains any untrue statement of a material fact or that omits to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished.

         7.11     PAYMENT ON DEBT

         Except to the extent permitted by, and otherwise in accordance with and subject to the terms of, the applicable Subordination Agreement or in respect of scheduled payments of principal of and interest on Permitted Indebtedness described in Sections 7.2(b), (c), (d), (h) and (i), no Credit Party shall, and no Credit Party shall permit or cause any of its Subsidiaries to, (a) make any payment of or on account of any part or all of any Indebtedness for Borrowed Money or Subordinated Debt, including, without limitation, any voluntary or mandatory prepayments, (b) repurchase, redeem, prepay or retire any unsecured Indebtedness for Borrowed Money or Subordinated Debt, or (c) enter into any agreement (oral or written) which could in any way be construed to amend, modify or alter or terminate any one or more instruments or agreements evidencing or relating to any such Indebtedness.

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         7.12     MODIFICATIONS OF AGREEMENTS

         No Credit Party shall, and no Credit Party shall permit or cause any of its Subsidiaries to, make, or agree to make, any modification, amendment or waiver of any of the terms or provisions of, and will not fail to enforce or diligently pursue its remedies under, (i) the Management Services Agreement,
(ii) except to the extent permitted by, and otherwise in accordance with and subject to the terms of, the applicable Subordination Agreement, any and all agreement, documents, instruments and/or certificates executed in connection with any unsecured Indebtedness for Borrowed Money or Subordinated Debt, (iii) any Investment Documents or (iv) the Employment Agreement, in each case as in effect on the Closing Date (or, in the case of clause (iii) above, on the date entered into), in a manner adverse to Agent or any Lender or any of their interests as determined by Agent in its Permitted Discretion.

         7.13     INTELLECTUAL PROPERTY

         Except as determined by Borrowers in their good faith business judgment as no longer being material to the Business:

                  (a) each Credit Party agrees that it will not do any act, or omit to do any act, whereby Patents of such Credit Party may lapse or become abandoned or dedicated to the public or unenforceable.

                  (b) each Credit Party agrees that it will not do any act, or omit to do any act, whereby Copyrights of such Credit Party may lapse or become invalid or unenforceable or placed in the public domain except upon expiration of the end of an unrenewable term of a registration thereof; and

                  (c) each Credit Party agrees that it will not do any act, or omit to do any act, whereby Trademarks of such Credit Party may lapse or become invalid or unenforceable or lose value, including by reason of claims of abandonment for non-use or as a result of any failure by such Credit Party to maintain as in the past the quality of the products and services associated with such Trademarks.

                  (d) Promptly upon Agent's request from time to time, each Credit Party shall provide to Agent a complete copy (including any amendments) of any Intellectual Property Agreement to which any Credit Party is a party or otherwise bound and such other information regarding the Credit Parties' Intellectual Property as Agent may request in its Permitted Discretion.

         7.14     CERTAIN AGREEMENTS

         Neither any Credit Party nor any Subsidiary of any Credit Party (i) is currently or will become a Person whose property or interests in property are blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism (66 Fed. Reg. 49079(2001),
(ii) will engage in any dealings or transactions prohibited by Section 2 of such executive order, or be otherwise associated with any such person in any manner

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violative of Section 2, or (iii) will otherwise become a Person on the list of
Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other OFAC regulation or executive order.

         7.15     APPLICATIONS UNDER CCAA.

         None of the Credit Parties shall file any plan or arrangement under the Companies' Creditors Arrangement Act (Canada) that provides for, or would permit directly or indirectly, the Agent or any Canadian Lender to be classified with any other creditor of any Credit Party for the purposes of such Act or otherwise.

VIII. EVENTS OF DEFAULT

         8.1      CERTAIN AGREEMENTS

         The occurrence of any one or more of the following shall constitute an "EVENT OF DEFAULT":

                  (a) any Credit Party shall fail to pay (i) any principal amount of any Note when due (in all cases, whether on any payment date, at maturity, by reason of acceleration, by notice of intention to prepay, by required prepayment or otherwise) or (ii) any interest, fees or other Obligations (excluding principal) provided for in any Loan Document when due and such default under this clause (ii) continues unremedied for a period of three Business Days;

                  (b) any representation, statement or warranty made or deemed made by any Credit Party, any Sponsor or any other Person (other than Agent or any Lender), in any Loan Document or in any other written certificate, document, report or opinion delivered pursuant to any Loan Document to which it is a party, shall not be true and correct in all material respects or shall have been false or misleading in any material respect on the date when made or deemed to have been made (except to the extent already qualified by materiality, in which case it shall be true and correct in all respects and shall not be false or misleading in any respect) except those made as of a specific date; provided that no default shall be deemed to occur under Section 5.14 solely as a result of any environmental report, financial statement or similar document, certificate or statement prepared by a third party and furnished to Agent or any Lender on behalf of any Credit Party to the extent that such Credit Party has and promptly exercises any rights to obtain adequate redress from such third party for any damages resulting therefrom to the satisfaction of Agent in its Permitted Discretion;

                  (c) any Credit Party or other Person party thereto (other than Agent or any Lender) shall be in violation, breach or default of, or shall fail to perform, observe or comply with, any covenant, obligation or agreement set forth in, or any event of default occurs under, any Loan Document and such violation, breach, default, event of default or failure shall not be cured within the applicable period, if any, set forth in the applicable Loan Document; provided that, with respect to the affirmative covenants set forth in Article VI (other than Sections 6.1, 6.3(b), 6.5, 6.9, 6.11, or 6.12 for which there shall be no cure period and Section 6.2 for which

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there shall be a cure period to the extent provided in Section 8.1(a)), there shall be a thirty (30) calendar day cure period, if any, commencing from the earlier of (i) Receipt by such Person of written notice of such breach, default, violation or failure, and (ii) the time at which such Person or any authorized officer thereof knew or became aware of such failure, violation, breach or default;

                  (d) (i) any of the Loan Documents ceases to be in full force and effect (other than expiration or termination, in accordance with their terms), or (ii) any Lien created thereunder ceases to constitute a valid first priority (other than with respect to property or assets subject to Priority Permitted Liens) perfected Lien on the Collateral in accordance with the terms thereof, or Agent, for the benefit of itself and Lenders, ceases to have a valid perfected first priority security interest in (subject to Priority Permitted Liens) any material portion of the Collateral or any securities pledged to Agent, for the benefit of itself and Lenders, pursuant to the Security Documents;

                  (e) one or more judgments or decrees is rendered against the Credit Parties or any of them in an amount in excess of $250,000 individually or $750,000 in the aggregate (excluding judgments to the extent covered by third party insurance of such Persons where such coverage has been acknowledged by such Person), which is/are not satisfied, stayed, vacated or discharged of record within thirty (30) calendar days of being rendered;

                  (f) (i) any default or breach occurs, which is not cured within any applicable grace period or waived in writing, (x) in the payment of any amount with respect to any Indebtedness (other than the Obligations) of any Credit Party in excess of $100,000 individually or $250,000 in the aggregate, or
(y) in the performance, observance or fulfillment of any provision contained in any agreement, contract, document or instrument to which any Credit Party is a party or to which any of its properties or assets are subject or bound (1) under or pursuant to which any Indebtedness in excess of $100,000 individually or $250,000 in the aggregate was issued, created, assumed, guaranteed or secured and such default or breach entitles the holder of any such Indebtedness to accelerate the maturity thereof, or (2) that is between any Credit Party and Agent or any Lender or Affiliate of Agent or any Lender (other than the Loan Documents), or (ii) any Indebtedness of any Credit Party in excess of $100,000 individually or $250,000 in the aggregate is declared to be due and payable or is required to be prepaid prior to the stated maturity thereof, or any obligation of such Person for the payment of Indebtedness in excess of $100,000 individually or $250,000 in the aggregate (other than the Obligations) is not paid when due or within any applicable grace period, or any such obligation becomes or is declared to be due and payable before the expressed maturity thereof, or there occurs any event which, with the giving of notice or lapse of time or both, would cause any such obligation to become, or allow any such obligation to be declared, due and payable

                  (g) any Credit Party shall (i) be unable to pay its debts generally as they become due, (ii) file a petition under any insolvency statute,
(iii) make a general assignment for the benefit of its creditors, (iv) commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property or shall otherwise be dissolved or liquidated, or (v) file a petition seeking reorganization or liquidation or similar relief under any Debtor Relief Law or any other applicable law or statute;

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                  (h)      (i) a court of competent jurisdiction shall (A) enter
an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of any Credit Party or the whole or any substantial part of any such Person's properties, which shall continue unstayed and in effect for a period of sixty (60) calendar days, (B) approve a petition filed against any Credit Party seeking reorganization, liquidation or similar relief under the any Debtor Relief Law or any other applicable law or statute, which is not dismissed within sixty (60) calendar days or, (C) under the provisions of any Debtor Relief Law or other applicable law or statute, assume custody or control of any Credit Party or of the whole or any substantial part of any such Person's properties, which is not irrevocably relinquished within sixty (60) calendar days, or (ii) there is commenced against any Credit Party any proceeding or petition seeking reorganization, liquidation or similar relief under any Debtor Relief Law or any other applicable law or statute, (A) which is not unconditionally dismissed within sixty (60) calendar days after the date of commencement, or (B) in respect of which such Credit Party takes any action to indicate its approval of or consent to any such proceeding or petition;

                  (i) (i) any Change of Control occurs or (ii) any Material Adverse Effect or Material Adverse Change occurs;

                  (j) uninsured damage to, or uninsured loss, theft or destruction of, any portion of the Collateral occurs that exceeds $500,000 in the aggregate;

                  (k) any Credit Party or any of its directors or senior officers is criminally indicted or convicted of or under a felony or crime involving fraud against or in relation to such Credit Party;

                  (l) the issuance of any process for levy, attachment or garnishment (other than garnishment for employee wages in the ordinary course of business) or execution upon or prior to any judgment against any Credit Party or any of its or their material property or assets or against any of the Collateral, in each case which is/are not satisfied, stayed, vacated, dismissed or discharged within thirty (30) calendar days of being issued or executed;

                  (m) any Credit Party does, or enters into or becomes a party to any agreement or commitment to do, or cause to be done, any of the things described in this Article VIII;

                  (n) (i) the subordination provisions of any Subordination Agreement and/or the subordination provisions contained in or otherwise pertaining to any other agreement or instrument governing any Subordinated Debt shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or (ii) any Person shall contest in any manner the validity or enforceability thereof, deny that it has any further liability or obligation thereunder, or take any action in violation thereof or fail to take any action required by the terms thereof, or (iii) the Obligations, for any reason shall not have the priority contemplated by this Agreement, any such Subordination Agreement or such subordination provisions;

                  (o) an "Event of Default" under any other Loan Document occurs (to the extent, with respect to any such other Loan Document, not otherwise constituting an Event of Default hereunder);

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                  (p)      any Credit Party is enjoined, restrained or in any
way prevented by the order of any court or other Governmental Authority from conducting all or any part of its business for more than fifteen (15) days which is reasonably likely to have a Material Adverse Effect;

                  (q) both the following events shall occur; (i) a Reportable Event, the occurrence of which would have a Material Adverse Effect which could cause the imposition of a Lien under Section 4068 of ERISA, shall have occurred with respect to any Plan or Plans; and (ii) the aggregate amount of the then "current liability" (as defined in Section 412(l)(7) of the Code) of all accrued benefits under such Plan or Plans exceeds the then current value of the assets allocable to such benefits by more than $250,000 at such time; or

                  (r) any Credit Party that shall be required by law (including, without limitation, the Income Tax Act (Canada) or the Excise Tax Act (Canada)) to deduct or withhold any tax from or in respect of any sum payable hereunder to Agent or any Lender shall fail to make such deductions and/or pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, or any such Credit Party shall fail to furnish to Agent, within five (5) Business Days of demand therefor, the original or certified copy of a receipt evidencing payment thereof, or other evidence of payment reasonably satisfactory to Agent;

then, and in any such event, notwithstanding any other provision of any Loan Document, Agent may (and at the request of the US Requisite Lenders or the Canadian Requisite Lenders, as applicable, shall), by notice to Borrowers (i) terminate Lenders' obligations hereunder, whereupon the same shall immediately terminate, and (ii) declare all or any of the Loans and/or Notes, all interest thereon and all other Obligations to be due and payable immediately (except in the case of an Event of Default under Section 8(d), (g) or (h), in which event all of the foregoing shall automatically and without further act by Agent or any Lender be due and payable and Lenders obligations hereunder shall terminate; in each case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Credit Parties).

IX. RIGHTS AND REMEDIES AFTER DEFAULT

         9.1      RIGHTS AND REMEDIES

                  (a) In addition to the acceleration provisions set forth in Article VIII above, upon the occurrence and continuance of an Event of Default, Agent shall have the right to (and at the request of US Requisite Lenders or the Canadian Requisite Lenders, as applicable, shall) exercise any and all rights, options and remedies provided for in any Loan Document, under the UCC, the PPSA or at law or in equity, including, without limitation, the right to (i) apply any property of any Credit Party held by Agent, for the benefit of Lenders, or Lenders to reduce the Obligations, (ii) foreclose the Liens created under the Loan Documents, (iii) realize upon, take possession of and/or sell any Collateral or securities pledged, with or without judicial process, (iv) exercise all rights and powers with respect to the Collateral as any Credit Party might

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exercise, (v) collect and send notices regarding the Collateral, with or without judicial process, (vi) by its own peaceable means or with judicial assistance, enter any premises at which Collateral and/or pledged securities are located, or render any of the foregoing unusable or dispose of the Collateral and/or pledged securities on such premises without any liability for rent, storage, utilities, or other sums, and no Credit Party shall resist or interfere with such action,
(vii) at Credit Parties' expense, require that all or any part of the Collateral be assembled and made available to Agent at any place designated by Agent in its Permitted Discretion, (viii) reduce or otherwise change the US Revolving
Facility Maximum Amount, the Canadian Revolving Facility Maximum Amount, the US Revolving Facility Cap, the Canadian Revolving Facility Cap and/or (ix) relinquish or abandon any Collateral or securities pledged or any Lien thereon. Notwithstanding any provision of any Loan Document, Agent, in its Permitted Discretion, shall have the right, at any time that any Credit Party fails to do so, and from time to time, without prior notice, to: (i) obtain insurance covering any of the Collateral to the extent required hereunder; (ii) pay for the performance of any of the Obligations; (iii) discharge taxes, levies and/or Liens on any of the Collateral that are in violation of any Loan Document unless such Credit Party is in good faith with due diligence by appropriate proceedings, contesting those items; and (iv) pay for the maintenance, repair and/or preservation of the Collateral. Such expenses and advances shall be added to the Obligations until reimbursed to Agent and shall be secured by the Collateral, and such payments by Agent shall not be construed as a waiver by Agent or Lenders of any Event of Default or any other rights or remedies of Agent and Lenders.

                  (b) The Credit Parties jointly and severally agree that notice received by any of them at least ten (10) calendar days before (i) the time of any intended public sale or (ii) the time after which any private sale or other disposition of Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition. If permitted by applicable law, any perishable Collateral which threatens to speedily decline in value or which is sold on a recognized market may be sold immediately by Agent without prior notice to any Credit Party. At any sale or disposition of Collateral or securities pledged, Agent may (to the extent permitted by applicable law) purchase all or any part thereof free from any right of redemption by the Credit Parties which right is hereby waived and released. The Credit Parties jointly and severally covenant and agree not to, and not to permit or cause any of their Subsidiaries to, interfere with or impose any obstacle to Agent's exercise of its rights and remedies with respect to the Collateral; provided that nothing in this Section 9.1(b) shall prohibit the Credit Parties from exercising any rights to purchase Collateral sold pursuant to the provisions hereof. In dealing with or disposing of the Collateral or any part thereof, Agent and Lenders shall not be required to give priority or preference to any item of Collateral or otherwise to marshal assets or to take possession or sell any Collateral with judicial process.

                  (c) Each Credit Party hereby grants to Agent, for the benefit of itself and the Lenders, after the occurrence and during the continuance of an Event of Default, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Credit Party) to use, assign, license or sublicense any Intellectual Property, now owned or hereafter acquired by such Credit Party, and wherever the same may be located, including in such license reasonable access as to all media in which any of the licensed items may be recorded or stored and to all computer programs and used for the compilation or printout thereof to the extent not prohibited by any Intellectual Property Agreement related thereto. All proceeds

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received by Agent or Lenders in connection with such license will be used by
Agent or Lenders to satisfy the Obligations.

                  (d) Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Credit Party, and each Credit Party hereby waives (to the extent permitted by law) all rights of redemption and appraisal which such Credit Party now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Agent may fix and state in the notice of such sale, and Agent shall not be obligated to make any sale of any Collateral if Agent shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given, and Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice to any Credit Party or anyone else, be made at the time and place to which the same was so adjourned.

                  (e) In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by Agent until the sale price is paid by the purchaser or purchasers thereof, but Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for Collateral so sold and, in case of any such failure, such Collateral may be sold again upon notice to the Credit Parties as set forth in this Section 9.1.

                  (f) At any public sale, Agent may bid for or purchase, free (to the extent permitted by law) from any right of redemption or appraisal on the part of the Credit Parties (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using the Obligations as a credit against the purchase price, and Agent may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Credit Parties therefor.

                  (g) For purposes of any sale of Collateral in accordance with this Agreement, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof. Agent shall be free to carry out such sale pursuant to such agreement, and the Credit Parties shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after Agent shall have entered into such an agreement, all Events of Default shall have been remedied and the Obligations paid in full.

                  (h) Upon any sale of Collateral by Agent (including a sale pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral being sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to Agent or such officer or be answerable in any way for the misapplication thereof.

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                  (i)      Upon the occurrence and continuance of an Event of
Default, the Credit Parties shall take such action as may be necessary to provide that the rights to payment of any Account, the applicable Account Debtor for such Account is any Governmental Authority, have been assigned to Agent, for the benefit of itself and Lenders, pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Section 3727, et seq. and 41 U.S.C. Section 15, et seq.), or otherwise, and all applicable statutes or regulations respecting the assignment of government Accounts have been complied with.

         9.2      APPLICATION OF PROCEEDS

         In addition to any other rights, options and remedies Agent and Lenders have under the Loan Documents, the UCC, the PPSA, at law or in equity, all dividends, interest, rents, issues, profits, fees, revenues, income and other proceeds collected or received from collecting, holding, managing, renting, selling, or otherwise disposing of all or any part of the Collateral or any proceeds thereof upon exercise of its remedies hereunder upon the occurrence and continuance of an Event of Default shall be applied in the following order of priority:

                  (i) first, to the payment of all costs and expenses of such collection, storage, lease, holding, operation, management, sale, disposition or delivery and of conducting the Credit Parties' businesses and of maintenance, repairs, replacements, alterations, additions and improvements of or to the Collateral, and to the payment of all sums which Agent or Lenders may be required or may elect to pay, if any, for taxes, assessments, insurance and other charges upon the Collateral or any part thereof, and all other payments that Agent, L/C Issuer (in such capacity) or Lenders may be required or authorized to make under any provision of this Agreement and the other Loan Documents (including, without limitation, in each such case, in-house documentation and diligence fees and legal expenses, search, audit, recording, professional and filing fees and expenses and reasonable attorneys' fees and all expenses, liabilities and advances made or incurred in connection therewith);

                  (ii) second, to the payment of all other Obligations in such order as determined by Agent in its sole discretion;

                  (iii) third, to the payment of any surplus then remaining to the Credit Parties, unless otherwise provided by law or directed by a court of competent jurisdiction, provided that the Credit Parties shall be liable for any deficiency if such proceeds are insufficient to satisfy the Obligations or any of the other items referred to in this Section.

         Amounts collected or received due to the exercise of any rights and remedies by Agent and/or the Lenders under any of the Loan Documents with respect to Collateral pledged by (i) any US Credit Party to secure the Obligations shall be applied to the Obligations in such order and manner as determined by Agent in its sole and absolute discretion and (ii) any Canadian Credit Party (other than a US Credit Party) to secure only the Canadian Obligations shall be applied in accordance with the foregoing to the extent constituting such Obligations.

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         9.3      RIGHTS TO APPOINT RECEIVER

         Without limiting and in addition to any other rights, options and remedies Agent and Lenders have under the Loan Documents, the UCC, the PPSA, at law or in equity, upon the occurrence and continuance of an Event of Default, Agent and Lenders shall have the right to apply for and have a receiver appointed by a court of competent jurisdiction in any action taken by Agent to enforce its and Lenders' rights and remedies in order to manage, protect and preserve the Collateral and such receiver shall have all available powers, rights, options and remedies that Agent and Lenders have under the Loan Documents, the UCC, the PPSA, at law or in equity, including, without limitation, the right to sell or dispose of the Collateral and continue the operation of the businesses of the Credit Parties and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership including the compensation of the receiver and to the payments as aforesaid until a sale or other disposition of such Collateral shall be finally made and consummated. To the extent not prohibited by applicable law, each Credit Party hereby irrevocably consents to and waives any right to object to or otherwise contest the appointment of a receiver as provided above. Each Credit Party (i) grants such waiver and consent knowingly after having discussed the implications thereof with counsel, (ii) acknowledges that (A) the uncontested right to have a receiver appointed for the foregoing purposes is considered essential by Agent and Lenders in connection with the enforcement of their rights and remedies hereunder and under the other Loan Documents and (B) the availability of such appointment as a remedy under the foregoing circumstances was a material factor in inducing Lenders to make the Loans to the Credit Parties and (iii) to the extent not prohibited by applicable law, agrees to enter into any and all stipulations in any legal actions, or agreements or other instruments required or reasonably appropriate in connection with the foregoing, and to cooperate fully with Agent and Lenders in connection with the assumption and exercise of control by any receiver over all or any portion of the Collateral.

         9.4      BLOCKED ACCOUNTS

         Without limiting any other provision of any Loan Document, and in addition to any other rights, options and remedies, Agent and Lenders have under the Loan Documents, the UCC, the PPSA, at law or in equity, upon the occurrence and during continuance of any Event of Default, Agent shall have the right to require that all amounts in all Deposit Accounts of any Credit Party and that all cash payments received by any Credit Party are paid and delivered directly into a blocked account under the sole dominion and control of Agent and that all such amounts are immediately transferred into a depository account or accounts maintained by Agent or an Affiliate of Agent at such bank as Agent may determine in its sole discretion.

         9.5      RIGHTS AND REMEDIES NOT EXCLUSIVE

         Agent shall have the right in its sole discretion to determine which rights, Liens and/or remedies Agent or Lenders may at any time pursue, relinquish, subordinate or modify, and such determination will not in any way modify or affect any of Agent's or Lenders' rights, Liens or remedies under any Loan Document, applicable law or equity. The enumeration of any rights and remedies in any Loan Document is not intended to be exhaustive, and all rights and remedies

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of Agent described in any Loan Document are cumulative and are not alternative to or exclusive of any other rights or remedies which Agent or any Lender otherwise may have. The partial or complete exercise of any right or remedy shall not preclude any other further exercise of such or any other right or remedy.

X. WAIVERS AND JUDICIAL PROCEEDINGS

         10.1     WAIVERS

         Except as expressly provided for herein, each Credit Party hereby waives set-off, counterclaim, demand, presentment, protest, all defenses with respect to any and all instruments and all notices and demands of any description. Each Credit Party hereby waives any and all defenses and counterclaims it may have or could interpose in any action or procedure brought by Agent or any Lender to obtain an order of court recognizing the assignment of, or Lien of Agent, for the benefit of itself and Lenders, in and to, any Collateral.

         10.2     DELAY; NO WAIVER OF DEFAULTS

         No course of action or dealing, renewal, release or extension of any provision of any Loan Document, or single or partial exercise of any such provision, or delay, failure or omission on Agent's or Lenders' part in enforcing any such provision shall affect the liability of any Credit Party or operate as a waiver of such provision or affect the liability of any Credit Party or preclude any other or further exercise of such provision. No waiver by any party to any Loan Document of any one or more defaults by any other party in the performance of any of the provisions of any Loan Document shall operate or be construed as a waiver of any future default, whether of a like or different nature, and each such waiver shall be limited solely to the express terms and provisions of such waiver. Notwithstanding any other provision of any Loan Document, by completing the Closing under this Agreement and/or by making Advances and/or funding the Term Loans, neither Agent nor any Lender waives any breach of any representation or warranty of any Credit Party under any Loan Document, and all of Agent's and Lenders' claims and rights resulting from any such breach or misrepresentation are specifically reserved.

         10.3     JURY WAIVER

         EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION ARISING UNDER THE LOAN DOCUMENTS OR IN ANY WAY CONNECTED WITH OR INCIDENTAL TO THE DEALINGS OF THE PARTIES WITH RESPECT TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN

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EVIDENCE OF THE CONSENTS OF THE PARTIES TO THE WAIVER OF THEIR RESPECTIVE RIGHTS
TO TRIAL BY JURY.

         10.4     AMENDMENT AND WAIVERS

                  (a) Except as otherwise provided herein, no amendment, modification, termination, or waiver of any provision of this Agreement or any Loan Document, or consent to any departure by the Credit Parties or any Sponsor, or any of them therefrom, shall in any event be effective unless the same shall be in writing and signed by Requisite Lenders, Agent and Borrowers (or such Credit Party); provided, that no amendment, modification, termination, or waiver shall, unless in writing and signed by each Lender directly affected thereby, do any of the following: (i) increase or reinstate the Commitment of any individual Lender (which action shall be deemed to directly affect all Lenders); (ii) reduce the principal of, rate of interest on or fees payable with respect to any Loan or the requirement that any of the foregoing be paid in full in cash; (iii) extend the scheduled due date (including the Maturity Date), or reduce the amount due on any scheduled due date, of any installment of principal, interest, or fees payable with respect to any Loan, or waive, forgive, extend, defer or postpone the payment thereof; (iv) change the percentage of the Commitments, of the aggregate unpaid principal amount of the Loans, or of Lenders which shall be required for Lenders or any of them to take any action hereunder (which action shall be deemed to directly affect all Lenders) or change the definition of "Requisite Lenders" or alter, as between or among the Revolving Lenders and Term Lenders, the amount payable to each hereunder; (v) except as otherwise permitted herein or in the other Loan Documents, release any Guaranty or release any of the Collateral (which action shall be deemed to directly affect all Lenders) (provided, that consent to such release shall not be required if such release is made after and during the continuance of an Event of Default in connection with the sale or disposition of the Collateral by Agent); (vi) amend, modify or waive this Section 10.4 or the definitions of the terms used in this Section 10.4 insofar as the definitions affect the substance of this Section 10.4 (which action shall be deemed to directly affect all Lenders); and (vii) consent to the assignment or other transfer by any Credit Party or any other party (other than Agent or any Lender) to any Loan Documents of any of their rights and obligations under any Loan Document; and, provided, further, that no amendment, modification, termination or waiver affecting the rights or duties of Agent under any Loan Document shall in any event be effective, unless in writing and signed by Agent, in addition to Lenders required herein above to take such action. Notwithstanding anything contained in this Agreement to the contrary, no waiver or consent with respect to any Default (if in connection therewith Revolving Lenders have exercised their right to suspend the making or incurrence of further Revolving Advances) or any Event of Default shall be effective for purposes of the conditions precedent to the making of Revolving Advances unless the same shall be in writing and signed by the Requisite Lenders with respect to the relevant Revolving Lenders and Borrowers.

                  (b) Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent, for the benefit of itself and the benefit of Lenders, to take additional Collateral pursuant to any Loan Document.

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                  (c)      Any amendment, modification, termination, waiver or
consent effected in accordance with this Section 10.4 shall be binding upon Agent, each Lender and the Credit Parties.

XI. EFFECTIVE DATE AND TERMINATION

         11.1     EFFECTIVENESS AND TERMINATION

         Subject to Agent's and Lenders rights to accelerate the Loans and terminate and cease making and funding Advances in accordance with this Agreement, this Agreement shall continue in full force and effect until full performance and indefeasible payment in full in cash of all Obligations, unless terminated sooner as provided in this Section 11.1. The Credit Parties may terminate this Agreement at any time on not less than ten (10) Business Days' prior written notice to Agent and upon full performance and indefeasible payment in full in cash of all Obligations. All of the Obligations shall be immediately due and payable upon the earlier of the Maturity Date or the termination date stated in any notice of termination, as applicable. Notwithstanding the foregoing, any termination notice by Borrowers pursuant to this Section 11.1 shall be revocable; provided, that any revocation shall be by written notice by Borrowers to Agent and to the extent Borrowers wish to terminate this Agreement after any such revocation it shall do so only in compliance with the time periods and other requirements of this Section 11.1 (i.e., once a termination notice is revoked, any subsequent termination notice shall be subject to the full advance notice and effectiveness requirements of this Section 11.1). Notwithstanding any other provision of any Loan Document, no termination of this Agreement shall affect any Lender's or Agent's rights or any of the Obligations existing as of the effective date of such termination, and the provisions of the Loan Documents shall continue to be fully operative until the Obligations have been fully performed and indefeasibly paid in cash in full and this Agreement has terminated. The Liens granted to Agent, for the benefit of itself and Lenders, under the Security Documents and the financing statements filed pursuant thereto and the rights and powers of Agent and Lenders shall continue in full force and effect notwithstanding the fact that Borrowers' borrowings hereunder may from time to time be in a zero or credit position until all of the Obligations have been fully performed and indefeasibly paid in full in cash.

         11.2     SURVIVAL

         All obligations, covenants, agreements, representations, warranties, waivers and indemnities made by any Credit Party or any Sponsor in any Loan Document shall survive the execution and delivery of the Loan Documents, the Closing, the making and funding of the Loans and Advances and any termination of this Agreement until all Obligations are fully performed and indefeasibly paid in full in cash. The obligations and provisions of Sections 3.4, 3.6, 6.13, 10.1, 10.3, 11.1, 11.2, 13.3, 13.4, 13.7, 13.9, 13.10 and 13.11 and Article XII
shall survive termination of the Loan Documents and any payment, in full or in part, of the Obligations.

XII. AGENCY PROVISIONS

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         12.1     AGENT

                  (a) APPOINTMENT. Each Lender hereby designates and appoints CapitalSource as the administrative agent, payment agent and collateral agent, under this Agreement and the other Loan Documents, and each Lender hereby irrevocably authorizes CapitalSource, as the administrative agent, payment agent and collateral agent for such Lender, to take such action or to refrain from taking such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are delegated to Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Agent agrees to act as such on the conditions contained in this Article XII. The provisions of this Article XII are solely for the benefit of Agent and Lenders, and the Credit Parties shall have no rights as a third-party beneficiary of any of the provisions of this Article XII other than the second sentence of Section 12.1(h)(iii). Agent may perform any of its duties hereunder, or under the Loan Documents, by or through its agents or employees.

                  (b) NATURE OF DUTIES. In performing its functions and duties under this Agreement, Agent is acting solely on behalf of Lenders and its duties are administrative in nature and does not assume and shall not be deemed to have assumed, any obligation toward or relationship of agency or trust with or for Lenders, other than as expressly set forth herein and in the other Loan Documents, or the Credit Parties. Agent shall have no duties, obligations or responsibilities, except those expressly set forth in this Agreement or in the other Loan Documents. Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender. Each Lender shall make its own independent investigation of the financial condition and affairs of the Credit Parties in connection with the extension of credit hereunder and shall make its own appraisal of the creditworthiness of the Credit Parties. Except for information, notices, reports, and other documents expressly required to be furnished to Lenders by Agent hereunder or given to Agent for the account of or with copies for Lenders, Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the Closing Date or at any time or times thereafter. If Agent seeks the consent or approval of any Lenders to the taking or refraining from taking any action hereunder, then Agent shall send prior written notice thereof to each Lender. Agent shall promptly notify (in writing) each Lender any time that the applicable percentage of Lenders have instructed Agent to act or refrain from acting pursuant hereto.

                  (c) RIGHTS, EXCULPATION, ETC. Neither Agent nor any of its officers, directors, managers, members, equity owners, employees or agents shall be liable to any Lender for any action lawfully taken or omitted by them hereunder or under any of the other Loan Documents, or in connection herewith or therewith. Notwithstanding the foregoing, Agent shall be obligated on the terms set forth herein for performance of its express duties and obligations hereunder, and Agent shall be liable with respect to its own gross negligence or willful misconduct. Agent shall not be liable for any apportionment or distribution of payments made by it in good faith, and if any such apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Lender to whom payment was due but not made shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled

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(and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them). In performing its functions and duties hereunder, Agent shall exercise the same care which it would in dealing with loans for its own account. Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties made by the Credit Parties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, or sufficiency of this Agreement or any of the other Loan Documents or the transactions contemplated thereby, or for the financial condition of the Credit Parties. Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions, or conditions of this Agreement or any of the Loan Documents or the financial condition of the Credit Parties, or the existence or possible existence of any Default or Event of Default. Agent may at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the other Loan Documents Agent is permitted or required to take or to grant, and Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from taking any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the applicable percentage of Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the applicable percentage of Lenders and notwithstanding the instructions of Lenders, Agent shall have no obligation to take any action if it, in good faith believes that such action exposes Agent or any of its officers, directors, managers, members, equity owners, employees or agents to any personal liability unless Agent receives an indemnification reasonably satisfactory to it from Lenders with respect to such action.

                  (d) RELIANCE. Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, telex, telecopy or telegram) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Loan Documents and its duties hereunder or thereunder, upon advice of legal counsel, independent accountants, and other experts selected by Agent in its sole discretion.

                  (e) INDEMNIFICATION. Each Lender, severally and not (i) jointly or (ii) jointly and severally, agrees to reimburse and indemnify and hold harmless Agent and its officers, directors, managers, members, equity owners, employees and agents (to the extent not reimbursed by the Credit Parties), ratably according to their respective Pro Rata Share in effect on the date on which indemnification is sought under this subsection of the total outstanding obligations (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Pro Rata Share immediately prior to such date of the total outstanding obligations), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent or any of its officers, directors, managers, members, equity owners, employees or agents in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by Agent under this Agreement

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or any of the other Loan Documents; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements resulting from Agent's or any other indemnified Person's gross negligence or willful misconduct. The obligations of Lenders under this Article XII shall survive the payment in full of the Obligations and the termination of this Agreement.

                  (f) CAPITALSOURCE INDIVIDUALLY. With respect to the Loans made by it, and the Notes issued to it, CapitalSource shall have and may exercise the same rights and powers hereunder and under the other Loan Documents and is subject to the same obligations and liabilities as and to the extent set forth herein and the other Loan Documents as any other Lender. The terms "LENDERS", "US REQUISITE LENDERS", "CANADIAN REQUISITE LENDERS" or "REQUISITE LENDERS" or any similar terms shall, unless the context clearly otherwise indicates, include CapitalSource in its individual capacity as a Lender or one of the Requisite Lenders. CapitalSource may lend money to, and generally engage in any kind of banking, trust or other business with, any Credit Party or any Subsidiary or Affiliates of any Credit Party as if it were not acting as Agent pursuant hereto.

                  (g)      SUCCESSOR AGENT.

                           (i) RESIGNATION. Agent may resign from the performance of all or part of its functions and duties hereunder at any time by giving not less than thirty (30) days' prior written notice to Borrowers and Lenders. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clause (ii) below or as otherwise provided below.

                           (ii) APPOINTMENT OF SUCCESSOR. Upon any such notice of resignation pursuant to clause (g)(i) of this Section 12.1(g), Requisite Lenders shall appoint a successor Agent reasonably acceptable to Borrowers, which consent shall not be unreasonably withheld, delayed or conditioned (provided, that, no such consent shall not be required if any Event of Default exists). If a successor Agent shall not have been so appointed within said thirty (30) day period, the retiring Agent, upon notice to Borrowers, may, on behalf of Lenders, then appoint a successor Agent reasonably acceptable to Borrowers, which consent shall not be unreasonably withheld, delayed or conditioned (provided, that, no such consent shall not be required if any Event of Default exists), who shall serve as Agent until such time, as Requisite Lenders, appoint a successor Agent as provided above. If no successor Agent has been appointed pursuant to the foregoing within said thirty (30) day period, the resignation shall become effective and Requisite Lenders shall thereafter perform all the duties of Agent hereunder, until such time, if any, as Requisite Lenders appoint a successor Agent as provided above.

                           (iii) SUCCESSOR AGENT. Upon the acceptance of any appointment as Agent under the Loan Documents by a successor Agent, such successor Agent shall thereupon succeed, to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and, upon the earlier of such acceptance or the effective date of the retiring Agent's resignation, the retiring Agent shall be discharged from its duties and

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         obligations under the Loan Documents, except that any indemnity rights or other rights in favor of such retiring Agent shall continue. After any retiring Agent's resignation as Agent under the Loan Documents, the provisions of this Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.

                  (h)      COLLATERAL MATTERS.

                           (i) COLLATERAL. Each Lender agrees that any action taken by Agent or the US Requisite Lenders or the Canadian Requisite Lenders, as applicable (or, where required by the express terms of this Agreement, a greater proportion of Lenders) in accordance with the provisions of this Agreement or of the other Loan Documents relating to the Collateral, and the exercise by Agent or the US Requisite Lenders or the Canadian Requisite Lenders, as applicable (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of Lenders and Agent. Without limiting the generality of the foregoing, the Agent shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection herewith and with the Loan Documents in connection with the Collateral; (ii) execute and deliver each Loan Document relating to the Collateral and each Subordination Agreement and accept delivery of each such agreement delivered by the Credit Parties or any of their Subsidiaries and the Sponsors; (iii) act as collateral agent for Lenders for purposes of the perfection of all security interests and Liens created by such agreements and all other purposes stated therein; (iv) manage, supervise and otherwise deal with the Collateral; (v) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and Liens created or purported to be created by the Loan Documents relating to the Collateral,; and (vi) except as may be otherwise specifically restricted by the terms hereof or of any other Loan Document, exercise all remedies given to such Agent and Lenders with respect to the Collateral under the Loan Documents relating thereto, applicable law or otherwise.

                           (ii) RELEASE OF COLLATERAL. Lenders hereby irrevocably authorize Agent, at its option and in its discretion, to release any Lien granted to or held by Agent for the benefit of Lenders upon any property covered by the Loan Documents (A) upon termination of this Agreement and payment and satisfaction in full of all Obligations;
         (B) constituting property being sold or disposed of if Borrowers certify to Agent that the sale or disposition is made in compliance with the provisions of the Loan Documents (and Agent may rely in good faith conclusively on any such certificate, without further inquiry); or (C) constituting property leased to any Credit Party under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by such Credit Party to be, renewed or extended.

                           (iii) CONFIRMATION OF AUTHORITY; EXECUTION OF RELEASES. Without in any manner limiting Agent's authority to act without any specific or further authorization

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         or consent by Lenders (as set forth in Section 12.1(h)(i) and (ii)), each Lender agrees to confirm in writing, upon request by Borrowers, the authority to release any property covered by this Agreement or the Loan Documents conferred upon Agent under Section 12.1(h)(ii). So long as no Event of Default is then continuing, upon receipt by Agent of confirmation from the requisite percentage of Lender of its authority to release any particular item or types of property covered, by this Agreement or the Loan Documents, and upon at least five (5) Business Days' prior written request by Borrowers, Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to Agent for the benefit of Lenders herein or pursuant hereto upon such Collateral; provided, however, that (A) Agent shall not be required to execute any such document on terms which, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty (other than that such Collateral is free and clear, on the date of such delivery, of any and all Liens arising from such Person's own acts), and (B) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Credit Parties or any Subsidiary of any Credit Party, in respect of all interests retained by the Credit Parties or any Subsidiary of any Credit Party, including, without limitation, the proceeds of any sale, all of which shall continue to constitute part of the property covered by this Agreement or the Loan Documents.

                           (iv) ABSENCE OF DUTY. Agent shall have no obligation whatsoever to any Lender or any other Person to assure that the property covered by this Agreement or the Loan Documents exists or is owned by any Credit Party or is cared for, protected or insured or has been encumbered or that the Liens granted to Agent on behalf of Lenders herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected, enforced or maintained or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this Section 12.1(h) or in any of the Loan Documents, it being understood and agreed that in respect of the property covered by this Agreement or the Loan Documents or any act, omission, or event related thereto, Agent may act in any manner it may deem appropriate, in its discretion, given Agent's own interest in property covered by this Agreement or the Loan Documents as one of Lenders and Agent shall have no duty or liability whatsoever to any of the other Lenders; provided, that Agent shall exercise the same care which it would in dealing with loans for its own account. Notwithstanding the foregoing, Agent shall be liable with respect to its own gross negligence or willful misconduct.

                  (i) AGENCY FOR PERFECTION. Each Lender hereby appoints Agent as agent for the purpose of perfecting Lenders' security interest in Collateral which, in accordance with Article 9 of the UCC in any applicable jurisdiction or in accordance with the PPSA, can be perfected only by possession. Should any Lender (other than Agent) obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor, shall deliver such Collateral to Agent or in accordance with Agent's instructions, and prior to such delivery shall hold such Collateral in trust for the benefit of Agent.

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                  (j)      EXERCISE OF REMEDIES. Except as set forth in Section
12.3, each Lender agrees that it will not have any right individually to enforce or seek to enforce this Agreement or any Loan Document or to realize upon any collateral security for the Loans, it being understood and agreed that such rights and remedies may be exercised only by Agent.

         12.2     US AGENT AND CANADIAN AGENT

         To the extent the use of a single Agent under the Loan Documents would result in material and adverse tax consequences to US Borrower under Section 956 of the Code, as determined by Agent and the Requisite Lenders in their Permitted Discretion, then the Loan Documents shall be deemed automatically amended and modified so as to provide for the appointment of separate Agents in respect of the US Obligations and the Canadian Obligations to the extent necessary to avoid such tax consequences, and the terms and conditions of this Article 12 shall be for the benefit of both such Agents. In such event, (i) the intent of the parties to this Agreement is that such bifurcation shall not affect the perfection or priority of any Lien granted pursuant to the Security Documents and shall not constitute a novation, (ii) all decision-making authority granted to the Agent under the Loan Documents shall be decided and determined on a joint, unanimous basis between both Agents, and (iii) each Credit Party and each Lender agrees to execute and deliver to such Agents such agreements, documents and instruments as they may request to effectuate the intent of this paragraph.

         12.3     SET-OFF AND SHARING OF PAYMENTS

         In addition to any rights and remedies now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized by the Credit Parties at any time or from time to time, to the fullest extent permitted by law, with reasonably prompt subsequent notice to Borrowers or to any other Person (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all
(a) balances (general or special, time or demand, provisional or final) held by such Lender or such holder at any of its offices for the account of any Credit Party (regardless of whether such balances are then due to any Credit Party), and (b) other property at any time held or owing by such Lender or such holder to or for the credit or for the account of any Credit Party, against and on account of any of the Obligations which are not paid when due; except that no Lender or any such holder shall exercise any such right without prior written notice to Agent; provided, however, that the failure to give notice to any Credit Party or to any other Person shall not affect the validity of such set-off and application. Any Lender which has exercised its right to set-off or otherwise has received any payment on account of the Obligations shall, to the extent the amount of any such set off or payment exceeds its Pro Rata Share of payments obtained by all of the Lenders on account of such Obligations, purchase for cash (and the other Lenders or holders of the Loans shall sell) participations in each such other Lender's or holder's Pro Rata Share of Obligations as would be necessary to cause such Lender to share such excess with each other Lenders or holders in accordance with their respective Pro Rata Shares; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such purchasing Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery. Each Credit Party agrees, to the fullest extent permitted by law, that (a) any Lender or

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holder may exercise its right to set-off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such excess to other Lenders and holders, and (b) any Lender or holder so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of Loans and other Obligations in the amount of such participation.

         12.4     DISBURSEMENT OF FUNDS

         Agent may, on behalf of Revolving Lenders, disburse funds to Borrowers for Advances requested. Each such Lender shall reimburse Agent on demand for its Pro Rata Share of all funds disbursed on its behalf by Agent, or if Agent so requests, each such Lender will remit to Agent its Pro Rata Share of any Advance before Agent disburses same to Borrowers. If Agent elects to require that funds be made available prior to disbursement to a Borrower, Agent shall advise each applicable Lender by telephone, telex or telecopy of the amount of such Lender's Pro Rata Share of such requested Advance no later than one (1) Business Day prior to the funding date applicable thereto, and each such Lender shall pay Agent such Lender's Pro Rata Share of such requested Loan, in same day funds, by wire transfer to Agent's account not later than 3:00 p.m. (New York City time). If any Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent's demand, Agent shall promptly notify Borrowers, and Borrowers shall immediately repay such amount to Agent. Any repayment required pursuant to this
Section 12.4 shall be without premium or penalty. Nothing in this Section 12.4 or elsewhere in this Agreement or the other Loan Documents, including without limitation the provisions of Section 12.5, shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that Agent or Borrowers may have against any Lender as a result of any default by such Lender hereunder.

         12.5     SETTLEMENTS; PAYMENTS AND INFORMATION

                  (a)      ADVANCES; PAYMENTS; INTEREST AND FEE PAYMENTS.

                           (i) The amount of outstanding Loans pursuant to Advances may fluctuate from day to day through Agent's disbursement of funds to, and receipt of funds from, Borrowers. In order to minimize the frequency of transfers of funds between Agent and each Lender notwithstanding terms to the contrary set forth in Section 12.4, Advances and repayments may be settled according to the procedures described in Sections 12.5(a)(ii) and 12.5(a)(iii) of this Agreement. Payments of principal, interest and fees in respect of the Loans will be settled, in accordance with each Lender's Pro Rata Share on the first Business Day after such payments are received. Notwithstanding these procedures, each Lender's obligation to fund its Pro Rata Share of any Advances made by Agent to Borrowers will commence on the date such Advances are made by Agent; provided, however, nothing contained in this Agreement shall obligate a Lender to make an Advance at any time a Default or an Event of Default exists. Such payments will be made by such Lender without set-off, counterclaim or reduction of any kind.

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                           (ii)     Once each week, or more frequently
         (including daily), if Agent so elects (each such day being a "SETTLEMENT DATE"), Agent will advise each Lender by 1:00 p.m. (New York City time) on a Business Day by telephone, telex, or telecopy of the amount of each such Lender's Pro Rata Share of the outstanding Loans. In the event payments are necessary to adjust the amount of such Lender's share of the Loans to such Lender's Pro Rata Share of the Loans, the party from which such payment is due will pay the other party, in same day funds, by wire transfer to the other's account not later than 3:00 p.m. (New York City time) on the Business Day following the Settlement Date.

                           (iii) On the first Business Day of each month ("INTEREST SETTLEMENT DATE"), Agent will advise each Lender by telephone or facsimile of the amount of interest and fees charged to and collected from Borrowers for the proceeding month in respect of the applicable Loans. Provided that such Lender has made all payments required to be made by it under this Agreement, Agent will pay to such Lender, by wire transfer to such Lender's account (as specified by such Lender on Schedule A of this Agreement as amended by such Lender from time to time after the date hereof pursuant to the notice provisions contained herein or in the applicable Lender Addition Agreement) not later than 3:00 p.m. (New York City time) on the next Business Day following the Interest Settlement Date such Lender's share of such interest and fees.

                  (b)      AVAILABILITY OF LENDERS' PRO RATA SHARE.

                           (i)      Unless Agent has been notified by a
         Revolving Lender prior to any proposed funding date of such Lender's intention not to fund its Pro Rata Share of the Advance amount requested by a Borrower, Agent may assume that such Lender will make such amount available to Agent on the proposed funding date or the Business Day following the next Settlement Date, as applicable; provided, however, nothing contained in this Agreement shall obligate a Lender to make an Advance at any time any Default or Event of Default exists. If such amount is not, in fact, made available to Agent by such Lender when due, Agent will be entitled to recover such amount on demand from such Lender without set-off, counterclaim, or deduction of any kind.

                           (ii) Nothing contained in this Section 12.5(b) will be deemed to relieve a Lender of its obligation to fulfill its commitments or to prejudice any rights Agent or Borrowers may have against such Lender as a result of any default by such Lender under this Agreement.

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                  (c)      RETURN OF PAYMENTS.

                           (i) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from any Credit Party and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender without set-off, counterclaim or deduction of any kind.

                           (ii) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to any Credit Party or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrowers or such other Person, without set-off, counterclaim or deduction of any kind.

         12.6     DISSEMINATION OF INFORMATION

         Upon request by a Lender, Agent will distribute promptly to such Lender, unless previously provided by any Credit Party to such Lender, copies of all notices, schedules, reports, projections, financial statements, agreements and other material and other information, including, but not limited to, financial and reporting information received from the Credit Parties or generated by a third party (and excluding only internal information generated by CapitalSource for its own use as a Lender or as Agent), as provided for in this Agreement and the other Loan Documents as received by Agent. Agent shall not be liable to any of the Lenders for any failure to comply with its obligations under this Section 12.6, except to the extent that such failure is attributable to Agent's gross negligence or willful misconduct and results in demonstrable damages to such Lender.

         12.7     CONSENTS

                  (a) In the event Agent requests the consent of a Lender and does not receive a written denial thereof within three (3) Business Days after such Lender's receipt of such request, then such Lender will be deemed to have given such consent so long as such request contained a notice stating that such failure to respond within three (3) Business Days would be deemed to be a consent by such Lender.

                  (b) In the event Agent requests the consent of a Lender in a situation where such Lender's consent would be required and such consent is denied, then Agent may, at its option, require such Lender to assign its interest in the Loans to Agent for a price equal to the then outstanding principal amount thereof due such Lender plus accrued and unpaid interest and fees due such Lender, which principal, interest and fees will be paid to the Lender when collected from Credit Parties. In the event that Agent elects to require any Lender to assign its interest to Agent pursuant to this Section 12.7, Agent will so notify such Lender in writing within

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forty-five (45) days following such Lender's denial, and such Lender will assign its interest to Agent no later than five (5) calendar days following receipt of such notice.

XIII. MISCELLANEOUS

         13.1     GOVERNING LAW; JURISDICTION; SERVICE OF PROCESS; VENUE

         The Loan Documents shall be governed by and construed in accordance with the internal laws of the State of Maryland without giving effect to its choice of law provisions. Any judicial proceeding against any Credit Party with respect to the Obligations, any Loan Document or any related agreement may be brought in any federal or state court of competent jurisdiction located in the State of Maryland. By execution and delivery of each Loan Document to which it is a party, each Credit Party (i) accepts the non-exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any judgment rendered thereby, (ii) waives personal service of process, (iii) agrees that service of process upon it may be made by certified or registered mail, return receipt requested, pursuant to Section 13.5 hereof, and (iv) waives any objection to jurisdiction and venue of any action instituted hereunder and agrees not to assert any defense based on lack of jurisdiction, venue, convenience or forum non conveniens. Nothing shall affect the right of Agent or any Lender to serve process in any manner permitted by law or shall limit the right of Agent or any Lender to bring proceedings against any Credit Party in the courts of any other jurisdiction having jurisdiction. Any judicial proceedings against Agent or any Lender involving, directly or indirectly, the Obligations, any Loan Document or any related agreement shall be brought only in a federal or state court located in the State of Maryland. All parties acknowledge that they participated in the negotiation and drafting of this Agreement with the assistance of counsel and that, accordingly, no party shall move or petition a court construing this Agreement to construe it more stringently against one party than against any other.

         If, for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Agreement or under any of the Loan Documents, it becomes necessary to convert into the currency of such jurisdiction (the "JUDGMENT CURRENCY") any amount due under this Agreement or any Loan Document in any currency other than the Judgment Currency (the "CURRENCY DUE"), then conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which judgment is given. For this purpose "rate of exchange" means the rate at which Agent is able, on the relevant date, to purchase the Currency Due with the Judgment Currency in accordance with its normal practice at its head office in Maryland. In the event that there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given and the date of receipt by Agent of the amount due, the relevant Borrower will on the date of receipt by Agent, pay such additional amounts, if any, or be entitled to receive reimbursement of such amount, if any, as may be necessary to ensure that the amount received by Agent on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of receipt by Agent is the amount then due under this Agreement in the Currency Due.

         13.2     SUCCESSORS AND ASSIGNS; ASSIGNMENTS AND PARTICIPATIONS

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                  (a)      Each Lender may at any time assign all or a portion
of its rights and delegate all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all its rights and obligations with respect to the Loans) to one or more Persons (a "TRANSFEREE"); provided, that such Transferee and such assigning Lender shall execute and deliver to Agent for acceptance and recording in the Register, a Lender Addition Agreement, which shall be in form and substance reasonably acceptable to Agent in its Permitted Discretion and, unless an Event of Default has occurred and is continuing, without the approval of the Parent (which approval shall not be unreasonably withheld or delayed), CapitalSource may not transfer such rights if, as a result of such transfer, (A) CapitalSource shall cease to constitute the Requisite Lenders or (B) with respect to the transfer of any Canadian Obligations to a U.S.-based Lender, additional amounts would be imposed by such Lender on the Canadian Borrowers as a result of withholding taxes under Section 6.13(b). Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Lender Addition Agreement, (i) the Transferee thereunder shall be a party hereto and, to the extent provided in such Lender Addition Agreement, have the same rights, benefits and obligations as it would if it were a Lender hereunder, (ii) the assigning Lender shall be relieved of its obligations hereunder with respect to its Commitment or assigned portion thereof, as the case may be, to the extent that such obligations shall have been expressly assumed by the Transferee pursuant to such Lender Addition Agreement (and, in the case of a Lender Addition Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto but shall nevertheless continue to be entitled to the benefits of Sections 13.4 and 13.7). Each Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of Borrowers to the Transferee and that the Transferee shall be considered to be a "Lender" hereunder. No Credit Party may sell, assign or transfer any interest in this Agreement, any of the other Loan Documents, or any of the Obligations, or any portion thereof, including such Credit Party's rights, title, interests, remedies, powers, and duties hereunder or thereunder.

                  (b) Each Lender may at any time sell participations in all or any part of its rights and obligations under this Agreement and the other Loan Documents (including all its rights and obligations with respect to the Loans) to one or more Persons (each, a "PARTICIPANT"). In the event of any such sale by a Lender of a participation to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan (and any Note evidencing such Loan) for all purposes under this Agreement and the other Loan Documents and the Credit Parties and Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. Any agreement pursuant to which any Lender shall sell any such participation shall provide that such Lender shall retain the sole right and responsibility to exercise such Lender's rights and enforce each Credit Party's obligations hereunder, including the right to consent to any amendment, supplement, modification or waiver of any provision of this Agreement or any of the other Loan Documents; provided, that such participation agreement may provide that such Lender will not agree, without the consent of the Participant, to any amendment, supplement, modification or waiver of: (i) any reduction in the principal amount, interest rate or fees payable with respect to any Loan in which such holder participates;
(ii) any extension of the termination date of this Agreement or the date fixed for any

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payment of principal, interest or fees payable with respect to any Loan in which such holder participates; and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement or the Loan Documents). The Credit Parties hereby acknowledge and agree that the Participant under each participation shall, solely for the purposes of Sections 10.4, 13.4 and 13.7 of this Agreement be considered to be a "Lender" hereunder.

                  (c) Agent, on behalf of Borrowers, shall maintain, at its address referred to in Section 13.5 a copy of each Lender Addition Agreement delivered to it and a written or electronic register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Commitment of, and the principal amount of the Loans owing to, and the Notes evidencing such Loans owned by, each Lender from time to time. Notwithstanding anything in this Agreement to the contrary, each of the Credit Parties, Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans, the Notes and the Commitment recorded therein for all purposes of this Agreement. The Register shall be available for inspection by Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Notwithstanding anything in this Agreement to the contrary, no assignment under Section 13.2(a) of any rights or obligations under or in respect of the Loans or the Notes evidencing such Loans shall be effective unless and until Agent shall have recorded the assignment pursuant to Section 13.2(c). Upon its receipt of a Lender Addition Agreement executed by an assigning Lender and a Transferee, Agent shall (i) promptly accept such Lender Addition Agreement and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give prompt notice of such acceptance and recordation to the Lenders and Borrowers. On or prior to such effective date, the assigning Lender shall surrender any outstanding Notes held by it all or a portion of which are being assigned, and Borrowers, at their own expense, shall, upon the request of Agent, the assigning Lender or the Transferee, as applicable, execute and deliver to Agent, within five (5) Business Days of any request, new Notes to reflect the interest held by the assigning Lender and its Transferee.

                  (e) Except as otherwise provided in this Section 13.2 no Lender shall, as among the Credit Parties and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans or other Obligations owed to such Lender. Each Lender may furnish any information concerning the Credit Parties in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to confidentiality requirements hereunder.

                  (f) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time grant a security interest in all or any portion of its rights under this Agreement, including, without limitation, the Loans owing to it and the Notes held by it and the other Loan Documents and Collateral.

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                  (g)      Each Credit Party agrees to provide commercially
reasonable best efforts to assist any Lender in assigning or selling participations in all or any part of any Loans made by such Lender to another Person identified by such Lender.

                  (h) Notwithstanding anything in the Loan Documents to the contrary, (i) any Lender and its respective Affiliates shall not be required to execute and deliver a Lender Addition Agreement in connection with any transaction involving their Affiliates, lenders or funding or financing sources,
(ii) no lender to or Affiliate, funding or financing source of any Lender or any of their Affiliates shall be considered a Transferee, and (iii) there shall be no limitation or restriction on (A) the ability of any Lender to assign or otherwise transfer any Loan Document, Commitment or Obligation to any of their respective Affiliates or lenders or financing or funding sources or (B) any such lender's or funding or financing source's ability to assign or otherwise transfer any Loan Document, Commitment or Obligation; provided, however, such Lender shall continue to be liable as a "Lender" under the Loan Documents unless any such Affiliate, lender or funding or financing source executes a Lender Addition Agreement and thereby becomes a "Lender".

                  (i) The Loan Documents shall inure to the benefit of each Lender, Agent, Transferees, Participants (to the extent expressly provided therein only) and all future holders of the Notes, the Obligations and/or any of the Collateral, and each of their respective successors and assigns. Each Loan Document shall be binding upon the Persons other than Lender and Agent that are parties thereto and their respective successors and assigns, and no such Person may assign, delegate or transfer any Loan Document or any of its rights or obligations thereunder without the prior written consent of all Lenders. No rights are intended to be created under any Loan Document for the benefit of any third party donee, creditor or incidental beneficiary of any Credit Party. Nothing contained in any Loan Document shall be construed as a delegation to Agent or any Lender of any other Person's duty of performance. THE CREDIT PARTIES ACKNOWLEDGE AND AGREE THAT AGENT OR ANY LENDER AT ANY TIME AND FROM TIME TO TIME MAY (I) DIVIDE AND REISSUE (WITHOUT SUBSTANTIVE CHANGES OTHER THAN THOSE RESULTING FROM SUCH DIVISION) THE NOTES, AND/OR (II) SELL, ASSIGN OR GRANT PARTICIPATING INTERESTS IN OR TRANSFER ALL OR ANY PART OF ITS RIGHTS OR OBLIGATIONS UNDER ANY LOAN DOCUMENT, NOTE, THE OBLIGATIONS AND/OR THE COLLATERAL TO OTHER PERSONS, IN EACH CASE ON THE TERMS AND CONDITIONS PROVIDED HEREIN. Each Transferee and Participant shall have all of the rights and benefits with respect to the Obligations, Notes, Collateral and/or Loan Documents held by it as fully as if the original holder thereof, provided that, notwithstanding anything to the contrary in any Loan Document, no Credit Party shall be obligated to pay under this Agreement to any Transferee or Participant any sum in excess of the sum which it would have been obligated to pay to the selling Lender had such participation not been effected. Notwithstanding any other provision of any Loan Document, Agent and Lenders may disclose to any Transferee or Participant all information, reports, financial statements, certificates and documents obtained under any provision of any Loan Document; provided, that Transferees and Participants shall be subject to the confidentiality provisions contained herein that are applicable to Agent and Lenders.

         13.3     APPLICATION OF PAYMENTS

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         To the extent that any payment made or received with respect to the
Obligations is subsequently invalidated, determined to be fraudulent or preferential, set aside, defeased or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other Person under any Debtor Relief Law, common law or equitable cause or any other law, then the Obligations intended to be satisfied by such payment shall be revived and shall continue as if such payment had not been received by Agent of any Lender and the Liens created hereby shall be revived automatically without any action on the part of any party hereto and shall continue as if such payment had not been received by Agent or any Lender.

         13.4     INDEMNITY

         The Credit Parties, jointly and severally, hereby indemnify Agent and each Lender, their respective Affiliates and managers, members, officers, employees, Affiliates, agents, representatives, successors, assigns, accountants and attorneys (collectively, the "INDEMNIFIED PERSONS") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, reasonable fees and disbursements of counsel and reasonable fees and expenses for in-house documentation, diligence and legal services) which may be imposed on, incurred by or asserted against any Indemnified Person with respect to or arising out of, or in any litigation, proceeding or investigation instituted or conducted by any Person with respect to any aspect of, or any transaction contemplated by, or any matter related to, any Loan Document, any Acquisition or any agreement, document or transaction contemplated thereby, whether or not such Indemnified Person is a party thereto, except to the extent that a final and nonappealable order of judgment binding on such Indemnified Person of a court of competent jurisdiction determines that any of the foregoing arises out of the gross negligence, bad faith or willful misconduct of such Indemnified Person. If any Indemnified Person uses in-house counsel for any purpose for which the Credit Parties are responsible to pay or indemnify, the Credit Parties expressly agree that their indemnification obligations include reasonable charges for such work commensurate with the reasonable fees that would otherwise be charged by outside legal counsel selected by such Indemnified Person in its sole discretion for the work performed. Agent agrees to give Borrowers reasonable notice of any event of which Agent becomes aware for which indemnification may be required under this
Section 13.4, and Agent may elect (but is not obligated) to direct the defense thereof. Any Indemnified Person may, in its reasonable discretion, take such actions as it deems necessary and appropriate to investigate, defend or settle any event or take other remedial or corrective actions with respect thereto as may be necessary for the protection of such Indemnified Person or the Collateral. Notwithstanding the foregoing, if any insurer agrees to undertake the defense of an event (an "INSURED EVENT"), Agent agrees not to exercise its right to select counsel to defend the event if that would cause Borrowers' insurer to deny coverage; provided, however, that Agent reserves the right to retain counsel to represent any Indemnified Person with respect to an Insured Event at its sole cost and expense. To the extent that Agent or any Lender obtains recovery from a third party other than an Indemnified Person of any of the amounts that the Credit Parties have paid to Agent or any Lender pursuant to the indemnity set forth in this Section 13.4, then Agent and/or any such Lender shall promptly pay to Borrowers the amount of such recovery. Without limiting any of the foregoing, the Credit Parties, jointly and severally, indemnify the Indemnified Parties for all claims for brokerage fees or commissions (other than claims of a broker with whom such

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Indemnified Party has directly contracted in writing) which may be made in connection with respect to any aspect of, or any transaction contemplated by or referred to in, or any matter related to, any Loan Document, any Related Document, any Acquisition or any other agreement, document or transaction contemplated thereby.

         13.5     NOTICE

         Any notice or request under any Loan Document shall be given to any party to this Agreement at such party's address set forth beneath its signature on the signature page to this Agreement, or at such other address as such party may hereafter specify in a notice given in the manner required under this
Section 13.5. Any notice or request hereunder shall be given only by, and shall be deemed to have been received upon (each, a "RECEIPT"): (i) registered or certified mail, return receipt requested, on the date on which such notice or request is received as indicated in such return receipt, (ii) delivery by a nationally recognized overnight courier, one (1) Business Day after deposit with such courier, or (iii) facsimile or electronic transmission, in each case upon telephone or further electronic communication from the recipient acknowledging receipt (whether automatic or manual from recipient), as applicable.

         13.6     SEVERABILITY; CAPTIONS; COUNTERPARTS; FACSIMILE SIGNATURES

         If any provision of any Loan Document is adjudicated to be invalid under applicable laws or regulations, such provision shall be inapplicable to the extent of such invalidity without affecting the validity or enforceability of the remainder of the Loan Documents which shall be given effect so far as possible. The captions in the Loan Documents are intended for convenience and reference only and shall not affect the meaning or interpretation of the Loan Documents. The Loan Documents may be executed in one or more counterparts (which taken together, as applicable, shall constitute one and the same instrument) and by facsimile transmission, which facsimile signatures shall be considered original executed counterparts. Each party to this Agreement agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of each other party.

         13.7     EXPENSES

         The Credit Parties shall pay, whether or not the Closing occurs, all costs and expenses incurred by Agent, Lenders and/or their Affiliates, including, without limitation, documentation and diligence fees and expenses, all search, audit, appraisal, recording, professional and filing fees and expenses and all other out-of-pocket charges and expenses (including, without limitation, UCC, PPSA and judgment and tax lien and similar searches and UCC filings and fees for post-Closing UCC, PPSA and judgment and tax lien and similar searches and wire transfer fees and audit expenses), and reasonable attorneys' fees and expenses, (i) in any effort to enforce, protect or collect payment of any Obligation or to enforce any Loan Document, any Related Document or any related agreement, document or instrument, (ii) in connection with entering into, negotiating, preparing, reviewing and executing the Loan Documents and/or any related agreements, documents or instruments, (iii) arising in any way out of administration of the Obligations or the taking or refraining from taking by Agent or any Lender of any action requested by any Credit Party,
(iv) in connection with instituting, maintaining, preserving,

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enforcing and/or foreclosing on Agent's, for the benefit of itself and Lenders,
Liens in any of the Collateral or securities pledged under the Loan Documents, whether through judicial proceedings or otherwise, (v) in defending or prosecuting any actions, claims or proceedings arising out of or relating to Agent's and/or Lenders' transactions with the Credit Parties, (vi) in seeking, obtaining or receiving any advice with respect to its rights and obligations under any Loan Document and any related agreement, document or instrument, (vii) arising out of or relating to any Default or Event of Default or occurring thereafter or as a result thereof, (viii) in connection with all actions, visits, audits and inspections undertaken by Agent or Lenders or their Affiliates pursuant to the Loan Documents, and/or (ix) in connection with any modification, restatement, supplement, amendment, waiver or extension of any Loan Document, any Related Document and/or any related agreement, document or instrument. All of the foregoing shall be charged to Borrowers' account and shall be part of the Obligations. If Agent, any Lender or any of their Affiliates uses in-house counsel for any purpose under any Loan Document for which the Credit Parties are responsible to pay or indemnify, the Credit Parties expressly agree that their Obligations include reasonable charges for such work commensurate with the reasonable fees that would otherwise be charged by outside legal counsel selected by Agent, such Lender or such Affiliate in its sole discretion for the work performed. Without limiting the foregoing, the Credit Parties shall pay all taxes (other than taxes based upon or measured by each Lender's income or revenues or any personal property tax), if any, in connection with the issuance of any Note and the filing and/or recording of any documents and/or financing statements.

         13.8     ENTIRE AGREEMENT

         This Agreement and the other Loan Documents to which the Credit Parties are parties constitute the entire agreement between and among the Credit Parties, Agent and Lenders with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings (including but not limited to the term sheet dated on or about December 15, 2003 and the commitment letter dated on or about December 15, 2003, each relating to the subject matter hereof or thereof). Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing signed by Borrowers, Agent and Lenders, US Requisite Lenders, the Canadian Requisite Lenders or Requisite Lenders, as appropriate. Except as set forth in and subject to Section 10.4, no provision of any Loan Document may be changed, modified, amended, restated, waived, supplemented, discharged, canceled or terminated orally or by any course of dealing or in any other manner other than by an agreement in writing signed by Borrowers, Agent and Requisite Lenders; provided, that no consent or agreement by Borrowers shall be required to amend, modify, change, restate, waive, supplement, discharge, cancel or terminate any provision of Article XII so long as no additional duties, obligations or liabilities are imposed on or required to be assumed by the Credit Parties. Each party hereto acknowledges that it has been advised by counsel in connection with the negotiation and execution of this Agreement and is not relying upon oral representations or statements inconsistent with the terms and provisions hereof. The schedules attached hereto may be amended or supplemented by Borrowers upon delivery to Agent of such amendments or supplements and, except as expressly provided otherwise in this Agreement, the written approval thereof by the Requisite Lenders.

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         13.9     APPROVALS AND DUTIES

         Unless expressly provided herein to the contrary, any approval, consent, waiver or satisfaction of Agent or Lenders with respect to any matter that is subject of any Loan Document may be granted or withheld by Agent or Lenders, as applicable, in their sole and absolute discretion. Other than Agent's duty of reasonable care with respect to Collateral delivered pursuant to the Loan Documents, Agent and Lenders shall have no responsibility for or obligation or duty with respect to any of the Collateral or any matter or proceeding arising out of or relating thereto, including, without limitation, any obligation or duty to collect any sums due in respect thereof or to protect or preserve any rights pertaining thereto.

         13.10    CONFIDENTIALITY AND PUBLICITY

                  (a) Agent and each Lender reserve the right to review and approve all materials that the Credit Parties or any of their Affiliates prepare that contain Agent's or such Lender's name or describe or refer to any Loan Document, any of the terms thereof or any of the transactions contemplated thereby, which approval shall not be unreasonably withheld or delayed. The Credit Parties shall not, and shall not permit any of their Affiliates to, use either Agent's or any Lender's name (or the name of any of Agent's or any Lenders' Affiliates) in connection with any of its business operations, provided, that Borrowers may disclose the Lenders' names, the aggregate principal amount of the Loans outstanding and other principal terms of such Loans to (x) prospective purchasers of debt or equity securities of Borrowers (other than Parent) so long as such Borrowers inform such prospective purchasers of the confidential nature of such information and such Persons agree in writing not to disclose the same to any other Person and to be bound by the confidentiality provisions of this Agreement, (y) Governmental Authorities regulating the Business in accordance with applicable legal requirements and (z) any other Person to which such disclosure may be necessary in response to any court order, subpoena or other legal process or formal investigative demand.. Nothing contained in any Loan Document is intended to permit or authorize any Credit Party or any of its Affiliates to contract on behalf of Agent or any Lender. The Credit Parties agree that Agent or any Affiliate of Agent may (i) disclose a general description of transactions arising under the Loan Documents for advertising, marketing or other similar purposes, and (ii) use any Credit Party's name, logo or other indicia germane to such party in connection with such advertising, marketing or other similar purposes, provided Agent or Affiliate delivers a copy of such materials to Parent at least five (5) Business Days prior to its initial publication and Parent does not object to such materials prior to the publication date.

                  (b) Anything herein to the contrary notwithstanding, "non-public information" shall not include, and Agent and each Lender may disclose to any and all Persons, without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to Agent or such Lender relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax

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treatment or tax structure of the Loans, the Commitments, any letters of credit and transactions contemplated hereby and by the other Loan Documents.

                  (c) Each of Agent and the Lenders agrees, on behalf of itself and each of its Affiliates, directors, officers, employees and representatives, to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of the same nature and in accordance with safe and sound commercial practices, any non-public information supplied to it by the Credit Parties pursuant to this Agreement that is identified by such Person as being confidential at the time the same is delivered to such party, provided that nothing herein shall limit the disclosure of such information (a) after such information shall have become public other than through a violation of this Section 13.10(c), (b) to the extent required pursuant to a subpoena, civil investigative demand (or similar process), order, statute, rule or other legal requirement promulgated or imposed by a court or by a judicial, regulatory, self-regulatory or legislative body, organization, agency or committee or otherwise in connection with any judicial or administrative proceeding (including, without limitation, in response to oral questions, interrogatories or requests for information or documents), (c) to counsel, auditors, accountants, lenders, Affiliates, funding or financing sources for any of the Agent or Lenders, (d) to any regulatory authority having jurisdiction over the Agent or any Lenders, (e) to the Agent or any other Lender, (f) in connection with any litigation to which any one or more of the Agent or Lenders is a party, or in connection with the enforcement of rights or remedies hereunder or under any of the Loan Documents, (g) to any Subsidiary, Affiliate, partner, director, officer or employee of the Agent or any Lender provided, such parties agree to be bound by provisions substantially similar to this Section 13.10(c), (h) to any assignee or participant (or prospective assignee or participant) permitted pursuant to Article XII or Section 13.4 so long as such assignee or participant agrees to be bound by the provisions hereof, or (i) with the consent of Parent. Each of the Agent and the Lenders agrees that, to the extent Agent or such Lender has received relevant non-public information supplied to it by the Credit Parties pursuant to this Agreement that is identified by such Person as being confidential at the time the same is delivered to such party, it will not buy, sell, trade or otherwise dispose of any Common Stock of Parent during any period that Parent has instructed its directors, officers and employees that any trading is prohibited, provided that such Agent or Lenders has received notice in the same manner as the directors, officers and employees of the Parent. Each of the Agent and the Lenders agrees that, to the extent Agent or such Lender has received relevant non-public information supplied to it by the Credit Parties pursuant to this Agreement that is identified by such Person as being confidential at the time the same is delivered to such party, it will not cause, induce or recommend to any of its Affiliates to buy, sell, trade or otherwise dispose of any Common Stock of Parent during any period that the Parent has instructed its directors, officers and employees that any trading is prohibited, provided that such Agent or Lenders has received notice in the same manner as the directors, officers and employees of Parent. Each of the Agent and the Lenders further agrees that it will, in accordance with its customary practices, place the Common Stock of Parent on its restricted list of securities, if any, which directors, officers and employees of Agent and the Lenders are instructed not to purchase or sell.

         13.11    RELEASE OF COLLATERAL

         Subject to Section 12.3, promptly following full performance and satisfaction and indefeasible payment in full in cash of all Obligations and the termination of this Agreement, the Liens created hereby shall terminate and Agent and Lenders shall, at Borrowers' sole cost and expense with proper reserves and up front payments, execute and deliver such documents, at the Credit Parties' expense, as are necessary to release Lenders' Liens in the Collateral and shall return the Collateral to the Credit Parties; provided, however, that the parties agree that, notwithstanding any such termination or release or the execution, delivery or filing of any such documents or the return of any Collateral, if and to the extent that any such payment made or received with respect to the Obligations is subsequently invalidated, determined to be fraudulent or preferential, set aside, defeased or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other Person under any Debtor Relief Law, common law or equitable cause or any other law, then the Obligations intended to be satisfied by such payment shall be revived and shall continue as if such payment had not been received by Agent or any Lender and the Liens created hereby shall be revived automatically without any action on the part of any party hereto and shall continue as if such payment had not been received by Agent or any Lender. Agent and Lenders shall not be deemed to have made any representation or warranty with respect to any Collateral so delivered except that such Collateral is free and clear, on the date of such delivery, of any and all Liens arising from such Person's own acts.

         13.12    NO CONSEQUENTIAL DAMAGES

         No party to this Agreement, nor any agent or attorney of Agent or any Lender, shall be liable to any other Person under any theory of liability for any special, indirect, consequential or punitive damages.

         13.13    CONFLICT

         In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the other Loan Documents, the provisions of this Agreement shall control and govern; provided, that, for purposes of this Section 13.13, to the extent that any provisions of any of the other Loan Documents provide rights, remedies and benefits to Agent or Lenders that exceed the rights, remedies and benefits provided to Agent or Lenders under this Agreement, such provisions of the applicable Loan Documents shall be deemed to supplement (and not to conflict with) the provisions of this Agreement.

         13.14    REPLACEMENT OF LENDERS

         In the event any Lender, other than CapitalSource, is a Defaulting Lender or a Non-Consenting Lender, Agent may designate another Lender or any other Person (with such other Lender's or such Person's consent) (such other Lender or Person herein called a "REPLACEMENT LENDER") to purchase the Loans and other Obligations of such Defaulting Lender or Non-Consenting Lender, as applicable, and such Defaulting Lender's or Non-Consenting Lender's, as applicable, rights hereunder, without recourse to or warranty by, or expensive to, such Defaulting Lender or Non-consenting Lender, as applicable, for a purchase price equal to the outstanding principal amount of the Loans owing to such Defaulting Lender or Non-Consenting Lender, as applicable, plus any accrued but unpaid interest on such Loans and other Obligations and accrued but unpaid fees in respect of such Defaulting Lender's or Non-consenting Lender's as applicable, Commitment and any other amounts payable to such Defaulting Lender or Non-Consenting Lender, as applicable, under this Agreement, and to assume all the obligations of such Defaulting Lender or Non-Consenting Lender, as applicable, hereunder and, upon such purchase, such Defaulting Lender or Non-Consenting Lender, as applicable, shall no longer be a party hereto or have any rights hereunder or under the other Loan Documents (other than indemnities and other similar rights applicable to such Defaulting Lender or Non-Consenting Lender, as applicable, prior to the date of such assignment and assumption) and shall be relieved from all obligations to Borrowers hereunder, and the Replacement Lender shall succeed to the rights and obligations of such Defaulting Lender or Non-consenting Lender, as applicable, hereunder and shall be deemed to be a Lender for all purposes hereof.

XIV. GUARANTY

         14.1     GUARANTY

         Each US Credit Party hereby unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of each Canadian Credit Party, including, without limitation, each Canadian Borrower, now or hereafter existing under any Loan Document, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any proceeding of any Canadian Borrower or any other Canadian Credit Party under any Debtor Relief Laws), fees, commissions, expense reimbursements, indemnifications or otherwise (such obligations, to the extent not paid by any Canadian Borrower or any other Canadian Credit Party, the "GUARANTEED OBLIGATIONS"), and agrees to pay any and all costs, fees and expenses (including reasonable counsel fees and expenses) incurred by Agent and Lenders in enforcing any rights under the guaranty set forth in this Article XIV. Without limiting the generality of the foregoing, each US Credit Party's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any Canadian Borrower or any other Canadian Credit Party to Agent and Lenders under any Loan Document, but for the fact that they are unenforceable or not allowable due to the existence of any proceeding under any Debtor Relief Laws involving any Canadian Borrower or any other Canadian Credit Party.

         14.2     GUARANTY ABSOLUTE

         Each US Credit Party guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law regulation or order now or hereafter in effect in any jurisdiction affecting any such terms or the rights of Agent or Lenders with respect thereto. The obligations of each US Credit Party under this Article XIV are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against each US Credit Party to enforce such obligations, irrespective of whether any action is brought against any Credit Party or whether any Credit Party is joined in any such action or actions. The liability of each US Credit Party under this Article XIV shall be irrevocable, absolute and unconditional irrespective of, and each US Credit Party hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

                  (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Credit Party or otherwise;

                  (c) any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

                  (d) any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of any Credit Party; or

                  (e) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by Agent or Lenders that might otherwise constitute a defense available to, or a discharge of, any Credit Party or any other guarantor or surety.

         This Article XIV shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned to Agent or Lenders or any other Person upon the insolvency, bankruptcy or reorganization of Canadian Borrower or any other Canadian Credit Party or otherwise, all as though such payment had not been made.

         14.3     WAIVER

         Each US Credit Party hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Article XIV and any requirement that Agent or Lenders exhaust any right or take any action against any other Credit Party or any other Person or any Collateral. Each US Credit Party acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 14.3 is knowingly made in contemplation of such benefits. Each US Credit Party hereby waives any right to revoke this Article XIV, and acknowledges that this Article XIV is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

         14.4     CONTINUING GUARANTY; ASSIGNMENTS

         This Article XIV is a continuing guaranty and shall (a) remain in full force and effect until the indefeasible cash payment in full of the Guaranteed Obligations and all other amounts payable under this Article XIV, (b) be binding upon each US Credit Party, its successors and assigns and (c) inure to the benefit of, and be enforceable by, Agent and Lenders and their successor, pledgees, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may pledge, assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments and the Loans owing to it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted such Lender herein or otherwise, in each case as provided in this Agreement.

         14.5     SUBROGATION

         No US Credit Party will exercise any rights that it may now or hereafter acquire against any other Credit Party or any other guarantor or that arise from the existence, payment, performance or enforcement of such US Credit Party's obligations under this Article XIV, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of Agent and Lenders against any other Credit Party or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law including, without limitation, the right to take or receive from any other Credit Party or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this
Article XIV shall have been indefeasibly paid in full in cash and all commitments to lend hereunder shall have terminated; provided, however, that no Canadian Credit Party shall have any rights hereunder against US Borrower or any of its Subsidiaries if all or any portion of the Guaranteed Obligations shall have been satisfied with proceeds from the exercise of remedies in respect of the equity securities of US Borrower pursuant to a Pledge Agreement. If any amount shall be paid to any US Credit Party in violation of the immediately preceding sentence, such amount shall be held in trust for the benefit of Agent and Lenders and shall forthwith be paid to Agent to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Article XIV, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Article XIV thereafter arising. If (i) any US Credit Party shall make payment to Agent and Lenders of all or any part of the Guaranteed Obligations,
(ii) all of the Guaranteed Obligations and all other amounts payable under this
Article XIV shall be paid in full in cash and (iii) all Commitments to lend hereunder shall have been terminated, Agent and Lenders will, at such US Credit Party's request and expense, execute and deliver to such US Credit Party or appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such US Credit Party of an interest in the Guaranteed Obligations resulting from such payment by such US Credit Party.

         14.6     CANADIAN GUARANTORS

                  Canadian Borrower and each of its Consolidated Subsidiaries unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Canadian Obligations of each other Canadian Credit Party, including, without limitation, Canadian Borrower, now or hereafter existing under any Loan Document, pursuant to the terms and conditions of the Canadian Guaranty.

         [REMAINDER OF PAGE INTENTIONALLY BLANK; SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, each of the parties has duly executed this Credit Agreement as of the date first written above.

                                        CORRPRO COMPANIES, INC.

                                        By: /s/ Robert M. Mayer
                                            ------------------------------------
                                        Name: Robert M. Mayer
                                        Title: Senior Vice President and Chief
                                               Financial Officer

                                        1090 Enterprise Drive
                                        Medina, Ohio 44256
                                        Attention: Chief Financial Officer
                                        Telephone: (303) 723-5082
                                        FAX: (303) 723-0694
                                        E-MAIL: bmayer@corrpro.com

                                        CCFC, INC.

                                        By: /s/ Robert M. Mayer
                                            ------------------------------------
                                        Name: Robert M. Mayer
                                        Title: Senior Vice President and Chief
                                               Financial Officer

                                        1090 Enterprise Drive
                                        Medina, Ohio 44256
                                        Attention: Chief Financial Officer
                                        Telephone: (303) 723-5082
                                        FAX: (303) 723-0694
                                        E-MAIL: bmayer@corrpro.com

                                        OCEAN CITY RESEARCH CORP.

                                        By: /s/ Robert M. Mayer
                                            ------------------------------------
                                        Name: Robert M. Mayer
                                        Title: Senior Vice President and Chief
                                               Financial Officer

                                        1090 Enterprise Drive
                                        Medina, Ohio 44256
                                        Attention: Chief Financial Officer
                                        Telephone: (303) 723-5082
                                        FAX: (303) 723-0694
                                        E-MAIL: bmayer@corrpro.com

                                        CORRPRO INTERNATIONAL, INC.

                                        By: /s/ Robert M. Mayer
                                            ------------------------------------
                                        Name: Robert M. Mayer
                                        Title: Senior Vice President and Chief
                                               Financial Officer

                                        1090 Enterprise Drive
                                        Medina, Ohio 44256
                                        Attention: Chief Financial Officer
                                        Telephone: (303) 723-5082
                                        FAX: (303) 723-0694
                                        E-MAIL: bmayer@corrpro.com

                                        COMMONWEALTH SEAGER HOLDINGS LTD.

                                        By: /s/ Robert M. Mayer
                                            ------------------------------------
                                        Name: Robert M. Mayer
                                        Title: Authorized Officer

                                        c/o Corrpro Companies, Inc.
                                        1090 Enterprise Drive
                                        Medina, Ohio 44256
                                        Attention: Chief Financial Officer
                                        Telephone: (303) 723-5082
                                        FAX: (303) 723-0694
                                        E-MAIL: bmayer@corrpro.com

                                        CORRPRO CANADA, INC.

                                        By: /s/ Robert M. Mayer
                                            ------------------------------------
                                        Name: Robert M. Mayer
                                        Title: Authorized Officer

                                        c/o Corrpro Companies, Inc.
                                        1090 Enterprise Drive
                                        Medina, Ohio 44256
                                        Attention: Chief Financial Officer
                                        Telephone: (303) 723-5082
                                        FAX: (303) 723-0694
                                        E-MAIL: bmayer@corrpro.com

                                        BORZA INSPECTIONS LTD

                                        By: /s/ Robert M. Mayer
                                            ------------------------------------
                                        Name: Robert M. Mayer
                                        Title: Authorized Officer

                                        c/o Corrpro Companies, Inc.
                                        1090 Enterprise Drive
                                        Medina, Ohio 44256
                                        Attention: Chief Financial Officer
                                        Telephone: (303) 723-5082
                                        FAX: (303) 723-0694
                                        E-MAIL: bmayer@corrpro.com

AGENT AND US LENDER:                    CAPITALSOURCE FINANCE LLC

                                        By: /s/ Joseph Turitz
                                            ------------------------------------
                                        Name: Joseph Turitz
                                        Title: General Counsel

                                        CapitalSource Finance LLC
                                        4445 Willard Avenue, 12th Floor
                                        Chevy Chase, Maryland 20815
                                        Attention: Corporate Finance Group,
                                                   Portfolio Manager
                                        Telephone: (301) 841-2700
                                        FAX: (301) 841-2889
                                        E-MAIL: sladd@capitalsource.com

CANADIAN LENDER:                        CSE FINANCE, INC.

                                        By: /s/ Joseph Turitz
                                            ------------------------------------
                                        Name: Joseph Turitz
                                        Title: General Counsel

                                        c/o CapitalSource Finance LLC
                                        4445 Willard Avenue, 12th Floor
                                        Chevy Chase, Maryland 20815
                                        Attention: Corporate Finance Group,
                                                   Portfolio Manager
                                        Telephone: (301) 841-2700
                                        FAX: (301) 841-2889
                                        E-MAIL: sladd@capitalsource.com

                                     ANNEX I

                               FINANCIAL COVENANTS

1)       SENIOR LEVERAGE RATIO

         As measured on each of the following test dates, the Senior Leverage Ratio shall not exceed the respective maximum ratio set forth in the table below:

                         TEST DATE:                                     MAXIMUM SENIOR LEVERAGE RATIO:
                         ----------                                     ------------------------------
March 31, 2004, June 30, 2004 and September 30, 2004                             3.5 to 1.0
December 31, 2004                                                               3.25 to 1.0
March 31, 2005, June 30, 2005, September 30, 2005, and
December 31, 2005                                                               2.75 to 1.0
March 31, 2006, June 30, 2006, September 30, 2006,
December 31, 2006                                                               2.50 to 1.0
March 31, 2007, June 30, 2007, September 30, 2007,
December 31, 2007                                                               2.00 to 1.0
March 31, 2008 and the end of each fiscal quarter thereafter                    1.50 to 1.0

2)       LEVERAGE RATIO

         As measured on each of the following test dates, the Leverage Ratio shall not exceed the respective maximum ratio set forth in the table below:

                        TEST DATE:                                         MAXIMUM LEVERAGE RATIO:
                        ----------                                         -----------------------
March 31, 2004, June 30, 2004 and September 30, 2004                            5.00 to 1.0
December 31, 2004                                                               4.75 to 1.0
March 31, 2005, June 30, 2005, September 30, 2005, and
December 31, 2005                                                               4.25 to 1.0
March 31, 2006, June 30, 2006, September 30, 2006,
December 31, 2006                                                               4.00 to 1.0
March 31, 2007, June 30, 2007, September 30, 2007,
December 31, 2007                                                               3.50 to 1.0
March 31, 2008, June 30, 2008, September 30, 2008,
December 31, 2008                                                               3.00 to 1.0
March 31, 2009 and the end of each fiscal quarter thereafter                    2.50 to 1.0

3)       MINIMUM EBITDA

         As measured on each of the following test dates for the twelve
(12)-month period then ending taken as one accounting period, EBITDA for Credit Parties shall not be less than the respective minimum amount set forth in the table below:

                         TEST DATE:                                          MINIMUM EBITDA:
                         ----------                                          ---------------
March 31, 2004, June 30, 2004, September 30, 2004,
December 31, 2004 and March 31, 2005                                           $ 9,000,000
June 30, 2005, September 30, 2005, and December 31, 2005                       $10,000,000
March 31, 2006, June 30, 2006, September 30, 2006,
December 31, 2006                                                              $10,250,000
March 31, 2007, June 30, 2007, September 30, 2007,
December 31, 2007                                                              $10,500,000
March 31, 2008, June 30, 2008, September 30, 2008,
December 31, 2008                                                              $11,000,000
March 31, 2009 and the end of each fiscal quarter thereafter                   $12,000,000

4)       FIXED CHARGE COVERAGE RATIO

         As measured on the last day of each fiscal quarter, the Fixed Charge Coverage Ratio shall not be less than (a) for each fiscal quarter ended on or prior to September 30, 2004, 1.05 to 1.0 and (b) thereafter, 1.10 to 1.0.

5)       MAXIMUM INTERCOMPANY BALANCE

         As measured on each of the first day of each month, Intercompany Balance shall not be more than $100,000.

6)       CAPITAL EXPENDITURE

         The Credit Parties shall not make or incur Capital Expenditures in an aggregate amount in excess of the respective following amounts at any time during the corresponding fiscal years set forth below:

         FISCAL YEAR ENDED:                                           MAXIMUM CAPITAL EXPENDITURES
         ------------------                                           ----------------------------
March 31, 2004                                                                 $1,250,000
March 31, 2005                                                                 $1,500,000
March 31, 2006                                                                 $1,750,000
March 31, 2007, and the last day of                                            $2,000,000
Each fiscal year thereafter

7)       DEFINED TERMS

         For purposes of the covenants set forth in this Annex I, the terms listed below shall have the following meanings:

         "Annual Corporate Charge" shall mean any annual corporate charge that Wilson Walton Group Ltd. pays to Parent consistent with past practices.

         "Capital Expenditures" shall mean, for any period, the sum (without duplication) of all expenditures (whether paid in cash or accrued as liabilities, but excluding any reasonable expenses incurred to comply with paragraphs (a) through (e) set forth on Schedule 6.8 - Post-Closing Deliverables) made by the Credit Parties on a Consolidated basis during such period that are or are required to be treated as capital expenditures under GAAP. For purposes of computing Capital Expenditures as of any measurement date on or prior to March 31, 2005, Capital Expenditures for any period set forth on Annex II included within the applicable 12 month measurement period shall be deemed to be equal the applicable amount set forth on Annex II.

         "Consolidated" shall mean the consolidation in accordance with GAAP of the accounts or other items as to which such term applies; provided that for purposes of this Annex I, notwithstanding any provision to the contrary, Subsidiaries of the Parent who are Foreign Subsidiaries but not Canadian Credit Parties shall not be consolidated with the Credit Parties.

         "EBITDA" shall mean, with respect to the Credit Parties on a Consolidated basis and for any period, the sum, without duplication, of the following for such period: Net Income determined in accordance with GAAP, plus to the extent deducted in calculating Net Income (a) Interest Expense, (b) taxes on income (c) depreciation expense, (d) amortization expense (e) all other non-cash and/or non-recurring charges and expenses approved by Agent in its Permitted Discretion, including non-cash charges related to marking outstanding warrants to market, non-cash charges related to accounting for stock options and non-cash charges related to contractual obligations with respect to the Parent's chief executive officer positions, but excluding accruals for cash expenses made in the ordinary course of business, (f) all costs related to the transactions contemplated hereby, by the Preferred Stock Purchase Agreement or the documents related to the Indebtedness under Section 4.1(y), including transaction bonuses not to exceed $375,000 in the aggregate, (g) loss from any sale of assets, other than sales in the ordinary course of business as permitted hereunder, (h) management fees paid in cash to Sponsor pursuant to the Management Services Agreement as permitted hereunder, (i) all reasonable expenses incurred to comply with paragraphs (a) through (e) set forth on Schedule 6.8 - Post-Closing Deliverables not to exceed $750,000 in the aggregate and (j) the Annual Corporate Charge paid in cash in an amount not to exceed $600,000 in any fiscal year, less to the extent added in calculating Net Income (x) gain from any sale of assets, other than sales in the ordinary course of business and (y) all non-cash and/or non-recurring income and less cash payments made on account of any non-cash charges added to Net Income under clause (e) above, all of the foregoing determined on a Consolidated basis and in accordance with GAAP. For purposes of computing EBITDA as of any measurement date on or prior to March 31, 2005, EBITDA for any period set forth on Annex II included within the applicable 12 month measurement period shall be deemed to be equal the applicable amount set forth on Annex II.

         "Fixed Charge Coverage Ratio" shall mean, for the Credit Parties on a Consolidated basis, at any date of determination, the ratio of (a) EBITDA, minus non-financed Capital Expenditures and Capital Expenditures financed under a revolving line of credit or similar facility, minus income taxes paid in cash, to (b) Fixed Charges, in each case for the twelve (12) months then ending taken as one accounting period. For purposes of computing income taxes paid in cash under clause (a) above as of any measurement date on or prior to December 31, 2004, the amount of such income taxes paid in cash for the applicable 12 month measurement period shall be deemed to be a pro forma amount of $1,756,000.

         "Fixed Charges" shall mean for the applicable period and without duplication, the sum of the following for the Credit Parties, on a Consolidated basis: (a) Total Debt Service, plus (b) dividends, repurchases or redemptions of equity and/or distributions paid in cash.

         "Intercompany Balance" shall mean, in the aggregate, any amounts due from any Foreign Subsidiaries that are not Canadian Credit Parties to a Credit Party (including the amount of any Annual Corporate Charge), net of any amounts due from a Credit Party to any Foreign Subsidiaries that are not Canadian Credit Parties.

         "Interest Expense" shall mean total interest expense generated during the period in question (including attributable to conditional sales contracts, Capital Leases and other title retention agreements in accordance with GAAP and all unused line and commitment fees and administrative and similar fees) of the Credit Parties on a Consolidated basis with respect to all outstanding Indebtedness including accrued interest and interest paid in kind and capitalized interest, but excluding commissions, discounts and other fees owed with respect to letters of credit and bankers' acceptance financing, and net costs under Interest Rate Agreements.

         "Interest Rate Agreement" shall mean any interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to hedge the position with respect to interest rates.

         "Leverage Ratio" shall mean, for the Credit Parties on a Consolidated basis, at any date of determination, the ratio of (i) Total Debt outstanding on such date, to (ii) EBITDA for the twelve (12) months then ending taken as one accounting period.

         "Net Income" shall mean, for any Person, the net income (or loss) of such Person on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided, that there shall be excluded (i) the income (or loss) of any Person in which any other Person (other than such Person) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to such Person by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Credit Party or is merged or amalgamated into or consolidated with a Credit Party or that Person's assets are acquired by a Credit Party,
(iii) the income of any Subsidiary of a Credit Party to the extent that the declaration or payment of dividends or similar distributions of that income by that Subsidiary is not at the time permitted by operation of the terms of the charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, and (iv) the income (or loss) associated with any Interest Rate Agreement.

         "Senior Leverage Ratio" shall mean, for Credit Parties on a Consolidated basis, at any date of determination, the ratio of (i) all Obligations outstanding on such date, to (ii) EBITDA for the 12-month period then ending taken as one accounting period.

         "Total Debt" shall mean, at any date of determination, the sum of (i) the total outstanding principal balance of all Indebtedness for Borrowed Money of Credit Parties on a Consolidated basis, including, without limitation, all Indebtedness under the Loan Documents, all undrawn amounts under the Standby Letters of Credit, all Subordinated Debt and all Capital Leases Obligations and
(ii) all accrued interest on the foregoing including, without limitations, all interest paid in kind. For all purposes of this Agreement, the term "Total Debt" shall be calculated to include (i.e., not net of) discounts, deductions or allocations relating or applicable to or arising from any equity or equity participation or fees, whether under GAAP or otherwise, but shall not include any Preferred Stock issued to Sponsor regardless of its accounting treatment pursuant to GAAP or payments of principal paid by the Credit Parties on Indebtedness satisfied with the proceeds of this Agreement.

         "Total Debt Service" shall mean, for any period, the sum of (i) scheduled or other required payments of principal on any and all Total Debt,
(ii) any other cash amounts due or payable with respect to, in connection with or on Total Debt, and (iii) cash Interest Expense. For purposes of computing Total Debt Service as of any measurement date on or prior to March 31, 2005, Total Debt Service for any period set forth on Annex II included within the applicable 12 month measurement period shall be deemed to be equal the applicable amount set forth on Annex II.

                                    ANNEX II

                           FINANCIAL COVENANT AMOUNTS

EBITDA

FISCAL MONTH ENDED:                                                            EBITDA
March 31, 2003                                                               ($174,000)
April 30, 2003                                                               $1,071,000
May 31, 2003                                                                 $1,287,000
June 30, 2003                                                                $1,495,000
July 31, 2003                                                                $1,458,000
August 31, 2003                                                              $1,360,000
September 30, 2003                                                           $1,316,000
October 31, 2003                                                             $1,757,000
November 30, 2003                                                            $1,002,000
December 31, 2003                                                             $935,000
January 31, 2004                                                              ($8,000)
February 29, 2004                                                            ($189,000)

CAPITAL EXPENDITURES

FISCAL MONTH ENDED:                                                     CAPITAL EXPENDITURES
March 31, 2003                                                                $38,431
April 30, 2003                                                                $110,584
May 31, 2003                                                                   $3,313
June 30, 2003                                                                 $42,453
July 31, 2003                                                                 $68,462
August 31, 2003                                                               $59,295
September 30, 2003                                                             $6,574
October 31, 2003                                                              $115,422
November 30, 2003                                                             $24,866
December 31, 2003                                                             $58,367
January 31, 2004                                                               $1,267
February 29, 2004                                                             $125,573

TOTAL DEBT SERVICE

FISCAL MONTH ENDED:                        PRINCIPAL                  INTEREST                TOTAL DEBT SERVICE
April 30, 2003                             $208,000                   $335,167                     $543,167
May 31, 2003                               $208,000                   $335,167                     $543,167
June 30, 2003                              $208,000                   $335,167                     $543,167
July 31, 2003                              $208,000                   $335,167                     $543,167
August 31, 2003                            $208,000                   $335,167                     $543,167
September 30, 2003                         $208,000                   $335,167                     $543,167

October 31, 2003                           $208,000                   $335,167                     $543,167
November 30, 2003                          $208,000                   $335,167                     $543,167
December 31, 2003                          $208,000                   $335,167                     $543,167
January 31, 2004                           $208,000                   $335,167                     $543,167
February 29, 2004                          $208,000                   $335,167                     $543,167
March 31, 2004                             $208,000                   $335,167                     $543,167

                                   APPENDIX A

                                   DEFINITIONS

         "ACAS Subordination Agreement" shall mean the Subordination Agreement dated as of the Closing Date between Agent and holders of Indebtedness permitted under Section 7.2(e), as the same may be modified, amended, restated, substituted, replaced and/or supplemented from time to time.

         "Account Debtor" shall mean any Person who is obligated under an Account.

         "Accounts" shall mean all "accounts" (as defined in the UCC with respect to US Credit Parties and as defined in the PPSA with respect to Canadian Credit Parties) of any Credit Party (or, if referring to another Person, of such other Person), including without limitation, accounts, accounts receivables, monies due or to become due and obligations in any form (whether arising in connection with contracts, Contract Rights, Instruments, General Intangibles or Chattel Paper), in each case whether arising out of goods sold or services rendered or from any other transaction and whether or not earned by performance, now or hereafter in existence, and all documents of title or other documents representing any of the foregoing, and all collateral security and guaranties of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

         "Acquisition" shall mean any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of fifty percent (50%) of the capital stock, partnership interests or equity of any Person or otherwise causing any Person to become a Subsidiary of any Credit Party, or (c) a merger, amalgamation or consolidation or any other combination with another Person.

         "Additional Amount" shall mean (a) at any time during the period from and after the Closing Date and prior to September 30, 2004, $750,000, (b) at any time during the period from and after September 30, 2004 and prior to December 31, 2004, $500,000 and (a) at any time during the period from and after December 31, 2004 and prior to March 31, 2005, $250,000.

         "Advances" shall mean a Revolving Advance.

         "Affiliate" or "affiliate" shall mean, as to any Person, any other Person (a) that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, (b) who is a director or an officer (i) of such Person, (ii) of any Subsidiary of such Person, or (iii) of any Person described in clause (a) above with respect to such Person, or (c) which, directly or indirectly through one or more intermediaries, is the beneficial or record owner (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended, as the same is in effect on the date hereof) of ten percent (10%) or more of any class of the outstanding voting stock, securities or other equity or ownership interests of such Person. For purposes of this definition, the term "control" (and the correlative terms, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, whether through ownership of securities or other interests, by contract or otherwise.

         "Agreement" shall have the meaning assigned to such term in the introductory paragraph hereof.

         "Allocable Amount" shall have the meaning assigned to it in Section 3.7(c) hereof.

         "Applicable Rate" shall mean the interest rates applicable from time to time to Loans or other Obligations under this Agreement.

         "Availability" shall mean US Availability or Canadian Availability or both, as the context may dictate.

         "Bank Agency Agreement" shall have the meaning assigned to such term in
Section 2.16 hereof.

         "Blocked Accounts" shall have the meaning assigned to such term in
Section 2.16 and shall include the lockbox and accounts maintained by a Credit Party at the Lockbox Banks into which all collections or payments on their Accounts and other Collateral and other cash payments received by such Credit Party are paid pursuant to this Agreement.

         "Borrower" and "Borrowers" shall have the respective meanings assigned to such terms in the Preamble of this Agreement, together with any Person who joins this Agreement as a "Borrower" after the date hereof.

         "Borrowing Base" shall mean, collectively, the US Borrowing Base and the Canadian Borrowing Base.

         "Borrowing Certificate" shall mean a Borrowing Certificate substantially in the form of Exhibit A hereto.

         "Business" shall mean providing corrosion control related services, systems, equipment and materials to the infrastructure, environmental and energy markets, including (i) corrosion control engineering services, systems and equipment, (ii) coating services and (iii) pipeline integrity and risk assessment services.

         "Business Day" shall mean any day other than a Saturday, Sunday or other day on which the Federal Reserve or Agent is closed, and in reference to any Canadian Obligation, any day other than a Saturday, Sunday or other day on which commercial banks in Toronto, Canada are authorized or required by law to be closed.

         "Canadian Availability" shall have the meaning assigned to it in
Section 2.1 hereof.

         "Canadian Benefit Plans" means any plan, fund, program, or policy, whether oral or written, formal or informal, funded or unfunded, insured or uninsured, providing material employee benefits, including medical, hospital care, dental, sickness, accident, disability, life insurance, pension, retirement or savings benefits, under which the Credit Parties have any liability with respect to any employee or former employee, but excluding any Canadian Pension Plans.

         "Canadian Borrower" shall have the meaning assigned to such term in the Preamble of this Agreement, together with any Person who joins this Agreement as a "Canadian Borrower" after the date hereof.

         "Canadian Borrowing Base" shall mean, as of any date of determination, the net collectible value of Canadian Eligible Receivables, as determined with reference to the most recent Borrowing Certificate and otherwise in accordance with this Agreement.

         "Canadian Credit Parties" shall mean, collectively, Canadian Borrower and each guarantor under a Canadian Guaranty.

         "Canadian Guaranty" shall mean a Guaranty, in form and substance satisfactory to Agent, executed and delivered, on a joint and several basis, by each Canadian Credit Party (other than the Borrowers) in favor of Agent, for the benefit of itself and the Lenders.

         "Canadian Lender" shall mean a Canadian Revolving Lender or a Canadian Term Lender.

         "Canadian L/C Issuer" shall mean any bank or financial institution that issues to Canadian Borrower letters of credit under this Agreement and its successors and assigns.

         "Canadian Obligations" shall mean, without duplication, all present and future obligations, Indebtedness and liabilities of Canadian Credit Parties to Agent and/or Lenders at any time and from time to time of every kind, nature and description, direct or indirect, secured or unsecured, joint and several, absolute or contingent, due or to become due, matured or unmatured, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, including, without limitation, all of the foregoing under any of the Loan Documents or otherwise relating to the Notes and/or Loans, including, without limitation, interest, all applicable fees, charges and expenses and/or all amounts paid or advanced by Agent or Lenders on behalf of or for the benefit of any such Person for any reason at any time, including in each case obligations of performance as well as obligations of payment and interest that accrue after the commencement of any proceeding under any Debtor Relief Law by or against any such Person. Without limiting the generality of the foregoing, "Canadian Obligations" shall also include the obligations of any other Credit Party under any guaranty of the Canadian Obligations as well as any Security Document executed by such other Credit Party securing such guaranty.

         "Canadian Pension Plans" means each pension plan required to be registered under Canadian federal or provincial law that is maintained or contributed to by a Credit Party for its employees or former employees, but does not include the Canada Pension Plan or the Quebec Pension Plan as maintained by the Government of Canada or the Province of Quebec, respectively.

         "Canadian Requisite Lenders" shall mean, at any time, (a) Canadian Lenders then holding at least fifty-one percent (51%) of the sum of the Commitments under the Canadian Revolving Facility then in effect, plus the aggregate unpaid principal balance of the Canadian

Term Loans then outstanding, or (b) if the Commitments under the Canadian Revolving Facility have terminated, Canadian Lenders then having at least fifty-one percent (51%) of the sum of the aggregate unpaid principal amount of Canadian Term Loans then outstanding, plus the utilized portion of any non-terminated Commitments, if any; provided, that, the foregoing notwithstanding, if two (2) or less Canadian Lenders hold Commitments and Canadian Term Loans hereunder, "Canadian Requisite Lenders" shall mean all Canadian Lenders. For purposes of the immediately preceding sentence, Lenders that are Affiliates of each other shall be deemed to be one and the same, single Lender. Anything to the contrary contained in this definition notwithstanding, to the extent the fact that each Lender is considered in determining Canadian Requisite Lenders for any purpose relating to any Canadian Obligation would result in material and adverse tax consequences to US Borrower under Section 956 of the Code, as determined by Agent and the Requisite Lenders in their Permitted Discretion, then Canadian Requisite Lenders, for such purpose, shall be determined in accordance with the terms of this definition but solely by reference to and among the Canadian Revolving Lenders and/or the Canadian Term Lenders, as applicable.

         "Canadian Revolving Advance Borrowing Date" shall have the meaning assigned to such term in Section 2.4(b) hereof.

         "Canadian Revolving Advances" shall mean a borrowing under the Canadian Revolving Facility.

         "Canadian Revolving Facility" shall have the meaning assigned to such term in the Recitals of this Agreement.

         "Canadian Revolving Facility Cap" shall mean, initially, $4,000,000, as reduced or otherwise adjusted from time to time in accordance with the terms of this Agreement, including, without limitation, by adjustment as provided in
Section 9.1(a) hereof or otherwise in accordance herewith.

         "Canadian Revolving Facility Maximum Amount" shall have the meaning assigned to such term in Section 2.1(b) hereof.

         "Canadian Revolving Lenders" shall mean the financial institutions from time to time named on Schedule A under the heading "Canadian Revolving Lenders," their respective successors and permitted assigns (but not, except as expressly set forth herein, any Participant that is not otherwise a party to this Agreement).

         "Canadian Revolving Loans" shall mean, collectively, the Canadian Revolving Advances made by Canadian Revolving Lenders to Canadian Borrower in the maximum aggregate principal amount equal to the Canadian Revolving Facility Cap as in effect from time to time, and all Obligations related thereto.

         "Canadian Revolving Unused Line Fee" shall have the meaning assigned to such term in Section 3.2(a) hereof.

         "Canadian Standby Letters of Credit" shall mean those standby letters of credit issued for a Canadian Borrower's account in accordance with the terms of Section 2.5(a)(ii).

         "Canadian Security Agreement" shall mean a Security Agreement, in form and substance satisfactory to Agent, executed and delivered, on a joint and several basis, by each Canadian Credit Party and Agent, on behalf of itself and the Lenders.

         "Canadian Term Lenders" shall mean the financial institutions from time to time named on Schedule A under the heading "Canadian Term Lenders," their respective successors and permitted assigns (but not, except as expressly set forth herein, any Participant that is not otherwise a party to this Agreement).

         "Canadian Term Loan" shall mean the term Loan made by Canadian Term Lenders to Canadian Borrower pursuant to Section 2.6(a) in the aggregate principal amount of Six Million Five Hundred Thousand Dollars ($6,500,000), and all Obligations related thereto.

         "Capital Lease" shall mean, as to any Person, a lease of any interest in any kind of property or asset by that Person as lessee that is properly recorded as a "capital lease" in accordance with GAAP.

         "Capitalized Lease Obligations" shall mean all obligations of any Person under Capital Leases, in each case, taken at the amount thereof accounted for as a liability in accordance with GAAP.

         "CapitalSource" shall have the meaning assigned to such term in the introductory paragraph hereof.

         "CapitalSource Canada" shall mean CSE Finance, Inc., a Delaware corporation, a Domestic Wholly-Owned Subsidiary of CapitalSource and the initial Canadian Term Lender and the initial Canadian Revolving Lender.

         "Cash Equivalents" shall mean (a) securities issued, or directly and fully guaranteed or insured, by the United States or Canada as any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six (6) months from the date of acquisition, (b) U.S. dollar or U.S. or Canadian denominated time deposits, certificates of deposit and bankers' acceptances of
(i) any U.S. or Canadian domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000, or (ii) any bank (or the parent company of such bank) whose short-term commercial paper rating from Standard & Poor's Ratings Services ("S&P") is at least A-2 or the equivalent thereof or from Moody's Investors Service, Inc. ("Moody's") is at least P-2 or the equivalent thereof in each case with maturities of not more than six (6) months from the date of acquisition (any bank meeting the qualifications specified in clauses (b)(i) or (ii), an "Approved Bank"), (c) repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clause (a), above, entered into with any Approved Bank, (d) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within six (6) months after the date of acquisition and (e) investments in money market funds substantially all of whose assets are comprised of securities of the type described in clauses (a) through
(d) above.

         "Change of Control" shall mean the occurrence of any of the following:

                  (i) a merger, amalgamation, consolidation, reorganization, recapitalization or share or interest exchange, sale or transfer or any other transaction or series of transactions in which the stockholders, managers, partners, owners or interest holders of Sponsor immediately prior to such transaction or series of transactions receive, in exchange for the stock or interests owned by them, cash, property or securities of the resulting or surviving entity or any Affiliate thereof, and, as a result thereof, Persons who, individually or in the aggregate, were holders of fifty percent (50%) or more of the voting stock or other voting ownership interests of Sponsor, calculated on a fully diluted basis, immediately prior to such transaction or series of transactions hold less than fifty percent (50%) of the voting stock or other voting ownership interests of the resulting or surviving entity or such Affiliate thereof, calculated on a fully diluted basis; or

                  (ii) any "change in/of control" or similar event as defined in (a) any certificate or incorporation, certificate of limited partnership or certificate of formation or statement of designations or operating agreement or partnership agreement of any Credit Party or (b) any document governing indebtedness of such Credit Party in excess of $100,000, individually or $250,000 in the aggregate, which gives the holder of such indebtedness the right to accelerate or otherwise require payment of such indebtedness prior to the maturity date thereof; or

                  (iii) the consummation of a Public Offering, other than an offering of securities for an employee benefit plan on SEC Form S-8 or a successor form, that realizes at least $14,000,000 in net proceeds to Parent; or

                  (iv) a direct or indirect sale, transfer or other conveyance or disposition, in any single transaction or a series of transactions, of 40% of more of the assets of the Credit Parties, on a consolidated basis; or

                  (v) Sponsor ceases, indirectly or directly, to have the right to appoint or elect a majority of the Board of Directors of Parent; or

                  (vi) Sponsor at any time ceases to own at least seventy-five percent (75%) of the issued and outstanding preferred stock of Parent owned by it on the Closing Date (as the same may be adjusted for any combination, recapitalization or reclassification into a greater or smaller number of shares), free and clear of all Liens; or

                  (vii) except as otherwise expressly permitted under the terms and conditions of the Agreement, US Borrower for any reason at any time ceases to own, directly, 100% of the outstanding equity interests and securities of its Consolidated Subsidiaries, free and clear of all Liens other than Liens created under the Security Documents and Liens permitted under Section 7.3(f); or

                  (viii) except as otherwise expressly permitted under the terms and conditions of the Agreement, Canadian Borrower for any reason at any time ceases to own, directly, 100% of the outstanding equity interests and securities of its Consolidated Subsidiaries, free and clear of all Liens other than Liens created under the Security Documents and Liens permitted under Section 7.3(f).

         "Charter and Good Standing Documents" shall mean, for each Credit Party, (i) a copy of the certificate of incorporation, formation, amalgamation or continuance (or other applicable charter document) certified, where applicable, as of a date not more than ten (10) Business Days before the Closing Date by the applicable Governmental Authority of the jurisdiction of incorporation or organization of such Credit Party, (ii) a copy of the bylaws or similar organizational documents of such Credit Party certified as of a date not more than ten (10) Business Days before the Closing Date by the corporate secretary or assistant secretary of such Credit Party (or its general partner, as the case may be), (iii) an original certificate of status or good standing (or its foreign jurisdiction equivalent) as of a date acceptable to Agent issued by the applicable Governmental Authority of the jurisdiction of incorporation, amalgamation or organization of such Credit Party and of every other jurisdiction in which such Credit Party has an office or conducts business or is otherwise required to be in good standing except for such jurisdictions where the failure to be in good standing or to so qualify would not reasonably be expected to have or result in a Material Adverse Effect, and (iv) copies of the resolutions of the Board of Directors or managers (or other applicable governing body) and, if required, stockholders, members, partners or other equity owners of such Credit Parties authorizing the execution, delivery and performance of the Loan Documents and the Related Documents to which such Credit Party is a party, certified by an authorized officer of such Person as of the Closing Date.

         "Closing" shall mean the satisfaction, or written waiver by Agent, of all of the conditions precedent set forth in this Agreement required to be satisfied prior to the consummation of the transactions contemplated hereby.

         "Closing Date" shall mean the date of this Agreement.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "Collateral" shall mean, collectively and each individually, all collateral and/or security granted and/or securities pledged to Agent, for the benefit of itself and Lenders, by the Credit Parties and any other Person pursuant to the Loan Documents including, without limitation, the items set forth or otherwise described in Section 2.13 of this Agreement.

         "Collateral Management Fee" shall have the meaning assigned to it in
Section 3.3 hereof.

         "Commitment" or "Commitments" shall mean:

                  (i) with respect to either Revolving Facility, as to any Revolving Lender, the aggregate commitment of such Revolving Lender to make Revolving Advances under such Revolving Facility, as set forth on Schedule A or in the most recent Lender Addition Agreement executed by such Revolving Lender;

                  (ii) as to all Revolving Lenders, the aggregate commitment of all Revolving Lenders to make Revolving Advances;

                  (iii) with respect to either Term Loan, as to any Term Lender, the aggregate commitment of such Term Lender to fund such Term Loan, as set forth on Schedule A or in the most recent Lender Addition Agreement executed by such Term Lender;

                  (iv) as to all Term Lenders, the aggregate commitment of all Term Lenders to fund the Term Loans; and

                  (v) as to all Lenders, the aggregate commitments of all Lenders to fund the Loans, in each case as the same may be reduced, modified or terminated pursuant to this Agreement.

         "Compliance Certificate" shall have the meaning assigned to such term in Section 6.1 hereof.

         "Computer Hardware and Software" shall mean, with respect to any Credit Party, all of such Credit Party's rights (including rights as licensee and lessee) with respect to (a) computer and other electronic data processing hardware, including all integrated computer systems, central processing units, memory units, display terminals, printers, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories, peripheral devices and other related computer hardware; (b) all software and all software programs designed for use on the computers and electronic data processing hardware described in clause (a) above, including all operating system software, utilities and application programs in any form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever) and any other software; (c) any firmware associated with any of the foregoing; (d) any other software; and (e) any documentation for or related to hardware, software and firmware described in clauses (a), (b), (c) and (d) above, including flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes.

         "Concentration Account" shall have the meaning assigned to such term in
Section 2.16 hereof.

         "Consolidated Subsidiary" shall mean a Subsidiary of a Credit Party which is Consolidated for purposes of Annex I.

         "Contingent Obligations" shall mean, as to any Person, any obligation of such Person guaranteeing or intending to guaranty any Indebtedness, leases, dividends or other obligations ("PRIMARY OBLIGATIONS") of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) otherwise to assure or to hold harmless the owner of such primary obligation against loss in respect thereof, and shall include, without limitation, Interest Rate Agreements, or (e) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; provided, however, that the term "Contingent Obligation" shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

         "Contract Right" shall mean any right of any Credit Party to payment under a contract for the sale or lease of goods or the rendering of services, which right is at the time not yet earned by performance.

         "Controlled Group" means the "controlled group of corporations" as that term is defined in Section 1563 of the Code, of which the Credit Parties are a part from time to time.

         "Copyrights" shall mean, with respect to any Credit Party, all of such Credit Party's now existing or hereafter acquired right, title, and interest in and to: (i) copyrights, rights and interests in copyrights, works protectable by copyright, all applications, registrations and recordings relating to the foregoing as may at any time be filed in the United States Copyright Office or in any similar office or agency of the United States, any State thereof, any political subdivision thereof or in any other country, and all research and development relating to the foregoing; and (ii) all renewals of any of the foregoing.

         "Credit Party" shall mean any of the Credit Parties.

         "Credit Parties" shall mean, collectively, the US Credit Parties and the Canadian Credit Parties.

         "Debtor Relief Law" shall mean, collectively, the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws from time to time in effect affecting the rights of creditors generally, as amended from time to time, including, without limitation, the Bankruptcy and Insolvency Act (Canada) and the Companies' Creditors Arrangement Act (Canada).

         "Default" shall mean any event, fact, circumstance or condition that, with the giving of applicable notice or passage of time or both, would constitute or be or result in an Event of Default.

         "Default Rate" shall have the meaning assigned to such term in Section
3.7 hereof.

         "Default Lender" shall mean any Lender that fails to make available to Agent or Borrowers its Pro Rata share of any Advance as, when and to the full extent required by the provisions of this Agreement, and such Lender shall be deemed a Defaulting Lender until such time as such delinquency is satisfied or rectified, if ever.

         "Deposit Account" shall mean, individually and collectively, any Blocked Accounts and all bank or other depository accounts of any Credit Party.

         "Distribution" shall mean any fee, payment, disbursement, dividend, bonus or other remuneration of any kind, and any repayment of or debt service on loans or other indebtedness.

         "Dollars" and "$" shall mean lawful money of the United States of America.

         "Domestic Subsidiary" of a Person shall mean a Subsidiary of that Person that is incorporated or otherwise organized under the laws of a State of the United States of America.

         "Domestic Wholly-Owned Subsidiary" of a Person shall mean a Wholly-Owned Subsidiary of that Person that is a Domestic Subsidiary of that Person.

         "Eligible Receivables" shall mean each Account arising in the ordinary course of a Borrower's business from the sale of goods or rendering of services which Agent, in its Permitted Discretion, deems an Eligible Receivable unless:

                  (a) it is not subject to a valid perfected first priority security interest in favor of Agent, for the benefit of itself and Lenders, subject to no other Lien other than Permitted Liens having a lower priority than the Liens in favor of Agent, for the benefit of itself and Lenders;

                  (b) it is not evidenced by an invoice, statement or other documentary evidence satisfactory to Agent; provided, however, that Agent in its sole discretion may from time to time include as Accounts that are not evidenced by an invoice, statement or other documentary evidence satisfactory to Agent as Eligible Receivables and determine the advance rate and reserves applicable to Advances made on any such Accounts;

                  (c) it arises out of services rendered or sales to, or out of any other transaction between, among or with, one or more Affiliates of such Borrower and /or one or more Borrowers (i.e., between or among Borrowers);

                  (d) it remains unpaid for longer than ninety (90) calendar days after the original invoice date;

                  (e) with respect to all Accounts owed by any particular Account Debtor and /or its Affiliates, if more than 50% of the aggregate balance of all such Accounts owing from such Account Debtor and /or its Affiliates remain unpaid for longer than 90 calendar days after the original invoice date;

                  (f) with respect to all Accounts owed by any particular Account Debtor and /or its Affiliates, 50% or more of all such Accounts are not deemed Eligible Receivables for any reason hereunder (which percentage may, in Agent's Permitted Discretion, be increased or decreased);

                  (g) with respect to all Accounts owed by any particular Account Debtor and/or its Affiliates, if such Accounts exceed twenty percent (20%) (such percentage or any other percentage now or hereafter established for any particular Account Debtor, a "CONCENTRATION LIMIT") of the net collectible dollar value of all Accounts at any one time (but the portion of the Accounts not in excess of the applicable percentages may be deemed Eligible Receivables, in the Agent's Permitted Discretion);

                  (h) any covenant, agreement, representation or warranty contained in any Loan Document with respect to such Account has been breached and remains uncured;

                  (i) the Account Debtor for such Account has commenced a voluntary case under any Debtor Relief Law or has made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in respect of such Account Debtor in an involuntary case under any Debtor Relief Law, or any other petition or application for relief under any Debtor Relief Law has been filed against such Account Debtor, or such Account Debtor has failed, suspended business, ceased to be solvent, called a meeting of its creditors, or has consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs, or such Borrower, in the ordinary course of business, should have known of any of the foregoing;

                  (j) it arises from the sale of property or services rendered to one or more Account Debtors outside the United States or that have their principal place of business or chief executive offices outside the United States (unless backed by a letter of credit or credit insurance for foreign receivables is obtained, in each case in form and substance satisfactory to Agent in its Permitted Discretion);

                  (k) it represents the sale of goods or rendering of services to an Account Debtor on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis, is evidenced by Chattel Paper or an Instrument of any kind or has been reduced to judgment;

                  (l) the applicable Account Debtor for such Account is any Governmental Authority, subject to the provisions of Section 9.1(i);

                  (m) it is subject to any offset, credit (including any resource or other income credit or offset), deduction, defense, discount, chargeback, freight claim, allowance, adjustment, dispute or counterclaim, or is contingent in any respect or for any reason (but only to the extent of such offset, credit, deduction, defense, discount, chargeback, freight claim, allowance, adjustment, dispute or counterclaim or contingency), including offsets by any amounts due to an Account Debtor from any Borrower;

                  (n) it represents the portion of any Account for an Account Debtor evidenced by an invoice, statement or other documentary evidence satisfactory to Agent for the sale of goods or rendering of services to an Account Debtor to occur after the date of such invoice, statement or other documentary evidence (the "UNEARNED PORTION") until such goods are sold or services rendered, (provided, however, that Agent in its sole discretion may from time to time reduce the Unearned Portion of any such Account by an amount not to exceed the then-current amount of any other Account for such Account Debtor for the sale of goods or rendering of services occurring prior to such date which is not evidenced by an invoice, statement or other documentary evidence satisfactory to Agent;

                  (o) there is any agreement with an Account Debtor for any deduction from such Account, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each invoice related thereto, such that only the discounted amount of such Account after giving effect to such discounts and allowances shall be considered an Eligible Receivable;

                  (p) any return, rejection or repossession of goods or services related to it has occurred;

                  (q)      it is not payable to any Borrower;

                  (r) such Borrower has agreed to accept or has accepted any non-cash payment for such Account;

                  (s) at any time 90 days after the Closing Date, it constitutes a re-billing of an amount previously billed or double billing (i.e., counted twice);

                  (t)      it constitutes a billing for a sample;

                  (u) with respect to any Account arising from the sale of goods, the goods have not been shipped to the Account Debtor or its designee;

                  (v) with respect to any Account arising from the performance of services, the services have not been actually performed or the services were undertaken in violation of any law;

                  (w) the applicable Account Debtor for such Account is located in the States of New Jersey, Minnesota, or West Virginia (or any other state that requires a creditor to file a business activity report or similar document in order to bring suit or otherwise enforce its remedies against such Account Debtor in the courts or through any judicial process of such state), unless the Borrower to whom such Account is owing has qualified to do business in New Jersey, Minnesota, West Virginia, or such other states, or has filed a business activities report with the applicable division of taxation, the department of revenue, or with such other state offices, as appropriate, for the then-current year, or is exempt from such filing requirement;

                  (x) such Accounts do not arise from the actual and bona fide sale and delivery of goods by any Borrower or rendition of services by such Borrower in the ordinary course of its business which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;

                  (y) it is an Account subject to a surety bond, guaranty, indemnity or other similar arrangement but only if and to the extent that the amount of all Accounts included as Eligible Receivables and subject to a surety bond, guaranty, indemnity or other similar arrangement exceeds $750,000 in the aggregate;

                  (z) it is an Account owned by an Account Debtor that is subject to legal process by any Borrower or against which such Borrower has asserted a mechanics' or other similar lien or that is subject to collection by any Borrower; or

                  (aa) it fails to meet such other specifications and requirements which may from time to time be established by Agent or is not otherwise satisfactory to Agent, as determined in Agent's Permitted Discretion.

         In determining which Accounts are Eligible Receivables, Agent may rely on all statements and representations made by Borrowers in writing with respect to any Account.

         "Employment Agreements" shall mean, collectively, the employment agreements of the following Persons, in form and substance satisfactory to
Agent: Joe Rog, Michael Baach, George Gehring, David Kroon, Bob Mayer, Barry Schadeck and John Moran.

         "Environmental Laws" shall mean, collectively and each individually, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendment and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act, any other "Superfund" or "Superlien" law and all other federal, state and local and foreign environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances, in each case, as amended, and the legally-binding rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of Governmental Authorities with respect thereto, including, without limitation, any equivalent laws of Canada.

         "Equipment" shall mean, with respect to any Credit Party, all "equipment" (as defined in the UCC) of such Credit Party (or, if referring to another Person, of such other Person), now owned or hereafter acquired, and all documents of title or other documents representing any of the foregoing, and all collateral security and guaranties of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

         "Event of Default" shall mean the occurrence of any event set forth in
Article VIII.

         "Excess Cash Flow" shall mean, for any fiscal year, without duplication, an amount equal to the sum of (i) EBITDA (as defined in Annex I hereof), minus (ii) cash tax expense during such fiscal year, minus (iii) cash interest expense paid during such fiscal year, minus (iv) an amount equal to the aggregate amount of all prepayments of the Term Loans, minus (v) an amount equal to non-financed Capital Expenditures (as defined in Annex I hereto) and Capital Expenditures financed under a revolving line of credit or similar facility for such period, minus (vi) an amount equal to the sum of all regularly scheduled payments of principal on Indebtedness of Credit Parties actually made during such period to the extent permitted hereunder, minus (vii) all reasonable expenses incurred to comply with Schedule 6.8 - Post-Closing Deliverables not to exceed $750,000 in the aggregate during the Term.

         "Fair Valuation" shall mean the determination of the value of the consolidated assets of a Person on the basis of the amount which may be realized by a willing seller within a reasonable time through collection or sale of such assets at market value on a going concern basis to an interested buyer who is willing to purchase under ordinary selling conditions in an arm's length transaction.

         "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upward to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Agent on such day on such transactions as determined by Agent in a commercially reasonable manner.

         "First Rate" shall have the meaning assigned to such term in Section 3.6(c) hereof.

         "Foreign Disposition Proceeds" shall have the meaning assigned to such term in Section 2.11(d) hereof.

         "Foreign Government Scheme or Arrangement" shall have the meaning assigned to such term in Section 5.10 hereof.

         "Foreign Plan" shall have the meaning assigned to such term in Section
5.10 hereof.

         "Foreign Subsidiary" of a Person shall mean a Subsidiary of that Person that is not a Domestic Subsidiary of that Person.

         "Foreign Wholly-Owned Subsidiary" of a Person shall mean a Wholly-Owned Subsidiary of that Person that is a Foreign Subsidiary of that Person.

         "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time as applied by nationally recognized accounting firms.

         "Governmental Authority" shall mean any federal, state, municipal, national, local, provincial or other governmental department, court, commission, board, bureau, agency or instrumentality or political subdivision thereof, or any entity or officer exercising executive, legislative or judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case, whether of the United States or a state, territory or possession thereof, Canada or any province thereof, any other foreign sovereign entity or country or jurisdiction or the District of Columbia.

         "Government Account" shall be defined to mean all Accounts arising out of or with respect to any Government Contract.

         "Government Contracts" shall mean all contracts with the United States government or any other Governmental Authority or any agency of any of the foregoing, and all amendments, modifications and supplements thereto.

         "Guaranteed Obligations" shall have the meaning assigned to such term in Section 14.1 hereof.

         "Guarantor" shall mean, any Canadian Guarantor or any US Guarantor, and "Guarantors" shall mean all Canadian Guarantors or any US Guarantors.

         "Guaranty" shall mean, collectively and each individually, all guarantees executed by each Guarantor, including, without limitation, Article XIV of this Agreement any guarantees set forth in any Pledge Agreement executed by any Person.

         "Hazardous Substances" shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials as defined in or subject to any applicable Environmental Law.

         "Indebtedness" of any Person means, without duplication: (a) all Indebtedness for Borrowed Money; (b) the principal balance outstanding under any synthetic lease, off-balance sheet loan or similar off balance sheet financing product; (c) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (b) above, and (d) all other items not specifically excluded above which, in accordance with GAAP, would be included in determining total liabilities as shown on the balance sheet of such Person.

         "Indebtedness for Borrowed Money" of any Person shall mean, without duplication, (a) all indebtedness of such Person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) all Capitalized Lease Obligations of such Person, (c) all Indebtedness of such Person secured by any mortgage, pledge, security, Lien or conditional sale or other title retention agreement to which any property or asset owned or held by such Person is subject, whether or not the indebtedness secured thereby shall have been assumed, (d) all obligations issued, undertaken or assumed as the deferred purchase price of Property or services (excluding trade accounts payable and accrued obligations (other than for borrowed money) which are not aged more than one hundred twenty (120) calendar days from the billing date or thirty (30) days from the due date, in each case incurred in the ordinary course of business and paid within such time period, unless the same are being contested in good faith and by appropriate and lawful proceedings and such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by such Borrower's independent accountants shall have been reserved to the satisfaction of Agent in its Permitted Discretion); (e) the face amount of all letters of credit issued for the account of such Person and without duplication, all drafts drawn thereunder and all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments issued by such Person; (f) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such Property), (g) all indebtedness for the deferred purchase price of property due more than six months from the incurrence of such indebtedness and (h) all direct or indirect guaranties of any or all of the foregoing.

         "Initial Revolving Advances" shall have the meaning assigned to such term in Section 4.1 hereof.

         "Insured Event" shall have the meaning assigned to such term in Section
13.4 hereof.

         "Intellectual Property" shall mean all present and future: trade secrets, know-how and other proprietary information; Trademarks, internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; Copyrights (including Copyrights for computer programs) and all tangible and intangible property embodying the Copyrights, unpatented inventions (whether or not patentable); Patents; industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing (but excluding any "shrink wrap" licenses); the right to sue for all past, present and future infringements of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing.

         "Intellectual Property Agreement" shall mean any agreement relating to Intellectual Property, and including any agreements, rights, options, or licenses to purchase or otherwise acquire or use or benefit from (or to sell or otherwise permit any other Person to acquire or use or benefit from) any Intellectual Property.

         "Intellectual Property Security Agreement" shall mean those certain Acknowledgment of Intellectual Property Collateral Lien executed by each Credit Party in favor of Agent, for the benefit of itself and Lenders, as such may be modified, amended or supplemented from time to time.

         "Inventory" shall mean, with respect to any Credit Party, all "inventory" (as defined in the UCC) of such Credit Party (or, if referring to another Person, of such other Person), now owned or hereafter acquired, and all documents of title or other documents representing any of the foregoing, and all collateral security and guaranties of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

         "Investment" shall mean a cash equity investment by Sponsor and certain other investors of at least $13,000,0000 on the terms and conditions set forth in the Investment Documents.

         "Investment Documents" shall mean all agreements, documents and instruments, including purchase agreements, certificates, executed and/or delivered in connection with an Investment.

         "Joinder Agreement" shall mean an agreement in form and substance acceptable to Agent in its Permitted Discretion, the material terms of which shall provide that a Person shall become a party to and become bound by the terms of this Agreement and/or the other Loan Documents in the same capacity and to the same extent as a Credit Party (other than a Borrower).

         "Landlord Waiver and Consent" shall mean a waiver/consent in form and substance satisfactory to Agent in its Permitted Discretion from the owner/lessor of any premises not owned by a Credit Party at which any of the Collateral is now or hereafter located for the purpose of providing Agent access to such Collateral, in each case as such may be modified, amended or supplemented from time to time.

         "L/C Issuer" shall mean any bank or financial institution that issues to Borrowers letters of credit under this Agreement and its successors and assigns.

         "Lender Addition Agreement" shall mean an agreement among Agent, a Lender and such Lender's assignee regarding their respective rights and obligations with respect to assignments of the Loans, the Commitments and other interests under this Agreement and the other Loan Documents, in form and substance acceptable to Agent in its Permitted Discretion.

         "Lenders" shall mean the financial institutions, from time to time named on Schedule A under the headings "US Revolving Lenders," "Canadian Revolving Lenders," "US Term Lenders" and "Canadian Term Lenders," their respective successors and permitted assigns (but not, except as expressly set forth herein, any Participant that is not otherwise a party to this Agreement).

         "Letter of Credit Obligations" shall mean, as of any date of determination, the sum of (i) the aggregate undrawn amount of all Standby Letters of Credit and (ii) the aggregate unreimbursed amount of all drawn Standby Letters of Credit.

         "Lien" shall mean any mortgage, pledge, hypothecation, security interest, encumbrance, transfer or other restriction, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof), or any other arrangement pursuant to which title to the property is retained by or vested in some other Person for security purposes.

         "Loan" or "Loans" shall mean, individually and collectively, the Term Loans, the Revolving Facilities, and all Revolving Advances.

         "Loan Documents" shall mean, collectively and each individually, this Agreement, the Notes, the Security Documents, the Negative Pledge Agreements, the Borrowing Certificates and all other agreements, documents, instruments and certificates heretofore or hereafter executed or delivered by the Credit Parties to Agent or Lenders in connection with any of the foregoing or the Loans (including, without limitation, Compliance Certificates), as the same may be amended, modified or supplemented from time to time.

         "Lockbox Agreement" shall have the meaning assigned to such term in
Section 2.16 hereof.

         "Lockbox Bank" shall have the meaning assigned to such term in Section
2.16 hereof.

         "Management Services Agreement" shall mean that certain Services Agreement of even date between Parent and Sponsor.

         "Management Fee Subordination Agreement" shall mean that certain Management Subordination Agreement by and between Parent, Sponsor and Agent, as such may be modified, amended or supplemented from time to time, in form and substance satisfactory to Agent.

         "Material Adverse Effect" or "Material Adverse Change" shall mean any event, condition, obligation, liability or circumstance or set of events, conditions, obligations, liabilities or circumstances or any change(s) which (i) has, had or could reasonably be expected to have any material adverse effect upon or change in the validity or enforceability of any Loan Document, (ii) has been or could reasonably be expected to be material and adverse (a) to the value of a material portion of any of the Collateral or (b) to the business, operations, properties, assets, liabilities or financial condition of the Credit Parties, taken as a whole, or (iii) has materially impaired or could reasonably be expected to materially impair the ability of any Credit Party to perform any of the Obligations owing by such Person or to consummate the transactions under the Loan Documents executed by such Persons.

         "Maturity Date" shall mean the earliest to occur of (i) an Event of Default if any Obligations shall become due and payable in connection therewith or as a result thereof as required by this Agreement and (ii) the last day of the Term.

         "Monthly Borrowing Certificate" has the meaning assigned to such term in Section 2.4 hereof.

         "Mortgage" shall mean a (i) mortgage or deed of trust to be executed by a Credit Party or Guarantor in favor of Agent upon each parcel of Real Estate owned by such Person or (ii) a leasehold deed of trust or mortgage to be executed by any Credit Party or Guarantor in favor of Agent encumbering such Person's leasehold estate in a parcel of real property, in each case in form and substance acceptable to Agent.

         "Multiemployer Plan" means a multiemployer plan (within the meaning of Section 3(37) of ERISA) that is maintained for the benefit of the employees of the Credit Parties or any member of the Controlled Group.

         "Negative Pledge Agreements" means each of the Negative Pledge Agreements dated as of the Closing Date from Fusion Alloys, Ltd., CSI Coating Systems, Inc., Corrpro Companies, C.A. (Venezuela), Corrpro Tecna Ltda (Columbia) and Corrpro Companies (UK) Limited (England), as such may be modified, amended, restated or supplemented from time to time.

         "Net Proceeds" shall mean: (i) in respect of any issuance of debt or equity securities, cash proceeds and non-cash proceeds received or receivable in connection therewith, net of underwriting discounts and reasonable out-of-pocket costs and expenses paid or incurred in connection therewith (excluding fees and other amounts paid or payable to Affiliates of any Credit Party in connection therewith to the extent exceeding the amount thereof that would be paid or payable in an arm's length transaction between unrelated parties); and (ii) in respect of any sale, transfer or other disposition of Property or any casualty, taking, condemnation or similar event of loss or taking, proceeds in cash, checks or other cash equivalent financial instruments (including Cash Equivalents) as and when received by the Person making such sale, transfer or other disposition and insurance proceeds and awards received on account of such casualty, taking, condemnation or similar event of loss, net of: (a) in the event of any such sale, transfer or other disposition (I) the direct costs relating thereto (excluding fees and other amounts paid or payable to Affiliates of any Credit Party in connection therewith to the extent exceeding the amount thereof that would be paid or payable in an arm's length transaction between unrelated parties), (II) income, sale, use or other transaction taxes paid or payable as a result thereof, and (III) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness secured by a Lien on the asset which is the subject thereof, and (b) in the event of any such casualty, taking, condemnation or similar event of loss, (I) all money actually applied to repair, replace or reconstruct the damaged property or property affected by the casualty, taking, condemnation or similar event of loss, as applicable, in accordance with the terms hereof, (II) all of the costs and expenses reasonably incurred in connection with the collection of such proceeds, award or other payments, and (III) any amounts retained by or paid to parties having superior rights to such proceeds, awards or other payments.

         "Non-Consenting Lender" shall mean any Lender, other than CapitalSource, that fails to consent to any proposed amendment, modification, waiver or termination requiring the consent of all Lenders which has been consented to by Requisite Lenders.

         "Non-Excluded Taxes" shall have the meaning assigned to such term in
Section 6.13(a).

         "Note" shall mean, collectively and each individually, the Revolving Notes and the Term Notes as the same may be amended, modified, divided, split, supplemented and/or restated from time to time.

         "Obligations" shall mean, collectively, the US Obligations and the Canadian Obligations.

         "OFAC" shall mean the United States Department of Treasury's Office of Foreign Assets Control or any successor thereto.

         "Option Plans" means (i) the 1997 Long-Term Incentive Plan of Parent,
(ii) the 1997 Non-Employee Directors' Stock Option Plan of Parent and (iii) any other stock option plan for the directors, officers and/or employees of Parent adopted by the Board of Directors of Parent and, to the extent required by applicable law, approved by the shareholders of Parent.

         "Participant" shall have the meaning assigned to such term in Section 13.2(b) hereof.

         "Patents" shall mean, with respect to any Credit Party, all of such Credit Party's now existing or hereafter acquired right, title and interest in and to: (i) all patents, patent applications, inventions, invention disclosures and improvements, and all applications, registrations and recordings relating to the foregoing as may at any time be filed in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, any political subdivision thereof or in any other country, and all research and development relating to the foregoing; and (ii) the reissues, divisions, continuances, renewals, extensions and continuances-in-part of any of the foregoing.

         "Payment Office" shall mean initially the address set forth beneath Agent's name on the signature page of this Agreement, and thereafter, such other office of Agent, if any, which it may designate by notice to Borrowers to be the Payment Office.

         "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any other Governmental Authority succeeding to the functions thereof.

         "Permit" shall mean collectively all licenses, leases, powers, permits, franchises, certificates, authorizations and approvals insured by a Governmental Authority.

         "Permitted Discretion" shall mean a determination or judgment made in good faith in the exercise of reasonable (from the perspective of a secured lender) credit or business judgment.

         "Permitted Indebtedness" shall have the meaning assigned to such term in Section 7.2 hereof.

         "Permitted Liens" shall have the meaning assigned to such term in
Section 7.3 hereof.

         "Permitted Securities" shall mean any shares, units or interests of equity securities or ownership interests of Parent that by their terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event or otherwise (A) are not convertible or exchangeable for Indebtedness or any securities that are not Permitted Securities, (B) (i) do not mature and (ii) are not putable or redeemable at the option of the holder thereof, in each case under clause (i) or
(ii) in whole or in part on or prior to the date six (6) months after the earlier of the end of the Term or the indefeasible payment in full in cash of the Obligations, (C) do not have payments of dividends on or prior to the date six (6) months after the earlier of the end of the Term or the actual payment in full of the Obligations, (D) are unsecured and by operation of law or by legally binding agreement are subordinated in right of repayment, liens, security and remedies to all of the Obligations and to all of Agent's and Lenders' rights, Liens and remedies, (E) do not have any veto or supermajority voting rights or approval rights with respect to any issues other than to protect their own rights and preferences, and /or (F) are not sold, issued or otherwise transferred in connection with or as a part of a Public Offering.

         "Person" shall mean an individual, a partnership, a corporation, a limited liability company, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, a Governmental Authority or any other entity of whatever nature.

         "Plan" means any employee benefit plan (within the meaning of Section 3(3) of ERISA), other than a Multiemployer Plan, established or maintained by any of the Credit Parties or any member of the Controlled Group.

         "Pledge Agreement" shall mean, collectively and individually, if applicable, all pledge agreements executed by and between Agent and any Credit Party (or any other Person to the extent relating to equity interests or securities of any Credit Party), in each case as such may be modified, amended or supplemented from time to time.

         "PPSA" shall mean the Personal Property Security Act (Alberta), as in effect from time to time.

         "Preferred Stock Purchase Agreement" means that certain Securities Purchase Agreement dated December 15, 2003, between Corrpro Investments, LLC and Parent.

         "Prime Rate" shall mean a fluctuating interest rate per annum equal at all times to the greater of (i) the rate of interest announced publicly from time to time by Citibank, N.A. as its base rate; provided, that such rate is not necessarily the best rate offered to its customers, and, should Agent be unable to determine such rate, such other indication of the prevailing prime rate of interest as may reasonably be chosen by Agent, and (ii) the sum of the Federal Funds Rate in effect from time to time, plus one half of one percent (0.5%). Any change in the Prime Rate due to a change in such base rate or the Federal Funds Rate shall be effective immediately on the effective date of such change in such base rate or the Federal Funds Rate.

         "Priority Permitted Liens" shall mean Permitted Liens contemplated by and permitted pursuant to Section 7.3(b), (c)(ii), (d), (e) and (i).

         "Property" shall mean all types of real, personal or mixed property and all types of tangible or intangible property.

         "Pro Rata Share" shall mean:

                           (a) with respect to matters relating to a particular Commitment of a Revolving Lender under either Revolving Facility or Standby Letter of Credit, the percentage obtained by dividing (i) such Commitment of that Revolving Lender by (ii) all such Commitments of all Revolving Lenders with respect to such Revolving Facility; provided, however, that if any such Commitment of a Revolving Lender is terminated pursuant to the terms hereof, then "Pro Rata Share" means the percentage obtained by dividing (x) the aggregate amount of such Revolving Lender's outstanding applicable Revolving Advances by (y) the aggregate amount of all outstanding applicable Revolving Advances;

                           (b) with respect to matters relating to a particular Term Loan of a Term Lender, the percentage obtained by dividing (i) the aggregate amount of the portion of such outstanding Term Loan made by such Term Lender by (ii) the aggregate amount of such outstanding Term Loan; and

                           (c) with respect to all other matters, the percentage obtained by dividing (i) the aggregate amount of a Lender's Loans outstanding and such Lender's Commitment(s) by (ii) the aggregate amount of all Lenders' Loans outstanding and all Lenders' Commitments; in any case as such percentage may be adjusted by assignments permitted pursuant to Section 13.2.

         "Public Offering" shall mean any offer or sale of securities after the Closing Date pursuant to any registration statement filed and effective with the Securities and Exchange Commission or any other Governmental Authority.

         "Real Estate" shall mean each parcel of real property owned by any Credit Party.

         "Receipt" shall have the meaning given such term in Section 13.5.

         "Replacement Lender" shall have the meaning assigned to such term in
Section 13.14.

         "Reportable Event" means any of the events which are reportable under
Section 4043 of ERISA and the regulations promulgated thereunder, other than an occurrence for which the thirty (30) day notice contained in 29 C.F.R. Section 2615.3(a) is waived.

         "Requisite Lenders" shall mean, at any time, (a) Lenders then holding at least fifty-one percent (51%) of the sum of the Commitments under the Revolving Facilities then in effect, plus the aggregate unpaid principal balance of the Term Loans then outstanding, or (b) if the Commitments under the Revolving Facilities have terminated, Lenders then having at least fifty-one percent (51%) of the sum of the aggregate unpaid principal amount of Loans then outstanding, plus the utilized portion of any non-terminated Commitments, if any; provided, that, the foregoing notwithstanding, if two (2) or less Lenders hold Commitments and Loans hereunder, "Requisite Lenders" shall mean all Lenders. For purposes of the immediately preceding sentence, Lenders that are Affiliates of each other shall be deemed to be one and the same, single Lender. Anything to the contrary contained in this definition notwithstanding, to the extent the fact that each Lender is considered in determining Requisite Lenders for any purpose relating to any Canadian Obligation would result in material and adverse tax consequences to US Borrower under Section 956 of the Code, as determined by Agent and the Requisite Lenders in their Permitted Discretion, then Requisite Lenders, for such purpose, shall be determined in accordance with the terms of this definition but solely by reference to and among the Canadian Revolving Lenders and/or the Canadian Term Lenders, as applicable.

         "Revolving Advances" shall mean either US Revolving Advances or Canadian Revolving Advances or both, as the context may dictate.

         "Revolving Facilities" shall mean, collectively the US Revolving Facility and the Canadian Revolving Facility.

         "Revolving Lenders" shall mean, collectively, US Revolving Lenders and Canadian Revolving Lenders.

         "Revolving Note(s)" shall mean, individually and collectively, one or more Revolving Notes and any additional promissory note(s) payable to the order of each Revolving Lender executed by the relevant Borrower evidencing the respective Revolving Facilities and Revolving Advances thereunder, as the same may be amended, modified, divided, split, supplemented and/or restated from time to time.

         "Revolving Unused Line Fees" shall mean, collectively, the US Revolving Unused Line Fee and the Canadian Revolving Unused Line Fee.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Security Documents" shall mean, collectively, this Agreement, the Canadian Security Agreement, the Canadian Guaranty, the Intellectual Property Security Agreement, the Guarantees, the Pledge Agreements, the Lockbox Agreements, UCC financing statements, equivalent statements, notifications or instruments under the PPSA, the Subordination Agreements, all agreements related to Accounts, and all other documents or instruments necessary to create or perfect the Liens in the Collateral, as such may be modified, amended, restated or supplemented from time to time.

         "Solvency Certificate" shall have the meaning assigned to such term in
Section 4.1(f) hereof.

         "Sponsor" shall mean Wingate Partners III, L.P.

         "Standby Letter of Credit" shall mean, collectively, the Canadian Standby Letters of Credit and the US Standby Letters of Credit.

         "Standby Letter of Credit Application" shall mean those stand-by letters of credit issued for a Borrower's account in accordance with the terms of Section 2.5.

         "Standby Letter of Credit Fees" shall have the meaning set forth in
Section 3.5.

         "Subordinated Debt" shall mean any Indebtedness, contingent equity, earnout or other obligations that is unsecured and subordinated by written contract in right of repayment, liens, security and remedies to all of the Obligations and to all of Agent's and Lenders' rights, Liens and remedies and in form and substance satisfactory to Agent.

         "Subordination Agreement" shall mean, individually and collectively,
(i) the Management Fee Subordination Agreement, (ii) the ACAS Subordination Agreement and (iii) any other agreements between Agent and holders of Subordinated Debt relating to Subordinated Debt, in each case as the same may be modified, amended, restated, substituted, replaced and/or supplemented from time to time, in each case in form and substance satisfactory to Agent.

         "Subsidiary" shall mean, as to any initial Person, any other Person in which more than fifty percent (50%) of all equity, membership, partnership or other ownership or equity interests is owned directly or indirectly by such initial Person or one or more of its Subsidiaries. For purposes of the Loan Documents, any reference to "Subsidiary" shall be deemed to refer to a Subsidiary of a Borrower unless the context provides otherwise.

         "Term" shall mean the period commencing on the Closing Date and ending on March 30, 2009.

         "Term Lenders" shall mean, collectively, US Term Lenders and Canadian Term Lenders.

         "Term Loans" shall mean, collectively, the US Term Loan and the Canadian Term Loan.

         "Term Note(s)" shall mean, individually and collectively, one or more Term Notes and any additional promissory note(s) payable to the order of each Term Lender executed by the relevant Borrower evidencing the respective Term Loan, as the same may be amended, modified, split, divided, supplemented and/or restated from time to time.

         "Trademarks" shall mean, with respect to any Credit Party, all of such Credit Party's now existing or hereafter acquired right, title, and interest in and to: (i) trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other business identifiers, prints and labels on which any of the foregoing have appeared or appear, all applications, registrations and recordings relating to the foregoing as may at any time be filed in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, any political subdivision thereof or in any other country, and all research and development relating to the foregoing; (ii) all renewals thereof; and (iii) all designs and general intangibles of a like nature.

         "UCC" shall mean the Uniform Commercial Code as in effect in the State of Maryland from time to time; provided, that to the extent the UCC is used to define any term herein or in any other Loan Document and such term is defined differently in different Articles or Divisions of the UCC the definition of such term contained in Article or Division 9, as the case may be, shall govern.

         "UFTA" shall have the meaning assigned to it in Section 3.7(c) hereof.

         "US Availability" shall have the meaning assigned to it in Section 2.1 hereof.

         "US Borrower" shall have the meaning assigned to such term in the Preamble of this Agreement , together with any Person who joins this Agreement as a "US Borrower" after the date hereof.

         "US Borrowing Base" shall mean, as of any date of determination, the net collectible value of US Eligible Receivables, as determined with reference to the most recent Borrowing Certificate and otherwise in accordance with this Agreement.

         "US Credit Parties" shall mean, collectively, US Borrower and each guarantor under a US Guaranty.

         "US Guaranty" shall mean a Guaranty, in form and substance satisfactory to Agent, executed and delivered, on a joint and several basis, by each US Credit Party (other than the Borrowers) in favor of Agent, for the benefit of itself and the Lenders.

         "US Lender" shall mean a US Revolving Lender or a US Term Lender.

         "US L/C Issuer" shall mean any bank or financial institution that issues to US Borrower letters of credit under this Agreement and its successors and assigns.

         "US Requisite Lenders" shall mean, at any time, (a) US Lenders then holding at least fifty-one percent (51%) of the sum of the Commitments under the US Revolving Facility then in effect, plus the aggregate unpaid principal balance of the US Term Loans then outstanding, or (b) if the Commitments under the US Revolving Facility have terminated, US Lenders then having at least fifty-one percent (51%) of the sum of the aggregate unpaid principal amount of US Term Loans then outstanding, plus the utilized portion of any non-terminated Commitments, if any; provided, that, the foregoing notwithstanding, if two (2) or less US Lenders hold Commitments and US Term Loans hereunder, "US Requisite Lenders" shall mean all US Lenders. For purposes of the immediately preceding sentence, Lenders that are Affiliates of each other shall be deemed to be one and the same, single Lender.

         "US Obligations" shall mean, without duplication, all present and future obligations, Indebtedness and liabilities of US Credit Parties to Agent and/or Lenders at any time and from time to time of every kind, nature and description, direct or indirect, secured or unsecured, joint and several, absolute or contingent, due or to become due, matured or unmatured, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, including, without limitation, all of the foregoing under any of the Loan Documents or otherwise relating to the Notes and/or Loans, including, without limitation, interest, all applicable fees, charges and expenses and/or all amounts paid or advanced by Agent or Lenders on behalf of or for the benefit of any such Person for any reason at any time, including in each case obligations of performance as well as obligations of payment and interest that accrue after the commencement of any proceeding under any Debtor Relief Law by or against any such Person.

         "US Revolving Advance Borrowing Date" shall have the meaning assigned to such term in Section 2.4(a) hereof.

         "US Revolving Advances" shall mean a borrowing under the US Revolving Facility.

         "US Revolving Facility" shall have the meaning assigned to such term in the Recitals of this Agreement.

         "US Revolving Facility Cap" shall mean, initially, $15,500,000, as reduced or otherwise adjusted from time to time in accordance with the terms of this Agreement, including, without limitation, by adjustment as provided in
Section 9.1(a) hereof or otherwise in accordance herewith.

         "US Revolving Facility Maximum Amount" shall have the meaning assigned to such term in Section 2.1(a) hereof.

         "US Revolving Lenders" shall mean the financial institutions from time to time named on Schedule A under the heading "US Revolving Lenders," their respective successors and permitted assigns (but not, except as expressly set forth herein, any Participant that is not otherwise a party to this Agreement).

         "US Revolving Loans" shall mean, collectively, the US Revolving Advances made by US Revolving Lenders to US Borrower in the maximum aggregate principal amount equal to the US Revolving Facility Cap as in effect from time to time, and all Obligations related thereto.

         "US Revolving Unused Line Fee" shall have the meaning assigned to such term in Section 3.2(a) hereof.

         "US Standby Letters of Credit" shall mean, those standby letters of credit issued for a US Borrower's account in accordance with the terms of
Section 2.5(a)(i).

         "US Term Lenders" shall mean the financial institutions from time to time named on Schedule A under the heading "US Term Lenders," their respective successors and permitted assigns (but not, except as expressly set forth herein, any Participant that is not otherwise a party to this Agreement).

         "US Term Loan" shall mean the term Loan made by US Term Lenders to US Borrower pursuant to Section 2.6(a) in the aggregate principal amount of Fourteen Million Dollars ($14,000,000), and all Obligations related thereto.

         "Wholly-Owned Subsidiary" of a Person shall mean any Subsidiary of that Person in which (other than directors' qualifying shares required by law) 100% of the equity, at the time as of which any determination is being made, is owned, beneficially and of record, by that Person, or by one or more of the other Wholly-Owned Subsidiaries of that Person, or both.

         "Yield Maintenance Fee" shall mean an amount equal to the difference between (x) the maximum total interest (but not at any default rate) and fees which could have been earned based on the interest rate hereunder in effect on the date of such prepayment on the principal amount of the Term Loans being prepaid from the effective date of any prepayment through and including March 30, 2006, and (y) the total amount of interest which would accrue on an amount equal to the amount being prepaid from the date of such prepayment through and including March 30, 2006 calculated at an interest rate per annum equal to the latest published (as published in the Wall Street Journal) rate preceding the later of the effective date of any prepayment for United States Treasury Notes or Bills (Bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the last day of the Term.

                                   SCHEDULE A

                               LENDERS/COMMITMENTS

                 US REVOLVING LENDERS                                           US REVOLVING COMMITMENT
-------------------------------------------------------------------------------------------------------
CAPITALSOURCE FINANCE LLC                                                             $15,500,000
4445 Willard Avenue, 12th Floor
Chevy Chase, Maryland 20815
Attention: Corporate Finance Group, Portfolio Manager
Telephone: (301) 841-2700
FAX: (301) 841-2889
E-Mail: sladd@capitalsource.com

Wire Instructions:

Bank: Bank of America, Charlotte, NC
Account: 003930559738
ABA: 026009593
Account Name: CapitalSource Funding LLC - CFG
Reference: Corrpro
-------------------------------------------------------------------------------------------------------
TOTAL (SUBJECT TO THE TERMS OF THIS AGREEMENT):                                       $15,500,000
=======================================================================================================

                                                                                     US TERM LOAN
                   US TERM LENDERS                                                    COMMITMENT
-------------------------------------------------------------------------------------------------------
CAPITALSOURCE FINANCE LLC                                                             $14,000,000
4445 Willard Avenue, 12th Floor
Chevy Chase, Maryland 20815
Attention: Corporate Finance Group, Portfolio Manager
Telephone: (301) 841-2700
FAX: (301) 841-2889
E-Mail: sladd@capitalsource.com

Wire Instructions:

Bank: Bank of America, Charlotte, NC
Account: 003930559738
ABA: 026009593
Account Name: CapitalSource Funding LLC - CFG
Reference: Corrpro
-------------------------------------------------------------------------------------------------------
TOTAL:                                                                                $14,000,000
=======================================================================================================

                                                                                  CANADIAN REVOLVING
              CANADIAN REVOLVING LENDERS                                              COMMITMENT
-------------------------------------------------------------------------------------------------------
CSE FINANCE, INC.                                                                     $4,000,000
c/o CapitalSource Finance LLC
4445 Willard Avenue, 12th Floor
Chevy Chase, Maryland 20815
Attention: Corporate Finance Group, Portfolio Manager
Telephone: (301) 841-2700
FAX: (301) 841-2889
E-Mail: sladd@capitalsource.com

Wire Instructions:

Bank: Bank of America, Charlotte, NC
Account: 003930559738
ABA: 026009593
Account Name: CapitalSource Funding LLC - CFG
Reference: Corrpro
-------------------------------------------------------------------------------------------------------
TOTAL:                                                                                $4,000,000
=======================================================================================================

                                                                                  CANADIAN TERM LOAN
                 CANADIAN TERM LENDERS                                                COMMITMENT
-------------------------------------------------------------------------------------------------------
CSE FINANCE, INC.                                                                     $6,500,000
c/o CapitalSource Finance LLC
4445 Willard Avenue, 12th Floor
Chevy Chase, Maryland 20815
Attention: Corporate Finance Group, Portfolio Manager
Telephone: (301) 841-2700
FAX: (301) 841-2889
E-Mail: sladd@capitalsource.com

Wire Instructions:

Bank: Bank of America, Charlotte, NC
Account: 003930559738
ABA: 026009593
Account Name: CapitalSource Funding LLC - CFG
Reference: Corrpro
-------------------------------------------------------------------------------------------------------
TOTAL:                                                                                $6,500,000
=======================================================================================================